CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

CONTINENTAL RESOURCES GROUP, INC.  AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Continental Resources Group, Inc.
Apache Junction, AZ

We have audited the accompanying consolidated balance sheets of Continental Resources Group, Inc. (formerly known as American Energy Fields, Inc.) (An Exploration Stage Company) and subsidiaries as of March 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended March 31, 2011, and for the period from inception (November 23, 2009) to March 31, 2010, and for the period from inception (November 23, 2009) to March 31, 2011. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

 We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Continental Resources Group, Inc. (formerly known as American Energy Fields, Inc.) and subsidiaries as of March 31, 2011 and 2010, and the results of its operations and its cash flows during the exploration stage for the year ended March 31, 2011, and for the period from inception (November 23, 2009) to March 31, 2010, and for the period from inception (November 23, 2009) to March 31, 2011  in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP
New York, New York
August 12, 2011

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	March 31,
	2011	2010

ASSETS

Current assets:
Cash	$14,383,452	$962,392
Prepaid expenses - current portion	3,280,863	18,000
Deposit	50,000	-

Total current assets	17,714,315	980,392

Other assets:
Prepaid expenses - long term portion	45,234	-
Property and equipment, net	31,728	-
Mining rights	-	209,200

Total Assets	$17,791,277	$1,189,592

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$165,648	$3,058
Note payable	50,000	-
Total liabilities	215,648	3,058

Stockholders' Equity:
Preferred stock, $.0001 par value, 25,000,000 shares
authorized: no shares issued and outstanding	-	-
Common stock, $.0001 par value, 200,000,000 shares
authorized: 93,519,018 issued and outstanding
at March 31, 2011 and 50,528,255 issued and
outstanding at March 31, 2010	9,352	5,053
Additional paid-in capital	24,267,544	1,428,826
Common stock, $.0001 par value, 850,000 shares to
be issued at March 31, 2011 and 350,000 shares to
be issued at March 31, 2010	955,000	49,000
Accumulated deficit	(7,643,273)	(296,345)
Total Continental Resources Group, Inc. deficit	17,588,623	1,186,534

Non-controlling interest in subsidiary	(12,994)	-
Total stockholders' equity	17,575,629	1,186,534

Total liabilities and stockholders' equity	$17,791,277	$1,189,592

See accompanying notes to consolidated financial statements.

CONTINENTAL RESOURCES GROUP, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEAR	PERIOD FROM INCEPTION	PERIOD FROM INCEPTION
	ENDED	NOVEMBER 23, 2009 TO	NOVEMBER 23, 2009 TO
	MARCH 31, 2011	MARCH 31, 2010	MARCH 31, 2011

Revenues	$-	$-	$-

Expenses
Exploration costs	224,095	-	224,095
General and administrative	3,688,077	248,382	3,936,459
Impairment of mining rights	444,200	-	444,200
Impairment of goodwill	3,065,014	-	3,065,014
Depreciation	6,938	-	6,938
Compensation and related taxes	585,999	49,000	634,999
Total operating expenses	8,014,323	297,382	8,311,705

Loss from operations	(8,014,323)	(297,382)	(8,311,705)

Other income (expenses)
Interest expense	(84,423)	-	(84,423)
Interest income	4,359	1,037	5,396
Total other income (expenses)	(80,064)	1,037	(79,027)

Net loss	$(8,094,387)	$(296,345)	$(8,390,732)

Less: Net loss attributable to non-controlling interest	747,459	-	747,459

Net loss attributable to Continental Resources Group, Inc.	$(7,346,928)	$(296,345)	$(7,643,273)

NET LOSS PER COMMON SHARE:
Basic and Diluted	$(0.13)	$(0.01)	$(0.14)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic and Diluted	56,908,403	43,741,758	54,239,850

See accompanying notes to consolidated financial statements.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
PERIOD FROM INCEPTION NOVEMBER 23, 2009 TO MARCH 31, 2011

								Accumulated
								Deficit
	Preferred Stock		Common Stock		Common Stock		Additional	During		Total
	$0.0001 Par Value		$0.0001 Par Value		Shares to be issued		Paid-in	Exploration	Non-Controlling	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Interest	Equity
Recapitalization of common shares of Sienna Resources Holdings, Inc. as the acquiree in merger with Company as the acquireron November 23, 2009	-	$-	12,200,000	$1,220	-	$-	$(1,220)	$-	$-	$-

Common shares issued on November 30, 2009 to NPX Metals, Inc. for certain mining rights	-	-	2,000,000	200	-	-	-	-	-	200

Common shares issued on November 30, 2009 for cash	-	-	26,788,255	2,679	-	-	-	-	-	2,679

Common stock issued on December 24, 2009 for cash	-	-	9,300,000	930	-	-	1,394,070	-	-	1,395,000

Common stock issued for services rendered	-	-	240,000	24	-	-	35,976	-	-	36,000

Common stock to be issued for directors' compensation	-	-	-	-	350,000	49,000	-	-	-	49,000

Net loss for the period ended March 31, 2010	-	-	-	-	-	-	-	(296,345)	-	(296,345)

Balance at March 31, 2010	-	-	50,528,255	5,053	350,000	49,000	1,428,826	(296,345)	-	1,186,534

Common stock issued for directors' compensation	-	-	350,000	35	(350,000)	(49,000)	48,965	-	-	-

Common stock for services	-	-	2,800,000	280	-	-	1,399,720	-	-	1,400,000

Common stock to be issued for prepaid services	-	-	-	-	600,000	744,000	-	-	-	744,000

Common stock issued for cash in private placements with warrants, net of transaction fees	-	-	36,039,930	3,604	-	-	16,130,230	-	-	16,133,834

Common stock issued in connection with the conversion of promissory note and accrued interest into a qualified financing	-	-	100,833	10	-	-	50,406	-	-	50,416

Common stock to be issued in connection with the conversion of promissory notes	-	-	-	-	50,000	41,000	35,000	-	-	76,000

Common stock to be issued for acquisition of mining rights	-	-	-	-	200,000	170,000	-	-	-	170,000

Stock-based compensation in connection with options granted	-	-	-	-	-	-	236,600	-	-	236,600

Stock warrants issued for prepaid services	-	-	-	-	-	-	2,712,632	-	-	2,712,632

Issuance of common stock and preferred stock in connection with the acquisition of a majority of Secure Energy, LLC	-	-	3,700,000	370	-	-	2,225,165	-	734,465	2,960,000

Net loss for the year ended March 31, 2011	-	-	-	-	-	-	-	(7,346,928)	(747,459)	(8,094,387)

Balance at March 31, 2011	-	$-	93,519,018	$9,352	850,000	$955,000	$24,267,544	$(7,643,273)	$(12,994)	$17,575,629

See accompanying notes to consolidated financial statements.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEAR	PERIOD FROM INCEPTION	PERIOD FROM INCEPTION
	ENDED	NOVEMBER 23, 2009 TO	NOVEMBER 23, 2009 TO
	MARCH 31, 2011	MARCH 31, 2010	MARCH 31, 2011

Cash flows from operating activities:
Net loss attributable to Continental Resources Group, Inc.	$(7,346,928)	$(296,345)	$(7,643,273)
Adjustments to reconcile net loss attributable to Continental Resources Group, Inc. to net cash used in operating activities:
Depreciation	6,938	-	6,938
Stock based compensation on options granted	236,600		236,600
Amortization of prepaid expense in connection with the issuance of warrants issued for prepaid services	493,206	-	493,206
Amortization of prepaid expense in connection with the issuance of common stock issued for prepaid services	248,000	-	248,000
Consulting fees paid by issuance of common stock	-	36,000	36,000
Common stock issued for directors' compensation	-	49,000	49,000
Impairment of goodwill	3,065,014	-	3,065,014
Non-controlling interest	(747,459)	-	(747,459)
Amortization of debt discount	76,000	-	76,000
Common stock issued for services	1,400,000	-	1,400,000
Impairment of mining rights	444,200	-	444,200

Changes in operating assets and liabilities
(Increase) in prepaid expenses - current portion	(537,470)	(18,000)	(555,470)
(Increase) in deposits	(50,000)	-	(50,000)
Decrease in prepaid expenses - long term portion	417	-	417
Increase in accounts payable & liabilities	112,333	3,058	115,391

Net cash used in operating activities	(2,599,149)	(226,287)	(2,825,436)

Cash flows from investing activities:
Acquisition of mining rights	(65,000)	(209,200)	(274,200)
Acquisition of Secure Energy LLC (cash portion)	(59,959)	-	(59,959)
Purchase of office equipment and vehicle	(38,666)	-	(38,666)
Net cash used in investing activities	(163,625)	(209,200)	(372,825)

Cash flows from financing activities:
Proceeds from convertible promissory notes	100,000	-	100,000
Payment of convertible promissory note	(50,000)	-	(50,000)
Proceeds from sale of common stock, net of issuance cost	16,133,834	1,397,879	17,531,713
Net cash provided by financing activities	16,183,834	1,397,879	17,581,713

Net increase in cash	13,421,060	962,392	14,383,452

Cash at beginning of year	962,392	-	-

Cash at end of year	$14,383,452	$962,392	$14,383,452

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$2,250	$-	$2,250
Income taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Beneficial conversion feature and debt discount in connection with the issuance of convertible promissory notes	$41,000	$-	$41,000
Debt discount in connection with the conversion of convertible promissory notes into a qualified financing	$35,000	$-	$35,000
Issuance of common stock for conversion of convertible promissory notes and accrued interest	$50,416	$-	$50,416
Stock warrants issued for prepaid services	$2,712,632	$-	$2,712,632
Issuance of common stock in connection with the acquisition of Secure Energy, LLC	$2,960,000	$-	$2,960,000

Assumption of note payable in connection with the acquisition of Secure Energy, LLC	$50,000	$-	$50,000
Common stock to be issued for prepaid services	$744,000	$-	$744,000
Issuance of common stock for purchase of mining rights	$170,000	$-	$170,000

See accompanying notes to consolidated financial statements.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Continental Resources Group, Inc. (the "Company"), formerly American Energy Fields, Inc. was incorporated as Sienna Resources, Inc. in the State of Delaware on July 20, 2007 to engage in the acquisition, exploration and development of natural resource properties.  On December 21, 2009 we had filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware in order to change our name to “American Energy Fields, Inc.”, change our authorized capital to 200,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share and create “blank check” preferred stock. On June 28, 2011, the Company changed its name to Continental Resources Group, Inc. from “American Energy Fields, Inc.

On December 24, 2009, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Green Energy Fields, Inc., a privately-held Nevada corporation (“Green Energy”), and the shareholders of Green Energy.  Upon closing of the transaction contemplated under the Exchange Agreement, on December 24, 2009, the shareholders of Green Energy transferred all of the issued and outstanding capital stock of Green Energy to the Company in exchange for shares of the Company’s common stock (the “Exchange”).  Such Exchange caused Green Energy to become our wholly-owned subsidiary.  Immediately following the closing of the Exchange, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”),the Company transferred all of its pre-Exchange assets and liabilities (“Split-off”) to its wholly-owned subsidiary, Sienna Resources Holdings, Inc. (“SplitCo”).  Thereafter, pursuant to a stock purchase agreement, the Company transferred all of the outstanding capital stock of SplitCo to Julie Carter, its former officer and director, in exchange for the cancellation of shares of the Company’s common stock that she owned.  Following the Exchange and the Split-off, the Company’s sole line of business is the business of Green Energy.

The Company is now primarily engaged in the acquisition and exploration of properties that may contain uranium mineralization in the United States.  Our target properties are those that have been the subject of historical exploration.  The Company has acquired State Leases and federal unpatented mining claims in the states of Arizona and California for the purpose of exploration and potential development of uranium minerals on a total of approximately 7,200 acres.

Since the Company had no assets of substance prior to the Exchange, for accounting purposes the Exchange has been treated as a merger of both companies and recapitalization of the shares of Green Energy with the Company.  The accounting rules for reverse acquisitions require that, beginning with the date of the acquisition (December 24, 2009), the balance sheet include the assets and liabilities of Green Energy and the equity accounts be recapitalized to reflect the net equity of Green Energy.  Accordingly, the historical operating results of Green Energy are now the operating results of the Company. Green Energy was formed on November 23, 2009.

Effective November 23, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”).

The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

Going Concern

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The consolidated financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The Company has incurred a net loss attributable to Continental Resources Group, Inc. of $7,346,928 for the fiscal year ended March 31, 2011 and cumulative net losses of $7,643,273 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The restated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and present the financial statements of the Company and its subsidiaries. The consolidated financial statements include the accounts of the Company, three wholly-owned subsidiaries, and a subsidiary with a majority voting interest of   75.68% (24.32% is owned by non-controlling interests) as of March 31, 2011. In the preparation of consolidated financial statements of the Company, intercompany transactions and balances are eliminated and net earnings are reduced by the portion of the net earnings of subsidiaries applicable to non-controlling interests.

EXPLORATION STAGE COMPANY

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties. The Company has not commenced business operations. The Company is an exploration stage company as defined in ASC 915 “Development Stage Entities”.

NON-CONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS

In December 2007, the FASB issued ASC 810-10-65, “Non-controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51,” (“SFAS No. 160”).  This statement clarifies that a non-controlling (minority) interest in a subsidiary is an ownership interest in the entity that should be reported as equity in the consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. This statement is effective for fiscal years beginning after December 15, 2008, with presentation and disclosure requirements applied retrospectively to comparative financial statements. In accordance with ASC 810-10-45-21, those losses attributable to the parent and the non-controlling interest in subsidiary may exceed their interests in the subsidiary’s equity. The excess and any further losses attributable to the parent and the non-controlling interest shall be attributed to those interests even if that attribution results in a deficit non-controlling interest balance. As of March 31, 2011, the Company recorded a deficit non-controlling interest balance of $12,994 in connection with our majority-owned subsidiary, Secure Energy LLC as reflected in the accompanying consolidated balance sheets.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates made by management include, but are not limited to, the useful life of property and equipment, the assumptions used to calculate stock-based compensation, and debt discount, valuation of goodwill, and common stock issued for services. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. For the year ended March 31, 2011, the Company has reached bank balances exceeding the FDIC insurance limit by approximately $9,210,000. The Company has not incurred any losses on bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company has chosen to expense all mineral acquisition and exploration costs as incurred given that it is still in the exploration stage. Once the Company has identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized, using the units-of-production method over the estimated life of the probable-proven reserves. When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed. During the fiscal year ended March 31, 2011, the Company incurred exploration cost of $224,095.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, generally three to seven years.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company follows ASC 740 rules governing uncertain tax positions, which provides guidance for recognition and measurement. This prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognization, classification and disclosure of these uncertain tax positions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued liabilities approximate their estimated fair market value based on the short-term maturity of this instrument. The carrying amount of the convertible promissory note at March 31, 2011, approximate their respective fair value based on the Company’s incremental borrowing rate.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

NET LOSS PER COMMON SHARE

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The following table sets forth the computation of basic and diluted loss per share:

	Fiscal Year ended March 31, 2011	For the Period from Inception November 23, 2009 to March 31, 2010
Numerator:
Net loss attributable to Continental Resources Group, Inc.	$(7,346,928)		$(296,345)

Denominator:
Denominator for basic loss per share
(weighted-average shares)	56,908,403		43,741,758

Denominator for dilutive loss per share
(adjusted weighted-average)	112,052,152		49,141,758

Basic and diluted loss per share	$(0.13)	$	(0.01)

The following sets forth the computation of weighted-average common shares outstanding basic and diluted for the period ended March 31:

	March 31,	March 31,
	2011	2010
Weighted-average common shares
outstanding (Basic)	56,908,403	43,741,758

Weighted-average common stock
Equivalents
Stock options	3,185,000	750,000
Warrants	51,958,749	4,650,000

Weighted-average common shares
outstanding (Diluted)	112,052,152	49,141,758

GOODWILL AND OTHER INTANGIBLE ASSETS

In accordance with ASC 350- 30-65 (formerly SFAS 142, “Goodwill and Other Intangible Assets”), the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. During fiscal year ended March 31, 2011, the Company recorded an impairment of goodwill of $3,065,014 associated with the acquisition of Secure Energy. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Secure Energy has not generated future cash flows and has not generated revenues since its inception, has incurred losses and cash used in operations, management deemed the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. During the year ended March 31, 2011, the Company recorded impairment of mining rights of $444,200. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Such cost were impaired during the year ended March 31, 2011as the associated mining properties do not currently have any identified proven and probable reserves.

STOCK BASED COMPENSATION

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated condensed financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

PREPAID EXPENSES

Prepaid expenses – current portion of $3,280,863 and $18,000 at March 31, 2011 and 2010, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses include prepayments (in cash, common stocks and warrants) of public relation services, consulting and business advisory services and prepaid mineral lease which are being amortized over the terms of their respective agreements. Prepaid expenses – long term portion of $45,234 and $0 at March 31, 2011 and 2010, respectively, consist primarily of costs paid for future mineral lease payments after one year.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2010, the Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. These new disclosures are effective beginning with the first interim filing in 2010.  The disclosures about the roll-forward of information in Level 3 are required for the Company with its first interim filing in 2011. The adoption of ASU No. 2010-06 did not have a material impact on the results of operations and financial condition.

 In February 2010, the FASB issued an amendment to the accounting standards related to the accounting for, and disclosure of, subsequent events in an entity’s consolidated financial statements. This standard amends the authoritative guidance for subsequent events that was previously issued and among other things exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restated financial statements. This standard does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provides different guidance on the accounting treatment for subsequent events or transactions. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.   ASU 2010-20 requires additional disclosures about the credit quality of a company’s loans and the allowance for loan losses held against those loans.  Companies will need to disaggregate new and existing disclosures based on how it develops its allowance for loan losses and how it manages credit exposures.  Additional disclosure is also required about the credit quality indicators of loans by class at the end of the reporting period, the aging of past due loans, information about troubled debt restructurings, and significant purchases and sales of loans during the reporting period by class.  The new guidance is effective for interim- and annual periods beginning after December 15, 2010.  The Company anticipates that adoption of these additional disclosures will not have a material effect on its financial position or results of operations.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are made up of the following as of March 31, 2011:

	Estimated Life
Office equipment	7 years	$2,330
Machinery and equipment	5 years	4,239
Vehicle	3 years	32,097
Total		38,666
Less accumulated depreciation		6,938
		$31,728

Depreciation expense for the fiscal year ended March 31, 2011 was $6,938. There was no depreciation expense for the period November 23, 2009 (inception) through March 31, 2010.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 4 - MINERAL CLAIMS

ARTILLERY PEAK

The Artillery Peak Property is located in western north-central Arizona near the southern edge of Mohave County. The Company’s claim group is composed of a total of 86 unpatented contiguous mining claims in Sections 22, 26, 27, 35, and 36 of Township 12 North, Range 13 West, Gila & Salt River Base & Meridian covering 1,720 acres of land managed by the BLM.

On April 26, 2010, the Company acquired a 100% interest (minus a 4% net smelter royalty interest) in 86 unpatented lode mining claims, located in Mohave county, Arizona for $65,000 in cash and 200,000 shares of common stock.

To maintain the Artillery Peak mining claims in good standing, we must make annual maintenance fee payments to the BLM, in lieu of annual assessment work. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to Mohave County where the claims are located.

The Artillery Peak Property is subject to an agreement to pay a net smelter return royalty interest of 4%. To date, there has been no production on the Property, and no royalties are owed. The claims are not subject to any other royalties or encumbrances.

The Artillery Peak Property lies within the Date Creek Basin, which is a region well known for significant uranium occurrence.  Uranium exploration has been occurring in the Artillery Peak region since the 1950’s by a number of exploration and mining entities. Radioactivity was first discovered in the Date Creek Basin area by the U.S. Atomic Energy Commission in 1955 when a regional airborne radiometric survey was flown over the area. The Artillery Peak Property was first acquired by Jacquays Mining and first drilled in 1957. Subsequently the Property was acquired by Hecla Mining (1967), Getty Oil (1976) with a joint venture with Public Service Co of Oklahoma, Hometake Mining (1976) on adjacent properties to the south, Santa Fe Minerals (also around 1976), and Universal Uranium Limited in 2007.  As of 2007, a total of 443 exploration holes were drilled into the Artillery Peak Property area.

The Artillery Peak uranium occurrences lie in the northwest part of the Miocene-age Date Creek Basin, which extends from the east to the west in a west-southwest direction, and includes the Anderson Uranium Mine.  The uranium anomalies are found primarily within a lacustrine rock unit known as the Artillery Peak Formation.  The uranium bearing sediments are typically greenish in color and are thin-bedded to laminated, well-sorted, sandstone, siltstone and limestone.

The Company released a technical report on October 12, 2010 formatted according to Canadian National Instrument 43-101 standards prepared by Dr. Karen Wenrich, an expert on uranium mineralization in the southwestern United States, and Allen Wells, who performed a mineral resource estimate (as defined by the Canadian Institute of Mining, Metallurgy and Petroleum) based on historical data and the recent 2007 data.  As recommended in the technical report, the Company expects to develop plans to conduct exploration drilling to further delineate the extent and nature of the uranium mineralization at the Artillery Peak Property.  We are currently developing a detailed exploration plan for the Artillery Peak Property, together with budgets and timetables.

Access to the property is either southeast from Kingman or northwest from Wickenburg along U.S. Highway 93, then following the Signal Mountain Road (dirt) for 30 miles toward Artillery Peak. Road access within the claim block is on unimproved dirt roads that currently are in good condition.  The property is undeveloped, and there are no facilities or structures.

A power line runs northeast to southwest approximately 2 miles to the northwest of the Artillery Peak Property, and power for the Property will be tied to the national power grid. Other than that, no utilities exist on or near the Artillery Peak Project area. The transmission power line runs northwest to southeast along U.S. Highway 93, approximately 30 miles to the east.  The water supply may be provided by drilling in the thick alluvial fill and located only 2-7 miles from the perennial Big Sandy River.

The Artillery Peak Property does not currently have any reserves.  All activities undertaken and currently proposed at the Artillery Peak Property are exploratory in nature.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 4 - MINERAL CLAIMS (continued)

COSO

The Coso property is located in Inyo County, California near the town of Lone Pine on the western margin of Coso Mountains, 32 miles (51km) south by road of Lone Pine in Inyo County, California, 150 miles (241km) northeast by road to Bakersfield, CA, 187 miles (300km) north by road of Los Angeles, CA and 283 miles (455km) west by road of Las Vegas.  The Coso Project is accessible from U.S. Highway 395 by taking the Cactus Flat road, an unimproved rod for about 3 to 4 miles east of the highway, and climbing approximately 500 to 1200 feet above the floor of Owens Valley.

On December 24, 2009, as a result of the Exchange, the Company acquired a 100% working interest and 97% net revenue interest in the Coso property.  Prior to our acquisition, Green Energy Fields acquired the Coso Project on November 30, 2009 from NPX Metals, Inc., a Nevada Corporation.  The 97% net revenue interest is the result of the Agreement of Conveyance.  Transfer and Assignment of Assets and Assumption of Obligations dated as of November 30, 2010.  Under the terms of the agreement, NPX Metals, Inc. retained a 3% net smelter return royalty interest in the Coso Property, leaving a 97% net revenue interest to Green Energy Fields, Inc., a wholly owned subsidiary of the Company.

The Coso property consists of 169 Federal unpatented lode mineral claims on Bureau of Land Management (“BLM”) land totaling   3,380 acres, and 800 State leased acres, in Inyo County, CA.  The unpatented mining claims overlie portions of section 12, 13, 24, 25, 26, 35 and 36 of Township 20 South, Range 37 East (Mount Diablo Base and Meridian), sections 13, 24 and 25 of Township 20 South, Range 37 ½ East (Mount Diablo Base & Meridian), sections 1 and 12 of Township 21, South Range 37 East (mount Diablo Base & Meridian), and sections 6 and 7 of Township 21 South, Range 37 ½ East (Mount Diablo Base & Meridian).  The state lease covers portions of section 6 of Township 20 South, Range 37 East (Mount Diablo Base & Meridian) and section 36 of Township 20 South, Range 37 ½ East (Mount Diablo Base & Meridian).  To maintain the Coso mining claims in good standing, The Company must make annual maintenance fee payments to the BLM, in lieu of annual assessment work.  These claim fees are $140.00 per claim per year, plus a recording cost of approximately $50 to Inyo County where the claims are located.  With regard to the unpatented lode mining claims, future exploration drilling at the Coso Project will require the Company to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is for planned surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.  With regard to the state mineral prospecting permit, The Company is authorized to locate on the ground past drill holes, adits, trenches and pits, complete a scintilometer survey, and conduct a sampling program including a bulk sample of 1,000 pounds for leach test.  The Company is not currently authorized to conduct exploration drilling on the state lease.  Any future drilling on the state mineral prospecting permit will require the Company to file environmental documentation under the California Environmental Quality Act.

The Coso property and the surrounding region is located in an arid environment in the rain shadow of the Sierra Nevada mountains.  The property is located near the western margin of the Basin and Range province, a large geologic province in western North America characterized by generally north-south trending fault block mountain ranges separated by broad alluvial basins.  The geology of the area includes late Jurassic granite bedrock overlain by the Coso Formation, which consists of interfingered gravels, arkosic sandstone, and rhyolitic tuff.  The Coso Formation is overlain by a series of lakebed deposits and volcanic tuffs.

Uranium mineralization at the Coso Property occurs primarily as disseminated deposits in the lower arkosic sandstone/fanglomerate member of the Coso Formation and along silicified fractures and faults within the granite.  Uranium mineralization appears to have been deposited by hudrpthermal fluids moving along fractures in the granite and the overlying Coso Formation.  Mineralization is often accompanied by hermatite staining, silicification, and dark staining from sulfides.  Autinite is the only positively identified uranium mineral in the area.  The main uranium anomalies are found within the basal arkose of the lower Coso Formation and the immediately adjacent granitic rocks.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 4 - MINERAL CLAIMS (continued)

Uranium exploration has been occurring in the area since the 1950s by a number of mining companies, including Coso Uranium, Inc., Ontario Minerals Company, Western Nuclear, Pioneer Nuclear, Federal Resources Corp., and Union Pacific/RockyMountain Energy Corp.  Previous uranium exploration and prospecting on the Coso property includes geologic mapping, pitting, adits, radon cup surveys, airbone geophysics and drilling.  Our preliminary field observations of the geology and historical working appear to corroborate the historical literature.  These historical exploration programs have identified specific exploration targets on the property.  All previous work has been exploratory in nature and no mineral extraction or processing facilities have been constructed.  The exploration activities have resulted in over 400 known exploration holes, downhole gamma log data on the drill holes, chemical assay data, and airborne radiometric surveys, and metallurgical testing to determine amenability to leaching.

The property is undeveloped, and there are no facilities or structures.  There are a number of adits and trenches from previous exploration activities as well as more than 400 exploration drill holes.

The last major exploration activities on the Coso Property occurred during a drilling campaign in the mid-1970s.  As of March 31, 2011, the Company had conducted field reconnaissance and mineral sampling on the property, but has not conducted any drilling of geophysical surveys.  The Company plans to locate and identify the uranium anomalies targeted by previous exploration for further evaluation.  If feasible old drill holes in prospective areas will e re-entered and logged by down-hole radiometric probes to identify zones and grades of subsurface uranium mineralization.

Power is available from the Mono Power Company transmission lines, which parallel U.S. highway 395.  As of March 31, 2011the water source had not yet been determined.

As of March 31, 2011, an exploration timetable and budget had not yet been developed and there were no current detailed plans to conduct exploration on the property.

As of March 31, 2011, the Company did not have a sample collection.

With regard to the state mineral prospecting permit, the Company is currently authorized to locate on the ground past drill holes, adits trenches and pits, complete a scintilometer survey, and conduct a sampling program including a bulk sample of 1000 pounds for leach test.  The Company is not currently authorized to conduct exploration drilling on the state lease.  Any future drilling on the state mineral prospecting permit will require the Company to file environmental documentation under the California Environmental Quality Act.

The Coso Property does not currently have any known reserves.  All activities undertaken and currently proposed at the Coso Property are exploratory in mature.

BLYTHE

The Blythe project is located in the southern McCoy Mountains in Riverside County, California approximately 15 miles west of the community of Blythe.  It consists of 66 lode mining claims (the NPG Claims) covering 1320 acres of BLM land.

On December 24, 2009, as a result of the Exchange, the Company acquired a 100% interest (minus a 3% Net Smelter Return Royalty) in the Blythe Property.  Prior to our acquisition, Green Energy acquired the project on November 30, 2009.

The Blythe property is located in an arid environment within the Basin and Range Province.  The southern McCoy Mountains are composed of Precambrian metasediments, including meta-conglomerates, grits, quartzities and minor interbedded shales.

A number of companies have worked on the Blythe uranium property during the 1950s through the 1980s.  Several shipments of ore were reportedly shipped from the property.

The Blythe Prospect occurs in the southern McCoy Mountains, which are composed of Precambrian metasediments, including meta-conglomerates, grits, quartzites and minor interbedded shales.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 4 - MINERAL CLAIMS (continued)

Uranium mineralization occurs along fractures, in meta-conglomerates and in breccia zones. Secondary uranium minerals occur on fracture surfaces and foliation planes adjacent to fine veinlets of pitchblende. Uranium minerals include uraninite (pitchblende), uranophane, gummite and boltwoodite. It has been reported that the uranium mineralization tends to occur in areas where finely disseminated hematite is present.

Although there are no known intrusive bodies near the property, it is believed that the uranium mineralization could be hydrothermal in origin and genetically related to an intrusive source.  If such a deep-seated intrusive body underlies the property it is possible that larger concentrations of primary uranium ore may exist at depth.

A number of companies have worked on the Blythe uranium property during the 1950s through the 1980s. Several shipments of ore were reportedly shipped from the property.

As of March 31, 2011, the Company was still in the process of assessing the Blythe Property.

The Blythe Property does not currently have any known reserves.  All activities undertaken and currently proposed at the Coso Property are exploratory in nature.

BRECCIA PIPE PROJECT

On February 15, 2011, the Company, its wholly owned subsidiary, Green Energy, and Dr. Karen Wenrich entered into an asset purchase agreement pursuant to which Green Energy has agreed to purchase certain unpatented mining claims commonly known as the “Arizona Breccia Pipes Project” located in the Coconino and Mohave counties of Arizona only upon the occurrence of certain conditions precedent.  The consummation of the mining purchase will occur only in the event that certain actions taken by the BLM on July 20, 2009, which had the effect of withdrawing certain lands in the vicinity of the property from mineral location and entry, are terminated within five (5) years from the date of the Agreement leaving more than 50% of the total unpatented mining claims that comprise the property open to mineral location and entry.  In the event the withdrawal termination occurs that results in fewer than 50% of the total unpatented mining claims that comprise the property opened to mineral location and entry, Green Energy will have an unrestricted option to purchase the property pursuant to the terms of the agreement (the “Purchase Option”).  The Purchase Option expires 120 days from the date of the withdrawal termination.

The withdrawal is currently being studied in an Environmental Impact Statement prepared by the BLM.  The withdrawal at any time may be extended in duration and scope and there can be no assurance that the withdrawal termination will occur and that the Mining Purchase will occur.

Pursuant to the terms of the agreement, in the event of the closing, Green Energy has agreed to spend an aggregate of at least $1,500,000 in exploration and related work commitments on the Property over the course of three (3) years from the date of closing with, a promised expenditure of $250,000 within the first year of closing.  Green Energy will retain a right of first refusal for the sale of any additional properties, of which Dr. Wenrich becomes a majority owner, within a 30-mile radius of the property.

These breccia pipes are vertical pipe-like columns of broken rock (breccia) that formed when layers of sandstone, shale and limestone collapsed downward into underlying caverns. A typical pipe is approximately 300 feet in diameter and extends vertically as much as 3,000 feet.

The uranium-bearing breccia pipes of the northern Arizona breccia pipe district are among the highest grade uranium deposits in the United States.  In addition to uranium, the breccia pipes are also known to contain rare earth metals, including neodymium, and a variety of other valuable metals, including zinc, vanadium, cadmium, copper, silver, molybdenum, cobalt, nickel, gallium, and germanium.

The Breccia Pipe Property does not currently have any reserves.  All activities undertaken and currently proposed at the Breccia Pipe Property are exploratory in nature.  Currently, we are still in the process of assessing the Breccia Pipe Property.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 4 - MINERAL CLAIMS (continued)

PROSPECT URANIUM

On March 17, 2011, the Company entered into Membership Interests Sale Agreements with Prospect Uranium Inc., a Nevada corporation and Gordon R. Haworth for the purchase of 51.35549% and 24.32225% respectively of the membership interests of Secure Energy LLC, a North Dakota limited liability company.

Secure Energy’s current assets include the following:

1.	Data package including historical exploration data including drill logs, surface samples, maps, reports and other information on various uranium prospects in North Dakota.

2.
Uranium Lease Agreement with Robert Petri, Jr. and Michelle Petri dated June 28, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4.

3.
Uranium Lease Agreement with Robert W. Petri and Dorothy Petri dated June 28, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4.

4.
Uranium Lease Agreement with Mark E. Schmidt dated November 23, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 31: Lots 1 (38.50), 2 (38.54), 3 (38.58), 4 (38.62) and E1/2 W1/2, W1/2NE1/4, SE 1/4.

The uranium lease agreements include the rights to conduct exploration for and mine uranium, thorium, vanadium, other fissionable source materials, and all other mineral substances contained on or under the leased premises.   The leased premises consist of a total of 1,027 acres located in Slope County, North Dakota.

Drill logs from the uranium leases show uranium mineralized roll fronts in sandstone, with uranium mineralization occurring within 350 feet of the surface.  Additional layers of sandstone exist at deeper intervals but have not been cored or logged.

The Prospect Uranium Property does not currently have any reserves.  All activities undertaken and currently proposed at the Prospect Uranium Property are exploratory in nature.  Currently, we are still in the process of assessing the Prospect Uranium Property.

NOTE 5 – NOTE PAYABLE AND CONVERTIBLE PROMISSORY NOTES

Note Payable

On March 17, 2011, in connection with the execution of Membership Interests Sale Agreements of Secure Energy, the Company assumed a 12% $50,000 due on demand note from Prospect Uranium Inc. (see Note 2). As of March 31, 2011, the Company accrued interest of $8,000.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 5 – NOTE PAYABLE AND CONVERTIBLE PROMISSORY NOTES (continued)

Convertible Promissory Notes

Between October 15, 2010 and December 3, 2010, the Company issued secured convertible promissory notes in the aggregate principal amount of $100,000. The convertible promissory notes mature on the sixth month anniversary of the date of issuance and accrue interest at an annual rate of ten percent (10%).  The convertible promissory notes are payable in full on the maturity date unless previously converted into shares of the Company’s common stock at an initial conversion price of $1.00 per share.  In connection with these convertible promissory notes, the Company granted 50,000 shares of the Company’s common stock. The Company valued these common shares at the fair market value on the date of grant.

Additionally, based on the promissory note agreement, the holders of the convertible promissory notes shall have the right to convert the principal and any interest due under the convertible promissory notes into the shares of the Company issued and sold to investors in a Qualified Financing as defined in the convertible promissory note agreement, at a conversion price equal/similar to purchase price per share of the Qualified Financing securities paid by the investors in such financing.

In December 2010, the Company had a private placement qualified as Qualified Financing (discussed above) and thus a holder of $50,000 worth of convertible promissory note exercised its right under the agreement to have the outstanding principal of and accrued interest on such note converted into similar securities offered in the private placement/qualified financing. Convertible promissory note in the aggregate principal amount of $50,000 (plus $416 in accrued interest) converted into 100,833 units in the private placement on December 29, 2010. Such units include 100,833 shares of the Company’s common stock and a five year warrant to purchase 100,833 shares of the Company’s common stock at an exercise price of $0.50 per share.

In January 2011, the Company paid $50,000 plus interest of $2,250 in connection with the convertible promissory note issued in October 2010.

At the date of issuance, the Company allocated the proceeds received from such financing transaction to the convertible promissory note and the detached 50,000 shares of the Company’s common stock on a relative fair value basis in accordance with ASC 470 -20 “Debt with Conversion and Other Options”. Therefore the portion of proceeds allocated to the convertible debentures and the detached common stock amounted to $100,000 and was determined based on the relative fair values of each instruments at the time of issuance.  Consequently the Company recorded a debt discount of $41,000 and is being amortized over the term of the convertible promissory notes. Additionally, in December 2010, the Company recognized additional debt discount of $35,000 from the conversion of $50,000 into similar securities offered in the private placement/qualified financing and such debt discount was amortized in December 2010.

The Company evaluated whether or not the convertible promissory notes contain embedded conversion features, which meet the definition of derivatives under ASC 815-15 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations. The Company concluded that since the convertible promissory notes have a fixed conversion price of $1.00, the convertible promissory notes are not considered derivatives. During the fiscal year ended March 31, 2011, amortization of debt discount amounted to $76,000.

As of March 31, 2011, convertible promissory notes including accrued interest amounted to $0.

NOTE 6 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of March 31, 2011:

Common stock, $ 0.0001 par value: 200,000,000 shares authorized; 93,519,018 shares issued and outstanding.

Preferred stock, $0.0001 par value: 25,000,000 shares authorized; none issued and outstanding.

Common Stock

On December 21, 2009, the board of directors declared a dividend of an additional 11.2 shares of its common stock on each share of its common stock outstanding on December 21, 2009.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 6 - STOCKHOLDERS' EQUITY (continued)

On December 24, 2009, the Company entered into the Exchange with Green Energy and the shareholders of Green Energy.  The shareholders of Green Energy transferred all of the issued and outstanding capital stock of Green Energy in exchange for the right to receive one share of American Energy common stock for each share of Green Energy common stock.  Accordingly, an aggregate of 28,788,252 shares of American Energy common stock were issued to the shareholders of Green Energy.

On December 24, 2009, the Company sold in a private placement a total of 9,300,000 shares of common stock to 16 individuals for cash in the amount of $0.15 per share for a total $1,395,000.

On December 24, 2009, Julie Carter resigned as sole officer and director of the company and the Company transferred all of the outstanding capital stock of SplitCo to Julie Carter in exchange for the cancellation of 15,250,000 shares of American Energy common stock that she owned.

On March 19, 2010, the Company granted 350,000 shares of our common stock to Randall Reneau in consideration for his services as the Company's then-Chairman of the Board of Directors.  During the quarter ended September 30, 2010 these shares were issued. Randall Reneau served as Chairman from March 19, 2010 until his resignation on November 9, 2010.

On April 26, 2010, the Company entered into a purchase and royalty agreement whereby the Company purchased a 100% interest in certain 86 unpatented lode mining claims located in Mohave County, Arizona.  The purchase price of these mining claims was $65,000 in cash and 200,000 shares of the Company’s common stock.  The Company valued these common shares at the fair market value on the date of grant at $0.85 per share or $170,000, and as of March 31, 2011, these shares have not been issued. These shares were issued in July 2011.

The Company executed an investor relations agreement in July 2010 pursuant to which it is required to issue 2,000,000 shares of common stock to the consultant in consideration for certain investor relation services. The Company valued these common shares at the fair market value on the date of grant at $0.46 per share or $920,000. Accordingly, the Company recognized stock based consulting expense of $920,000.

On September 1, 2010, the Company entered into consulting agreements with four consultants whereby the Company agreed to issue an aggregate of 800,000 shares of its common stock (200,000 shares per consultant) in consideration for certain services related to business development, financial management and communications. The Company valued these common shares at the fair market value on the date of grant at $0.60 per share or $480,000. Accordingly, the Company recognized stock based consulting expense of $480,000.

Between October 15, 2010 and December 3, 2010, the Company issued secured convertible promissory notes in the aggregate principal amount of $100,000. In connection with these convertible promissory notes, the Company granted 50,000 shares of the Company’s common stock. The Company valued these common shares at the fair market value on the date of grant of $41,000(see Note 5). As of March 31, 2011, these shares have not been issued. These shares were issued in August 2011.

On December 29, 2010 the holder of $50,000 worth of convertible promissory note exercised its right under the note agreement to have the outstanding principal of and accrued interest on such note converted into similar securities offered in the private placement held in December 2010. Convertible promissory note in the aggregate principal amount of $50,000 (plus $416 in accrued interest) converted into 100,833 Units in the private placement on December 29, 2010. Such units include 100,833 shares of the Company’s common stock and five year warrant to purchase 100,833 shares of the Company’s common stock at an exercise price of $0.50 per share. Additionally, the Company recognized additional debt discount of $35,000 from the conversion of $50,000 into similar securities offered in the private placement/qualified financing and such debt discount was amortized in December 2010.

On December 3, 2010, the Company sold an aggregate of 200,000 units for $0.50 per unit pursuant to a private placement for net proceeds of $100,000. In connection with this private placement, the Company issued 200,000 shares of common stock and 200,000 warrants exercisable at a price of $0.50 per share underlying the units. The purchase warrants expire in five years from the date of the warrant. The units were sold to Joshua Bleak, the Company’s President and Daniel Bleak, the Company’s director.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 6 - STOCKHOLDERS' EQUITY (continued)

On December 29, 2010, the Company sold in a private placement a total of 4,000,000 units to 2 investors at a purchase price of $0.50 per unit, with each unit consisting of (i) one share of the Company’s common stock per value $0.0001 per share and (ii) a five (5) year warrant to purchase one share of the Company’s common stock at a per share exercise price of $0.50. The Company sold units consisting of an aggregate of 4,000,000 shares of common stock and granted 4,000,000 warrants to investors exercisable at a price of $0.50 per share for net proceeds of $1,701,233. The purchase warrants expire in five years from the date of the warrant. In connection with this private placement, the Company paid in cash private placement commissions of approximately $238,767 and legal fees of $60,000. The placement agent also received 800,000 warrants as compensation for serving as placement agent which are exercisable at a price of $.50 per share and expire in five years from the date of the warrant.

As further consideration for the sale of the 4,000,000 Units above, the Company and the Investors entered into a registration rights agreement pursuant to which the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (“SEC”) covering all shares of the Company’s common stock included within the Units sold in the Offering and underlying any Warrants as well as the shares underlying the warrants issued to the placement agent.  The Company will maintain the effectiveness of the “resale” registration statement from the effective date until the later of; (i) the expiration date of the Warrants; (ii) the date on which the Warrants may be exercised on a "cashless" or "net exercise" basis; or (iii) the Cancellation Date (as defined in the Warrants), unless all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 180 days. The Company is obligated to pay to investors in the Offering a fee of 1% per month of the investors’ investment, payable in cash, up to a maximum of 6%, for each month in excess of the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

Between February 18, 2011 to March 7, 2011, the Company sold in a private placement a total of 31,839,930 units to certain investors at a purchase price of $0.50 per unit, with each unit consisting of (i) one share of the Company’s common stock per value $0.0001 per share and (ii) a five (5) year warrant to purchase one share of the Company’s common stock at a per share exercise price of $0.50. The Company sold units consisting of an aggregate of 31,839,930 shares of common stock and granted 31,839,930 warrants to investors exercisable at a price of $0.50 per share for net proceeds of $14,332,600. The purchase warrants expire in five years from the date of the warrant. In connection with these private placements, the Company paid in cash private placement commissions and broker fees of approximately $1,452,365 and legal fees of $135,000. The placement agent also received 6,367,986 warrants as compensation for serving as placement agent which are exercisable at a price of $.50 per share and expire in five years from the date of the warrant.

As further consideration for the sale of the 31,839,930 Units above, the Company and the Investors entered into a registration rights agreement, pursuant to which the Company has agreed to file a “resale” registration statement with the SEC covering all shares of the Common Stock sold in the Offering and underlying any Warrants, as well as Common Stock underlying the warrants issued to the placement agent(s) within 60 days.  The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days. The Company is obligated to pay to Investors a fee of 1% per month of the Investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 6%, (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 6 - STOCKHOLDERS' EQUITY (continued)

On March 17, 2011, the Company entered into Membership Interests Sale Agreements with Prospect Uranium Inc., a Nevada corporation and Gordon R. Haworth for the purchase of 51.35549% and 24.32225% of the membership interests of Secure Energy LLC, a North Dakota limited liability company. The Company paid $60,000 cash and issued 2,725,000 shares of the Company’s common stock to Prospect and assumed certain obligations and liabilities of Prospect in the approximate amount of $80,000, and issued 975,000 shares of the Company’s common stock to Haworth. Upon closing of this transaction on March 17, 2011, Secure Energy became a majority-owned subsidiary of the Company. The purchase consideration included $60,000 in cash and 3.7 million shares of the Company’s stock valued at the fair market value on the date of grant of $0.80 per share or $2,960,000 thus a total purchase price of $3,020,000.

On December 28, 2010, the Company and an affiliated consulting company entered into a 9 month investor and public relations consulting agreement in consideration for a consulting fee of $200,000. In March 2011, this agreement was amended pursuant to which the consulting fee was amended to 600,000 shares of the Company’s common stock and a cash payment of $275,000 from $200,000. On June 14, 2011, the Company appointed to the board of directors of the Company, Jonathan Braun, who is the President of the affiliated consulting company. The Company valued these common shares at the fair market value on the date of grant at $1.24 per share or $744,000. Accordingly, the Company recognized stock based consulting expense of $248,000 and prepaid expense of $496,000 in connection with the 600,000 shares during the fiscal year ended March 31, 2011. These shares were issued in April 2011.

As of March 31, 2011, the Company had 93,519,018 shares of common stock issued and outstanding and 850,000 shares of common stock to be issued.

Common Stock Options

On April 1, 2010, shareholders representing a majority of the voting shares of the Company approved the 2010 Equity Incentive Plan (the “Plan”) and reserved 7,500,000 shares of Common stock for issuance pursuant to awards under the Plan. The Plan is intended as an incentive, to retain in the employ of, and as directors, officers, consultants, advisors and employees of the Company, persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries

On March 19, 2010, the Company granted 750,000 10-year options to purchase shares of common stock at $0.25 per share to a former officer of the Company which was subject to a vesting schedule based on the recipient's continued employment. The 750,000 options were valued on the grant date at $0.15 per option or a total of $112,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.15 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 237% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 3.70%.

On April 1, 2010, the Company granted an aggregate of 2,350,000 10-year options to purchase shares of common stock at $0.25 per share to three officers and one employee of the Company which are subject to a vesting schedule based on the recipient's continued employment. The 2,350,000 options were valued on the grant date at $0.15 per option or a total of $352,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.15 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 236% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 3.89%.

On October 6, 2010, the Company granted 150,000 10-year options to purchase shares of common stock at $0.25 per share to a director of the Company which is subject to a vesting schedule based on the recipient's continued employment. The 150,000 options were valued on the grant date at $0.77 per option or a total of $115,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.77 per share, volatility of 239% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 2.41%.

 For the fiscal year ended March 31, 2011, the Company recorded stock-based compensation expense of $174,850. At March 31, 2011, there was $315,650 of total unrecognized compensation expense related to non-vested option-based compensation arrangements under the 2010 Plan.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 6 - STOCKHOLDERS' EQUITY (continued)

On April 1, 2010, the Company granted an aggregate of 1,000,000 10-year options to purchase shares of common stock at $0.25 per share to three consultants which are subject to a vesting schedule based on the recipient's continued service. The 1,000,000 options were valued on the grant date at $0.15 per option or a total of $150,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.15 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 236% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 3.89%.

On October 1, 2010, the Company granted 60,000 10-year options to purchase shares of common stock at $0.25 per share to a consultant which is subject to a vesting schedule based on the recipient's continued service. The 60,000 options were valued on the grant date at $0.75 per option or a total of $45,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.77 per share, volatility of 239% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 2.54%.

On March 1, 2011, in connection with a consulting agreement, the Company agreed to issue 4,000,000 10-year options to purchase shares of common stock at $0.25 per share to an affiliated company for which our Director, Daniel Bleak is the President, which is subject to a vesting schedule based on the recipient's continued service and advance $50,000 in cash based on the consulting agreement. On March 31, 2011, the Company entered into a termination agreement, whereby both parties agreed, that the Company has no obligation to pay any portion of the consulting fee of $50,000 and 4,000,000 options and that immediately upon execution of this termination agreement, the affiliated company shall return the advance of $50,000 to the Company.

For the fiscal year ended March 31, 2011, the Company recorded stock-based consulting expense of $61,750 on options granted.

During the fiscal year ended March 31, 2011, 1,125,000 options were forfeited in accordance with the termination of employee and consultant relationships.

A summary of the stock options as of March 31, 2011 and 2010 and changes during the period are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at inception	-	$-	-
Granted	750,000	0.15	10
Exercised	-	-	-
Forfeited	-	-	-
Balance at March 31, 2010	750,000	$0.15	10
Granted	7,560,000	0.25	10
Exercised	-	-	-
Forfeited	(1,125,000)	0.20	9.30
Cancelled	(4,000,000)	0.25	10
Balance outstanding at March 31, 2011	3,185,000	$0.25	9.50

Options vested and exercisable at March 31, 2011	1,161,000	$0.24
Weighted average fair value of options granted during the period		$0.76

Stock options outstanding at March 31, 2011as disclosed in the above table have approximately $1,608,000 intrinsic value at the fiscal year end.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 6 - STOCKHOLDERS' EQUITY (continued)

Common Stock Warrants

In December 2009, in connection with the sale of the Company’s common shares, the Company granted 4,650,000 warrants to investors exercisable at a price of $0.40 per share. The purchase warrants expire in two years from the date of the warrant.

In December 2010, in connection with the sale of the Company’s common shares, the Company granted 4,200,000 warrants to investors exercisable at a price of $0.50 per share. The purchase warrants expire in five years from the date of the warrant. The placement agent also received 800,000 warrants as compensation for serving as placement agent which are exercisable at a price of $.50 per share and expire in five years from the date of the warrant.

On December 29, 2010 the holder of $50,000 worth of convertible promissory note elected to have the outstanding principal of and accrued interest on such note, on a dollar-for-dollar basis, exchanged into the private placement held in December 2010. Convertible promissory note in the aggregate principal amount of $50,000 (plus $416 in accrued interest) converted into 100,833 Units in the private placement on December 29, 2010. Such units include 100,833 shares of the Company’s common stock and a five year warrant to purchase 100,833 shares of the Company’s common stock at an exercise price of $0.50 per share.

Between February 2011 and March 2011, in connection with the sale of the Company’s common shares, the Company granted 31,839,930 warrants to investors exercisable at a price of $0.50 per share. The purchase warrants expire in five years from the date of the warrant. The placement agent also received 6,367,986 warrants as compensation for serving as placement agent which are exercisable at a price of $.50 per share and expire in five years from the date of the warrant.

On February 1, 2011, the Company granted 4,000,000 5-year warrants to purchase shares of common stock at $0.50 per share to a consultant in connection with an 11 month consulting agreement. The 4,000,000 warrants were valued on the grant date at approximately $0.68 per warrant or a total of approximately $2,713,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.69 per share, volatility of 206% (estimated using volatilities of similar companies), expected term of 5 years, and a risk free interest rate of 2.02%. Accordingly, the Company recognized stock based consulting expense of $493,206 and prepaid expense of $2,219,426 during the fiscal year ended March 31, 2011.

A summary of the status of the Company's outstanding stock warrants as of March 31, 2011 and 2010 and changes during the periods then ended is as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance at inception	-	$-
Granted	4,650,000	0.40
Exercised/Forfeited	-	-
Balance at March 31, 2010	4,650,000	$0.40
Granted	47,308,749	0.50
Exercised/Forfeited	-	-
Balance at March 31, 2011	51,958,749	$0.49

Warrants exercisable at March 31, 2011	51,958,749	$0.49
Weighted average fair value of options granted during the fiscal year end of March 31, 2011		$1.13

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 6 - STOCKHOLDERS' EQUITY (continued)

The following table summarizes information about stock warrants outstanding at March 31, 2011:

Warrants Outstanding and Exercisable
Range of Exercise Price	Number Outstanding at March 31, 2011	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.40	4,650,000	0.75 Year	$0.40
0.50	47,308,749	4.89 Years	0.50
	51,958,749		$0.49

NOTE 7 - ACQUISITION OF SECURE ENERGY LLC

On March 17, 2011, the Company entered into Membership Interests Sale Agreements with Prospect Uranium Inc., a Nevada corporation (“Prospect”) and Gordon R. Haworth (“Haworth”) for the purchase of 51.35549% and 24.32225% of the membership interests of Secure Energy LLC, a North Dakota limited liability company (“Secure Energy”). The Company paid $60,000 cash and issued 2,725,000 shares of the Company’s common stock to Prospect and assumed certain obligations and liabilities of Prospect in the approximate amount of $80,000, and issued 975,000 shares of the Company’s common stock to Haworth. Upon closing of this transaction on March 17, 2011, Secure Energy became a majority-owned subsidiary of the Company.

The purchase consideration included $60,000 in cash and 3.7 million shares of the Company’s stock valued at the fair market value on the date of grant at $0.80 per share thus a total purchase price of $3,020,000.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”. The Company is the acquirer for accounting purposes and Secure Energy is the acquired company.  Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary, Secure Energy. The net purchase price paid by the Company, was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Current assets (including cash of $41)	$10,008
Prepaid expenses – long term portion	45,651
Goodwill	3,065,014

Liabilities assumed (including a 12% note payable of $50,000)	(100,673)

Net purchase price	$3,020,000

Prepaid expenses – long term portion acquired consist primarily of costs paid for future mineral lease payments after one year in connection with three Uranium lease agreements dated in year 2007. Such prepaid cost is associated with lease payments for year 2013 to 2017.

During fiscal year ended March 31, 2011, the Company recorded an impairment of goodwill of $3,065,014 associated with the acquisition of Secure Energy. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Secure Energy has not generated future cash flows and has not generated revenues since its inception, has incurred losses and cash used in operations, management deemed the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 7 - ACQUISITION OF SECURE ENERGY LLC (continued)

Unaudited pro forma results of operations data as if the Company and Secure Energy had occurred as of November 23, 2009, the inception date, are as follows:

	The Company and Secure Energy For the Fiscal Year ended March 31, 2011	The Company and Secure Energy From November 23, 2009 (Inception Date) to March 31, 2010
Pro forma revenues	$-	$-
Pro forma loss from operations	(8,034,373)	(309,054)
Pro forma net loss	(8,114,437)	(308,017)
Pro forma loss per share	$(0.14)	$(0.01)
Pro forma diluted loss per share	$(0.14)	$(0.01)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at inception date or November 23, 2009 and is not intended to be a projection of future results.

NOTE 8 – RELATED PARTY TRANSACTIONS

On December 3, 2010, the Company sold an aggregate of 200,000 units for $0.50 per unit pursuant to a private placement for net proceeds of $100,000 to Joshua Bleak, the Company’s President and Daniel Bleak, the Company’s director. In connection with this private placement, the Company issued 200,000 shares of common stock and 200,000 warrants exercisable at a price of $0.50 per share underlying the units.

During the fiscal year ended March 31, 2011, the Company paid rent of $28,000 on a facility lease by an affiliated company for which our  CEO/director, is the President. In April 2010, the Company entered into a month to month lease agreement whereby the rent for this office space is $1,500 per month.  In June 2010, the rent was increased to $2,500 per month due to the lease of additional space.

On April 26, 2010, the Company entered into a purchase and royalty agreement with an affiliated company for which our Director, Daniel Bleak is the President. The Company purchased a 100% interest in certain 86 unpatented lode mining claims located in Mohave County, Arizona.  The purchase price of these mining claims was $65,000 in cash and 200,000 shares of the Company’s common stock valued on the date of grant at $0.85 per share or $170,000. The Company will pay a 3% net smelter returns royalty on all uranium sales. The Company shall have the right to reduce the royalty from 3% to 0% by paying the aggregate sum of $1,500,000 ($500,000 for each 1%).

On December 28, 2010, the Company and an affiliated consulting company entered into a 9 month investor and public relations consulting agreement in consideration for a consulting fee of $200,000. In March 2011, this agreement was amended pursuant to which the consulting fee was amended to 600,000 shares of the Company’s common stock valued on the date of grant at $1.24 per share or $744,000 and a cash payment of $275,000 from $200,000. On June 14, 2011, the Company appointed to the board of directors of the Company, Jonathan Braun, who is the President of the affiliated consulting company.

For the fiscal year ended March 31, 2011, the Company incurred $21,000 in accounting fees to a director of the Company, Bill Allred, which has been included in general and administrative expenses on the accompanying consolidated statement of operations.

For the fiscal year ended March 31, 2011, the Company incurred $38,000 in consulting fees to a director of the Company, Danny Bleak, which has been included in general and administrative expenses on the accompanying consolidated statement of operations.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 8 – RELATED PARTY TRANSACTIONS (continued)

On March 1, 2011, in connection with a consulting agreement, the Company agreed to issue 4,000,000 10-year options to purchase shares of common stock at $0.25 per share to an affiliated company for which our Director, Daniel Bleak is the President, which is subject to a vesting schedule based on the recipient's continued service and advance $50,000 in cash based on the consulting agreement. On March 31, 2011, the Company entered into a termination agreement, whereby both parties agreed, that the Company has no obligation to pay any portion of the consulting fee of $50,000 and 4,000,000 options and that immediately upon execution of this termination agreement, the affiliated company shall return the advance of $50,000 to the Company.

NOTE 9 – INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carryforward for tax purposes totaling approximately $3,175,000 at March 31, 2011, expiring through the year 2031. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after certain ownership shifts.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the period ended:

	March 31, 2011	March 31, 2010
Tax benefit computed at “expected” statutory rate	$(2,752,092)	$(100,757)
State income taxes, net of benefit	(362,154)	-
Permanent differences	993,057	-
Increase in valuation allowance	2,121,189	100,757
Net income tax benefit	$-	$-

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the period ended:

	March 31, 2011	March 31, 2010

Computed "expected" tax expense (benefit)	(34.0)%	(34.0)%
State income taxes	(7.0)%	-
Other permanent differences	13.0%	-
Change in valuation allowance	28.0%	34.0%

Effective tax rate	0.0%	0.0%

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 9 – INCOME TAXES (continued)

The Company has a deferred tax asset which is summarized as follows at March 31, 2011 and 2010, respectively:

Deferred tax assets:
Net operating loss carryover	$1,281,076	$100,757
Stock based compensation and other	940,870	-
Less: valuation allowance	(2,221,946)	(100,757)
Net deferred tax asset	$-	$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at March 31, 2011, due to the uncertainty of realizing the deferred income tax assets.  The valuation allowance was increased by $2,121,189.

NOTE 10 – COMMITMENTS

Uranium Lease Agreements

In connection with the execution of the Membership Interests Sale Agreements of Secure Energy LLC, the Company acquired the following Uranium lease agreements:

1)	Slope County, North Dakota, Lease 1 and 2

On June 28, 2007, the Company’s majority owned subsidiary, Secure Energy, LLC, signed a 20 year mining lease to develop and operate 472.8 acres of uranium mining properties in the Slope County, North Dakota. The Company prepaid the annual payment of $10 per net acre for eight years amounting to $36,717 at the date of signing. The Company will pay a production royalty of $0.75 per pound of all uranium sales.

2)	Slope County, North Dakota, Lease 3

On November 23, 2007, the Company’s majority owned subsidiary, Secure Energy, LLC signed a 10 year mining lease, with right to extend an additional 10 years to develop and operate 554.24 acres of uranium mining properties in the Slope County, North Dakota. The Company prepaid the annual payment of $10 per net acre for ten years amounting to $53,775 at the date of signing. The Company will pay a production royalty of $0.75 per pound of all uranium sales or 5% of net proceeds from the sale of uranium bearing ores.

Royalty agreements

On April 26, 2010, the Company entered into a purchase and royalty agreement with an affiliated company for which our Director, Daniel Bleak is the President. The Company purchased a 100% interest in certain 86 unpatented lode mining claims located in Mohave County, Arizona.  The purchase price of these mining claims was $65,000 in cash and 200,000 shares of the Company’s common stock. The Company will pay a 3% net smelter returns royalty on all uranium sales. The Company shall have the right to reduce the royalty from 3% to 0% by paying the aggregate sum of $1,500,000 ($500,000 for each 1%).

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 11 – SUBSEQUENT EVENTS

On April 8, 2011, the Company entered into a 90 day consulting agreement whereby the Company agreed to issue 750,000 shares of its common stock in consideration for certain services related to investor relations. The Company valued these common shares at the fair market value on the date of grant at $0.59 per share or $442,500.

On May 27, 2011, the Company entered into purchase and sale agreement (the “Agreement”) with Absaroka Stone LLC (“Absaroka”) pursuant to which the Company has agreed to purchase certain unpatented mining claims commonly known as the “Uinta County (Carnotite) Uranium Prospect” located in the Uinta County of Wyoming (the “Property” and the transaction, the “Mining Purchase”).  Pursuant to the terms of the Agreement, Absaroka agreed not to stake for its own account any additional mining claims within a fifteen mile radius of the Property.  Any additional mining claims to be located within the fifteen (15) mile radius of the Property (the “Claim Body”) shall be located, staked and filed by the Company, at the Company’s expense and held in the Company’s name.  In consideration for the purchase of the Property, the Company paid Absaroka $15,000 upon execution of the Agreement.  Additionally, the Company agreed to spend a minimum of $200,000 relating to location, maintenance, exploration, development or equipping any one or more of the mining claims that comprise the Claim Body for commercial production within 24 months from the date of the Agreement.  If the Company fails to incur a minimum of $200,000 in expenses related to the foregoing within 24 months, the Company shall pay an aggregate sum of $50,000 to Absaroka. Pursuant to the terms of the Agreement, the Company agrees to pay a 1% gross royalty (the “Royalty Payment”) to Absaroka on any revenues derived from the sale of all uranium-vanadium, gold, silver, copper and rare earth ores or concentrates produced from the Claim Body, up to an aggregate of $1,000,000.  The Company has the option to eliminate the obligation of the Royalty Payment by paying Absaroka an aggregate payment of $1,000,000.

As of March 31, 2011, the Company had 850,000 shares of common stock to be issued. These shares were issued between April 2011 and August 2011.

On July 22, 2011, the Company, Sagebrush Gold Ltd (“Sage”) and Continental Resources Acquisition Sub, Inc., Sage’s wholly owned subsidiary (“Acquisition Sub”), entered into an asset purchase agreement (the “Agreement”) pursuant to which Acquisition Sub purchased substantially all of the assets of the Company (the “Asset Sale”) in consideration for (i) shares of Sage’s common stock (the “Shares”) which shall be equal to eight (8) Shares for every ten (10) shares of the Company’s common stock outstanding; (ii) the assumption of the outstanding warrants to purchase shares of the Company’s common stock such that Sage shall deliver to the holders of the Company’s warrants, warrants to purchase shares of Sage’s common stock (the “Warrants”) which shall be equal to one  Warrant to purchase eight (8) shares of Sage’s common stock for every warrant to purchase ten (10) shares the Company’s common stock outstanding at an exercise price equal to such amount as is required pursuant to the terms of the outstanding warrants, and (iii)  the assumption of the Company’s  2010 Equity Incentive Plan and all options granted and issued thereunder such that Sage shall deliver to the Company’s option holders, options (the “Options”) to purchase an aggregate of such number of shares of Sage’s common stock issuable under Sage’s equity incentive plan which shall be equal to one  option to purchase eight (8) shares of Sage’s common stock for every option to purchase ten (10) shares of the Company’s common stock outstanding with a strike price equal to such amount as is required pursuant to the terms of the outstanding option.  The exercise price of the Warrants and the strike price and Options shall be determined and certified by an officer of Sage.  Upon the closing of the Asset Sale, Acquisition Sub will assume the Assumed Liabilities (as defined in the Agreement) of the Company.

Under the terms of the Agreement, Sage purchased from the Company substantially all of the Company’s assets, including, but not limited to, 100% of the outstanding shares of common stock of the Company’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) as defined in the agreement.  The acquired assets include approximately $13 million of cash.

The closing of the Asset Sale is subject to various closing conditions, including receipt by Sage of advice that the receipt of the Shares by the Company’s stockholders upon liquidation is likely to be treated as tax free for United States income tax purposes and approval

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

NOTE 11 – SUBSEQUENT EVENTS (continued)

of a majority of the stockholders of the Company.  A majority of the stockholders of the Company approved the Agreement by written consent on or about July 21, 2011. There can be no assurance that the transaction will be tax free to any particular stockholder or the ability or timing of receipt of all approvals necessary to liquidate.  The Agreement constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and constitutes a plan of liquidation of the Company.  The Company is expected to liquidate on or prior to July 1, 2012.  Sage has agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) in connection with liquidation of the Company no later than thirty (30) days following the later of the closing date of the Asset Sale or such date that the Company delivers to Sage its audited financial statements for the fiscal year ended March 31, 2011.  The Company will subsequently distribute the registered Shares to its shareholders as part of its liquidation.  Sage agreed to use its best efforts to cause such registration to be declared effective within twelve months following the closing date of the Asset Sale.  Sage has agreed to pay liquidated damages of 1% per month, up to a maximum of 5%, in the event that Sage fails to file or is unable to cause the registration statement to be declared effective.

On July 18, 2011, the Company purchased an unsecured 6% promissory note (the “Note”) from Sage for an aggregate purchase price of $2,000,000. The Note matures six (6) months from the date of issuance.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2011	2011
	(UNAUDITED)

ASSETS

Current assets:
Cash	$13,275,207	$14,383,452
Prepaid expenses - current portion	2,315,911	3,280,863
Deposit	50,000	50,000

Total current assets	15,641,118	17,714,315

Other assets:
Prepaid expenses - long term portion	42,742	45,234
Property and equipment, net	41,137	31,728
Mining rights	-	-

Total Assets	$15,724,997	$17,791,277

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$200,989	$165,648
Note payable	50,000	50,000
Total liabilities	250,989	215,648

Stockholders' Equity:
Preferred stock, $.0001 par value, 25,000,000 shares
authorized: no shares issued and outstanding	-	-
Common stock, $.0001 par value, 200,000,000 shares
authorized: 94,869,018 issued and outstanding
at June 30, 2011 and 93,519,018 issued and
outstanding at March 31, 2011	9,487	9,352
Additional paid-in capital	25,527,709	24,267,544
Common stock, $.0001 par value, 250,000 shares to
be issued at June 30, 2011 and 850,000 shares to
be issued at March 31, 2011	211,000	955,000
Accumulated deficit	(10,260,255)	(7,643,273)
Total Continental Resources Group, Inc. deficit	15,487,941	17,588,623

Non-controlling interest in subsidiary	(13,933)	(12,994)
Total stockholders' equity	15,474,008	17,575,629

Total liabilities and stockholders' equity	$15,724,997	$17,791,277

See accompanying notes to unaudited consolidated financial statements.

3

CONTINENTAL RESOURCES GROUP, INC AND SUBSIDIARIES
(FORMERLY AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE THREE MONTHS	FOR THE THREE MONTHS	PERIOD FROM INCEPTION
	ENDED	ENDED	NOVEMBER 23, 2009 TO
	JUNE 30, 2011	JUNE 30, 2010	JUNE 30, 2011
	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)

Revenues	$-	$-	$-

Expenses
Exploration costs	22,371	26,693	246,466
Impairment of mining rights	15,000	-	459,200
Impairment of goodwill	-	-	3,065,014
Depreciation	3,312	1,325	10,250
Compensation and related taxes	202,575	90,976	837,574
Professional and consulting	2,095,907	100,620	4,994,986
General and administrative	285,506	101,922	1,322,886
Total operating expenses	2,624,671	321,536	10,936,376

Loss from operations	(2,624,671)	(321,536)	(10,936,376)

Other income (expenses)
Interest expense	(1,500)	-	(85,923)
Interest income	8,250	719	13,646
Total other income (expenses)	6,750	719	(72,277)

Net loss	$(2,617,921)	$(320,817)	$(11,008,653)

Less: Net loss attributable to non-controlling interest	939	-	748,398

Net loss attributable to Continental Resources Group, Inc.	$(2,616,982)	$(320,817)	$(10,260,255)

NET LOSS PER COMMON SHARE:
Basic and Diluted	$(0.03)	$(0.01)	$(0.17)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic and Diluted	94,737,351	50,528,255	60,548,162

See accompanying notes to unaudited consolidated financial statements.

4

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE THREE MONTHS	FOR THE THREE MONTHS	PERIOD FROM INCEPTION
	ENDED	ENDED	NOVEMBER 23, 2009 TO
	JUNE 30, 2011	JUNE 30, 2010	JUNE 30, 2011
	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)

Cash flows from operating activities:
Net loss attributable to Continental Resources Group, Inc.	$(2,616,982)	$(320,817)	$(10,260,255)
Adjustments to reconcile net loss attributable to Continental Resources
Group, Inc. to net cash used in operating activities:
Depreciation	3,312	1,325	10,250
Amortization of prepaid expenses	367,053	-	367,053
Stock based compensation on options granted	73,800	-	310,400
Amortization of prepaid expense in connection
with the issuance of warrants issued for prepaid services	739,809	-	1,233,015
Amortization of prepaid expense in connection
with the issuance of common stock issued for prepaid services	656,083	-	904,083
Consulting fees paid by issuance of common stock	-	-	36,000
Common stock issued for directors' compensation	-	-	49,000
Impairment of goodwill	-	-	3,065,014
Non-controlling interest	(939)	-	(748,398)
Amortization of debt discount	-	-	76,000
Common stock issued for services	-	-	1,400,000
Impairment of mining rights	15,000	-	459,200

Changes in operating assets and liabilities
(Increase) in accounts receivable	-	(7,000)	-
(Increase) decrease in prepaid expenses - current portion	(353,001)	18,000	(908,471)
(Increase) in deposits	-	-	(50,000)
Decrease in prepaid expenses - long term portion	-	-	417
Increase in accounts payable & liabilities	35,341	529	150,732

Net cash used in operating activities	(1,080,524)	(307,963)	(3,905,960)

Cash flows from investing activities:
Acquisition of mining rights	(15,000)	(65,000)	(289,200)
Acquisition of Secure Energy LLC (cash portion)	-	-	(59,959)
Purchase of office equipment and vehicle	(12,721)	(19,330)	(51,387)
Net cash used in investing activities	(27,721)	(84,330)	(400,546)

Cash flows from financing activities:
Proceeds from convertible promissory notes	-	-	100,000
Payment of convertible promissory note	-	-	(50,000)
Proceeds from sale of common stock, net of issuance cost	-	-	17,531,713
Net cash provided by financing activities	-	-	17,581,713

Net increase in cash	(1,108,245)	(392,293)	13,275,207

Cash at beginning of year	14,383,452	962,392	-

Cash at end of period	$13,275,207	$570,099	$13,275,207

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-	$2,250
Income taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Beneficial conversion feature and debt discount in connection with the
issuance of convertible promissory notes	$-	$-	$41,000
Debt discount in connection with the conversion
of convertible promissory notes into a qualified financing	$-	$-	$35,000
Issuance of common stock for conversion
of convertible promissory notes and accrued interest	$-	$-	$50,416
Stock warrants issued for prepaid services	$-	$-	$2,712,632
Issuance of common stock in connection with the
acquisition of Secure Energy, LLC	$-	$-	$2,960,000
Assumption of note payable in connection with the
acquisition of Secure Energy, LLC	$-	$-	$50,000
Common stock to be issued for prepaid services	$-	$-	$744,000
Issuance of common stock for purchase
of mining rights	$-	$-	$170,000

See accompanying notes to unaudited consolidated financial statements.

5

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The unaudited consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The consolidated financial statements and notes are presented as permitted on Form 10-Q and do not contain information included in the Company’s annual statements and notes.  Certain information and footnote disclosure normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these consolidated financial statements be read in conjunction with the March 31, 2011 Form 10-K filed with the SEC, including the audited consolidated financial statements and the accompanying notes thereto.  While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These unaudited consolidated financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

Continental Resources Group, Inc. (the "Company"), formerly American Energy Fields, Inc. was incorporated as Sienna Resources, Inc. in the State of Delaware on July 20, 2007 to engage in the acquisition, exploration and development of natural resource properties.  On December 21, 2009 we had filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware in order to change our name to “American Energy Fields, Inc.”, change our authorized capital to 200,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share and create “blank check” preferred stock. On June 28, 2011, the Company changed its name to Continental Resources Group, Inc. from “American Energy Fields, Inc.

On December 24, 2009, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Green Energy Fields, Inc., a privately-held Nevada corporation (“Green Energy”), and the shareholders of Green Energy.  Upon closing of the transaction contemplated under the Exchange Agreement, on December 24, 2009, the shareholders of Green Energy transferred all of the issued and outstanding capital stock of Green Energy to the Company in exchange for shares of the Company’s common stock (the “Exchange”).  Such Exchange caused Green Energy to become our wholly-owned subsidiary.  Immediately following the closing of the Exchange, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”),the Company transferred all of its pre-Exchange assets and liabilities (“Split-off”) to its wholly-owned subsidiary, Sienna Resources Holdings, Inc. (“SplitCo”).  Thereafter, pursuant to a stock purchase agreement, the Company transferred all of the outstanding capital stock of SplitCo to Julie Carter, its former officer and director, in exchange for the cancellation of shares of the Company’s common stock that she owned.  Following the Exchange and the Split-off, the Company’s sole line of business is the business of Green Energy.

The Company is now primarily engaged in the acquisition and exploration of properties that may contain uranium mineralization in the United States.  Our target properties are those that have been the subject of historical exploration.  The Company has acquired State Leases and federal unpatented mining claims in the states of Arizona and California for the purpose of exploration and potential development of uranium minerals on a total of approximately 7,200 acres.

Since the Company had no assets of substance prior to the Exchange, for accounting purposes the Exchange has been treated as a merger of both companies and recapitalization of the shares of Green Energy with the Company.  The accounting rules for reverse acquisitions require that, beginning with the date of the acquisition (December 24, 2009), the balance sheet include the assets and liabilities of Green Energy and the equity accounts be recapitalized to reflect the net equity of Green Energy.  Accordingly, the historical operating results of Green Energy are now the operating results of the Company. Green Energy was formed on November 23, 2009.

6

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

Effective November 23, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”).

The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Going Concern

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The consolidated financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The Company has incurred a net loss attributable to Continental Resources Group, Inc. of $2,616,982 for the three months ended June 30, 2011 and cumulative net losses of $10,260,255 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and present the financial statements of the Company and its subsidiaries. The consolidated financial statements include the accounts of the Company, three wholly-owned subsidiaries, and a subsidiary with a majority voting interest of   75.68% (24.32% is owned by non-controlling interests) as of June 30, 2011. In the preparation of consolidated financial statements of the Company, intercompany transactions and balances are eliminated and net earnings are reduced by the portion of the net earnings of subsidiaries applicable to non-controlling interests.

EXPLORATION STAGE COMPANY

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties. The Company has not commenced business operations. The Company is an exploration stage company as defined in ASC 915 “Development Stage Entities”.

7

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

NON-CONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS

In December 2007, the FASB issued ASC 810-10-65, “Non-controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51,” (“SFAS No. 160”).  This statement clarifies that a non-controlling (minority) interest in a subsidiary is an ownership interest in the entity that should be reported as equity in the consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. This statement is effective for fiscal years beginning after December 15, 2008, with presentation and disclosure requirements applied retrospectively to comparative financial statements. In accordance with ASC 810-10-45-21, those losses attributable to the parent and the non-controlling interest in subsidiary may exceed their interests in the subsidiary’s equity. The excess and any further losses attributable to the parent and the non-controlling interest shall be attributed to those interests even if that attribution results in a deficit non-controlling interest balance. As of June 30, 2011, the Company recorded a deficit non-controlling interest balance of $13,933 in connection with our majority-owned subsidiary, Secure Energy LLC as reflected in the accompanying consolidated balance sheets.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates made by management include, but are not limited to, the useful life of property and equipment, the assumptions used to calculate stock-based compensation, and debt discount, valuation of goodwill, and common stock issued for services. Actual results could differ from those estimates.

RECLASSIFICATION

Certain amounts in the 2010 consolidated financial statements have been reclassified to conform to the 2011 presentation. Such reclassifications had no effect on the reported net loss.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. For the three months ended June 30, 2011, the Company has reached bank balances exceeding the FDIC insurance limit by approximately $9,219,000. The Company has not incurred any losses on bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company has chosen to expense all mineral acquisition and exploration costs as incurred given that it is still in the exploration stage. Once the Company has identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized, using the units-of-production method over the estimated life of the probable-proven reserves. When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed. During the three months ended June 30, 2011, the Company incurred exploration cost of $22,371.

8

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, generally three to seven  years.

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company follows ASC 740 rules governing uncertain tax positions, which provides guidance for recognition and measurement. This prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognization, classification and disclosure of these uncertain tax positions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued liabilities approximate their estimated fair market value based on the short-term maturity of this instrument. The carrying amount of the convertible promissory note at June 30, 2011, approximate their respective fair value based on the Company’s incremental borrowing rate.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

9

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

NET LOSS PER COMMON SHARE

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The following table sets forth the computation of basic and diluted loss per share:

	Three months ended June 30, 2011	Three months ended June 30, 2010	Period from Inception November 23, 2009 to June 30, 2011
Numerator: Net loss attributable to Continental Resources Group, Inc.	$(2,616,982)	$(320,817)	$(10,260,255)
Denominator:
Denominator for basic loss per share (weighted-average shares)	94,737,351	50,528,255	60,548,162
Denominator for dilutive loss per share (weighted-average shares)	149,506,100	55,928,255	115,316,911
Basic and diluted loss per share	$(0.03)	$(0.01)	$(0.17)

The following sets forth the computation of weighted-average common shares outstanding basic and diluted:

	Three months ended June 30, 2011	Three months ended June 30, 2010	Period from Inception November 23, 2009 to June 30, 2011
Weighted-average common shares outstanding (Basic)	94,737,351	50,528,255	60,548,162

Equivalents
Stock options	2,810,000	750,000	2,810,000
Warrants	51,958,749	4,650,000	51,958,749
Weighted-average common shares outstanding (Diluted)	149,506,100	55,928,255	115,316,911

10

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

GOODWILL AND OTHER INTANGIBLE ASSETS

In accordance with ASC 350- 30-65 (formerly SFAS 142, “Goodwill and Other Intangible Assets”), the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. During fiscal year ended March 31, 2011, the Company recorded an impairment of goodwill of $3,065,014 associated with the acquisition of Secure Energy. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Secure Energy has not generated future cash flows and has not generated revenues since its inception, has incurred losses and cash used in operations, management deemed the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. During the year ended March 31, 2011, the Company recorded impairment of mining rights of $444,200. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Such cost were impaired during the year ended March 31, 2011as the associated mining properties do not currently have any identified proven and probable reserves. Additionally, the Company recorded impairment charges of $15,000 during the three months ended June 30, 2011.

STOCK BASED COMPENSATION

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

11

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

PREPAID EXPENSES

Prepaid expenses – current portion of $2,315,911 and $3,280,863 at June 30, 2011 and March 31, 2011, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses include prepayments (in cash, common stocks and warrants) of public relation services, consulting and business advisory services and prepaid mineral lease which are being amortized over the terms of their respective agreements. Prepaid expenses – long term portion of $42,742 and $45,234 at June 30, 2011 and March 31, 2011, respectively, consist primarily of costs paid for future mineral lease payments after one year.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2010, the Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. These new disclosures are effective beginning with the first interim filing in 2010.  The disclosures about the roll-forward of information in Level 3 are required for the Company with its first interim filing in 2011. The adoption of ASU No. 2010-06 did not have a material impact on the results of operations and financial condition.

In February 2010, the FASB issued an amendment to the accounting standards related to the accounting for, and disclosure of, subsequent events in an entity’s consolidated financial statements. This standard amends the authoritative guidance for subsequent events that was previously issued and among other things exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restated financial statements. This standard does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provides different guidance on the accounting treatment for subsequent events or transactions. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.    ASU 2010-20 requires additional disclosures about the credit quality of a company’s loans and the allowance for loan losses held against those loans.  Companies will need to disaggregate new and existing disclosures based on how it develops its allowance for loan losses and how it manages credit exposures.  Additional disclosure is also required about the credit quality indicators of loans by class at the end of the reporting period, the aging of past due loans, information about troubled debt restructurings, and significant purchases and sales of loans during the reporting period by class.  The new guidance is effective for interim- and annual periods beginning after December 15, 2010.  The Company anticipates that adoption of these additional disclosures will not have a material effect on its financial position or results of operations.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

12

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are made up of the following as of:

	Estimated Life	June 30, 2011 (Unaudited)	March 31, 2011
Office equipment	7 years	$5,760	$2,330
Machinery and equipment	5 years	13,530	4,239
Vehicle	3 years	32,097	32,097
Total		51,377	38,666
Less accumulated depreciation		10,250	6,938
		$41,137	$31,728

Depreciation expense for the three months ended June 30, 2011 and 2010 was $3,312 and $1,325, respectively.

NOTE 4 - MINERAL CLAIMS

ARTILLERY PEAK

The Artillery Peak Property is located in western north-central Arizona near the southern edge of Mohave County. The Company’s claim group is composed of a total of 86 unpatented contiguous mining claims in Sections 22, 26, 27, 35, and 36 of Township 12 North, Range 13 West, Gila & Salt River Base & Meridian covering 1,720 acres of land managed by the BLM.

On April 26, 2010, the Company acquired a 100% interest (minus a 3% net smelter royalty interest) in 86 unpatented lode mining claims, located in Mohave county, Arizona for $65,000 in cash and 200,000 shares of common stock.

To maintain the Artillery Peak mining claims in good standing, we must make annual maintenance fee payments to the BLM, in lieu of annual assessment work. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to Mohave County where the claims are located.

The Artillery Peak Property is subject to an agreement to pay a net smelter return royalty interest of 3%. To date, there has been no production on the Property, and no royalties are owed. The claims are not subject to any other royalties or encumbrances.

The Artillery Peak Property lies within the Date Creek Basin, which is a region well known for significant uranium occurrence.  Uranium exploration has been occurring in the Artillery Peak region since the 1950’s by a number of exploration and mining entities. Radioactivity was first discovered in the Date Creek Basin area by the U.S. Atomic Energy Commission in 1955 when a regional airborne radiometric survey was flown over the area. The Artillery Peak Property was first acquired by Jacquays Mining and first drilled in 1957. Subsequently the Property was acquired by Hecla Mining (1967), Getty Oil (1976) with a joint venture with Public Service Co of Oklahoma, Hometake Mining (1976) on adjacent properties to the south, Santa Fe Minerals (also around 1976), and Universal Uranium Limited in 2007.  As of 2007, a total of 443 exploration holes were drilled into the Artillery Peak Property area.

The Artillery Peak uranium occurrences lie in the northwest part of the Miocene-age Date Creek Basin, which extends from the east to the west in a west-southwest direction, and includes the Anderson Uranium Mine.  The uranium anomalies are found primarily within a lacustrine rock unit known as the Artillery Peak Formation.  The uranium bearing sediments are typically greenish in color and are thin-bedded to laminated, well-sorted, sandstone, siltstone and limestone.

13

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 4 - MINERAL CLAIMS (continued)

The Company released a technical report on October 12, 2010 formatted according to Canadian National Instrument 43-101 standards prepared by Dr. Karen Wenrich, an expert on uranium mineralization in the southwestern United States, and Allen Wells, who performed a mineral resource estimate (as defined by the Canadian Institute of Mining, Metallurgy and Petroleum) based on historical data and the recent 2007 data.  As recommended in the technical report, the Company expects to develop plans to conduct exploration drilling to further delineate the extent and nature of the uranium mineralization at the Artillery Peak Property.  We are currently developing a detailed exploration plan for the Artillery Peak Property, together with budgets and timetables.

Access to the property is either southeast from Kingman or northwest from Wickenburg along U.S. Highway 93, then following the Signal Mountain Road (dirt) for 30 miles toward Artillery Peak. Road access within the claim block is on unimproved dirt roads that currently are in good condition.  The property is undeveloped, and there are no facilities or structures.

A power line runs northeast to southwest approximately 2 miles to the northwest of the Artillery Peak Property, and power for the Property will be tied to the national power grid. Other than that, no utilities exist on or near the Artillery Peak Project area. The transmission power line runs northwest to southeast along U.S. Highway 93, approximately 30 miles to the east.  The water supply may be provided by drilling in the thick alluvial fill and located only 2-7 miles from the perennial Big Sandy River.

The Artillery Peak Property does not currently have any reserves.  All activities undertaken and currently proposed at the Artillery Peak Property are exploratory in nature.

COSO

The Coso property is located in Inyo County, California near the town of Lone Pine on the western margin of Coso Mountains, 32 miles (51km) south by road of Lone Pine in Inyo County, California, 150 miles (241km) northeast by road to Bakersfield, CA, 187 miles (300km) north by road of Los Angeles, CA and 283 miles (455km) west by road of Las Vegas.  The Coso Project is accessible from U.S. Highway 395 by taking the Cactus Flat road, an unimproved rod for about 3 to 4 miles east of the highway, and climbing approximately 500 to 1200 feet above the floor of Owens Valley.

On December 24, 2009, as a result of the Exchange, the Company acquired a 100% working interest and 97% net revenue interest in the Coso property.  Prior to our acquisition, Green Energy Fields acquired the Coso Project on November 30, 2009 from NPX Metals, Inc., a Nevada Corporation.  The 97% net revenue interest is the result of the Agreement of Conveyance.  Transfer and Assignment of Assets and Assumption of Obligations dated as of November 30, 2010.  Under the terms of the agreement, NPX Metals, Inc. retained a 3% net smelter return royalty interest in the Coso Property, leaving a 97% net revenue interest to Green Energy Fields, Inc., a wholly owned subsidiary of the Company.

The Coso property consists of 169 Federal unpatented lode mineral claims on Bureau of Land Management (“BLM”) land totaling   3,380 acres, and 800 State leased acres, in Inyo County, CA.  The unpatented mining claims overlie portions of section 12, 13, 24, 25, 26, 35 and 36 of Township 20 South, Range 37 East (Mount Diablo Base and Meridian), sections 13, 24 and 25 of Township 20 South, Range 37 ½ East (Mount Diablo Base & Meridian), sections 1 and 12 of Township 21, South Range 37 East (mount Diablo Base & Meridian), and sections 6 and 7 of Township 21 South, Range 37 ½ East (Mount Diablo Base & Meridian).  The state lease covers portions of section 6 of Township 20 South, Range 37 East (Mount Diablo Base & Meridian) and section 36 of Township 20 South, Range 37 ½ East (Mount Diablo Base & Meridian).  To maintain the Coso mining claims in good standing, the Company must make annual maintenance fee payments to the BLM, in lieu of annual assessment work.  These claim fees are $140.00 per claim per year, plus a recording cost of approximately $50 to Inyo County where the claims are located.  With regard to the unpatented lode mining claims, future exploration drilling at the Coso Project will require the Company to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is for planned surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.  With regard to the state mineral prospecting permit, The Company is authorized to locate on the ground past drill holes, adits, trenches and pits, complete a scintilometer survey, and conduct a sampling program including a bulk sample of 1,000 pounds for leach test.  The Company is not currently authorized to conduct exploration drilling on the state lease.  Any future drilling on the state mineral prospecting permit will require the Company to file environmental documentation under the California Environmental Quality Act.

14

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 4 - MINERAL CLAIMS (continued)

The Coso property and the surrounding region is located in an arid environment in the rain shadow of the Sierra Nevada mountains.  The property is located near the western margin of the Basin and Range province, a large geologic province in western North America characterized by generally north-south trending fault block mountain ranges separated by broad alluvial basins.  The geology of the area includes late Jurassic granite bedrock overlain by the Coso Formation, which consists of interfingered gravels, arkosic sandstone, and rhyolitic tuff.  The Coso Formation is overlain by a series of lakebed deposits and volcanic tuffs.

Uranium mineralization at the Coso Property occurs primarily as disseminated deposits in the lower arkosic sandstone/fanglomerate member of the Coso Formation and along silicified fractures and faults within the granite.  Uranium mineralization appears to have been deposited by hudrpthermal fluids moving along fractures in the granite and the overlying Coso Formation.  Mineralization is often accompanied by hermatite staining, silicification, and dark staining from sulfides.  Autinite is the only positively identified uranium mineral in the area.  The main uranium anomalies are found within the basal arkose of the lower Coso Formation and the immediately adjacent granitic rocks.

Uranium exploration has been occurring in the area since the 1950s by a number of mining companies, including Coso Uranium, Inc., Ontario Minerals Company, Western Nuclear, Pioneer Nuclear, Federal Resources Corp., and Union Pacific/RockyMountain Energy Corp.  Previous uranium exploration and prospecting on the Coso property includes geologic mapping, pitting, adits, radon cup surveys, airbone geophysics and drilling.  Our preliminary field observations of the geology and historical working appear to corroborate the historical literature.  These historical exploration programs have identified specific exploration targets on the property.  All previous work has been exploratory in nature and no mineral extraction or processing facilities have been constructed.  The exploration activities have resulted in over 400 known exploration holes, downhole gamma log data on the drill holes, chemical assay data, and airborne radiometric surveys, and metallurgical testing to determine amenability to leaching.

The property is undeveloped, and there are no facilities or structures.  There are a number of adits and trenches from previous exploration activities as well as more than 400 exploration drill holes.

The last major exploration activities on the Coso Property occurred during a drilling campaign in the mid-1970s.  As of June 30, 2011, the Company had conducted field reconnaissance and mineral sampling on the property, but has not conducted any drilling of geophysical surveys.  The Company plans to locate and identify the uranium anomalies targeted by previous exploration for further evaluation.  If feasible old drill holes in prospective areas will e re-entered and logged by down-hole radiometric probes to identify zones and grades of subsurface uranium mineralization.

Power is available from the Mono Power Company transmission lines, which parallel U.S. highway 395.  As of June 30, 2011the water source had not yet been determined.

As of June 30, 2011, an exploration timetable and budget had not yet been developed and there were no current detailed plans to conduct exploration on the property.

As of June 30, 2011, the Company did not have a sample collection.

With regard to the state mineral prospecting permit, the Company is currently authorized to locate on the ground past drill holes, adits trenches and pits, complete a scintilometer survey, and conduct a sampling program including a bulk sample of 1000 pounds for leach test.  The Company is not currently authorized to conduct exploration drilling on the state lease.  Any future drilling on the state mineral prospecting permit will require the Company to file environmental documentation under the California Environmental Quality Act.

The Coso Property does not currently have any known reserves.  All activities undertaken and currently proposed at the Coso Property are exploratory in mature.

15

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 4 - MINERAL CLAIMS (continued)

BLYTHE

The Blythe project is located in the southern McCoy Mountains in Riverside County, California approximately 15 miles west of the community of Blythe.  It consists of 66 lode mining claims (the NPG Claims) covering 1320 acres of BLM land.

On December 24, 2009, as a result of the Exchange, the Company acquired a 100% interest (minus a 3% Net Smelter Return Royalty) in the Blythe Property.  Prior to our acquisition, Green Energy acquired the project on November 30, 2009.

The Blythe property is located in an arid environment within the Basin and Range Province.  The southern McCoy Mountains are composed of Precambrian metasediments, including meta-conglomerates, grits, quartzities and minor interbedded shales.

A number of companies have worked on the Blythe uranium property during the 1950s through the 1980s.  Several shipments of ore were reportedly shipped from the property.

The Blythe Prospect occurs in the southern McCoy Mountains, which are composed of Precambrian metasediments, including meta-conglomerates, grits, quartzites and minor interbedded shales.

Uranium mineralization occurs along fractures, in meta-conglomerates and in breccia zones. Secondary uranium minerals occur on fracture surfaces and foliation planes adjacent to fine veinlets of pitchblende. Uranium minerals include uraninite (pitchblende), uranophane, gummite and boltwoodite. It has been reported that the uranium mineralization tends to occur in areas where finely disseminated hematite is present.

Although there are no known intrusive bodies near the property, it is believed that the uranium mineralization could be hydrothermal in origin and genetically related to an intrusive source.  If such a deep-seated intrusive body underlies the property it is possible that larger concentrations of primary uranium ore may exist at depth.

A number of companies have worked on the Blythe uranium property during the 1950s through the 1980s. Several shipments of ore were reportedly shipped from the property.

As of June 30, 2011, the Company was still in the process of assessing the Blythe Property.

The Blythe Property does not currently have any known reserves.  All activities undertaken and currently proposed at the Coso Property are exploratory in nature.

BRECCIA PIPE PROJECT

On February 15, 2011, the Company, its wholly owned subsidiary, Green Energy, and Dr. Karen Wenrich entered into an asset purchase agreement pursuant to which Green Energy has agreed to purchase certain unpatented mining claims commonly known as the “Arizona Breccia Pipes Project” located in the Coconino and Mohave counties of Arizona only upon the occurrence of certain conditions precedent.  The consummation of the mining purchase will occur only in the event that certain actions taken by the BLM on July 20, 2009, which had the effect of withdrawing certain lands in the vicinity of the property from mineral location and entry, are terminated within five (5) years from the date of the Agreement leaving more than 50% of the total unpatented mining claims that comprise the property open to mineral location and entry.  In the event the withdrawal termination occurs that results in fewer than 50% of the total unpatented mining claims that comprise the property opened to mineral location and entry, Green Energy will have an unrestricted option to purchase the property pursuant to the terms of the agreement (the “Purchase Option”).  The Purchase Option expires 120 days from the date of the withdrawal termination.

The withdrawal is currently being studied in an Environmental Impact Statement prepared by the BLM.  The withdrawal at any time may be extended in duration and scope and there can be no assurance that the withdrawal termination will occur and that the Mining Purchase will occur.

Pursuant to the terms of the agreement, in the event of the closing, Green Energy has agreed to spend an aggregate of at least $1,500,000 in exploration and related work commitments on the Property over the course of three (3) years from the date of closing with, a promised expenditure of $250,000 within the first year of closing.  Green Energy will retain a right of first refusal for the sale of any additional properties, of which Dr. Wenrich becomes a majority owner, within a 30-mile radius of the property.

16

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 4 - MINERAL CLAIMS (continued)

These breccia pipes are vertical pipe-like columns of broken rock (breccia) that formed when layers of sandstone, shale and limestone collapsed downward into underlying caverns. A typical pipe is approximately 300 feet in diameter and extends vertically as much as 3,000 feet.

The uranium-bearing breccia pipes of the northern Arizona breccia pipe district are among the highest grade uranium deposits in the United States.  In addition to uranium, the breccia pipes are also known to contain rare earth metals, including neodymium, and a variety of other valuable metals, including zinc, vanadium, cadmium, copper, silver, molybdenum, cobalt, nickel, gallium, and germanium.

The Breccia Pipe Property does not currently have any reserves.  All activities undertaken and currently proposed at the Breccia Pipe Property are exploratory in nature.  Currently, we are still in the process of assessing the Breccia Pipe Property.

PROSPECT URANIUM

On March 17, 2011, the Company entered into Membership Interests Sale Agreements with Prospect Uranium Inc., a Nevada corporation and Gordon R. Haworth for the purchase of 51.35549% and 24.32225% respectively of the membership interests of Secure Energy LLC, a North Dakota limited liability company.

Secure Energy’s current assets include the following:

1.	Data package including historical exploration data including drill logs, surface samples, maps, reports and other information on various uranium prospects in North Dakota.
2.
Uranium Lease Agreement with Robert Petri, Jr. and Michelle Petri dated June 28, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4.

3.
Uranium Lease Agreement with Robert W. Petri and Dorothy Petri dated June 28, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4.

4.
Uranium Lease Agreement with Mark E. Schmidt dated November 23, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 31: Lots 1 (38.50), 2 (38.54), 3 (38.58), 4 (38.62) and E1/2 W1/2, W1/2NE1/4, SE 1/4.

The uranium lease agreements include the rights to conduct exploration for and mine uranium, thorium, vanadium, other fissionable source materials, and all other mineral substances contained on or under the leased premises.   The leased premises consist of a total of 1,027 acres located in Slope County, North Dakota.

Drill logs from the uranium leases show uranium mineralized roll fronts in sandstone, with uranium mineralization occurring within 350 feet of the surface.  Additional layers of sandstone exist at deeper intervals but have not been cored or logged.

The Prospect Uranium Property does not currently have any reserves.  All activities undertaken and currently proposed at the Prospect Uranium Property are exploratory in nature.  Currently, we are still in the process of assessing the Prospect Uranium Property.

17

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 4 - MINERAL CLAIMS (continued)

ABSAROKA STONE

On May 27, 2011, the Company entered into purchase and sale agreement (the “Agreement”) with Absaroka Stone LLC (“Absaroka”) pursuant to which the Company has agreed to purchase certain unpatented mining claims commonly known as the “Uinta County (Carnotite) Uranium Prospect” located in the Uinta County of Wyoming (the “Property” and the transaction, the “Mining Purchase”).  Pursuant to the terms of the Agreement, Absaroka agreed not to stake for its own account any additional mining claims within a fifteen mile radius of the Property.  Any additional mining claims to be located within the fifteen (15) mile radius of the Property (the “Claim Body”) shall be located, staked and filed by the Company, at the Company’s expense and held in the Company’s name.  In consideration for the purchase of the Property, the Company paid Absaroka $15,000 upon execution of the Agreement.  Additionally, the Company agreed to spend a minimum of $200,000 relating to location, maintenance, exploration, development or equipping any one or more of the mining claims that comprise the Claim Body for commercial production within 24 months from the date of the Agreement.  If the Company fails to incur a minimum of $200,000 in expenses related to the foregoing within 24 months, the Company shall pay an aggregate sum of $50,000 to Absaroka. Pursuant to the terms of the Agreement, the Company agrees to pay a 1% gross royalty (the “Royalty Payment”) to Absaroka on any revenues derived from the sale of all uranium-vanadium, gold, silver, copper and rare earth ores or concentrates produced from the Claim Body, up to an aggregate of $1,000,000.  The Company has the option to eliminate the obligation of the Royalty Payment by paying Absaroka an aggregate payment of $1,000,000.

The Absaroka Property does not currently have any reserves.  All activities undertaken and currently proposed at the Absaroka Property are exploratory in nature.

NOTE 5 – NOTE PAYABLE

Note Payable

On March 17, 2011, in connection with the execution of Membership Interests Sale Agreements of Secure Energy, the Company assumed a 12% $50,000 due on demand note from Prospect Uranium Inc. (see Note 2). As of June 30, 2011, the Company accrued interest of $9,500.

Convertible Promissory Notes

Between October 15, 2010 and December 3, 2010, the Company issued secured convertible promissory notes in the aggregate principal amount of $100,000. The convertible promissory notes mature on the sixth month anniversary of the date of issuance and accrue interest at an annual rate of ten percent (10%).  The convertible promissory notes are payable in full on the maturity date unless previously converted into shares of the Company’s common stock at an initial conversion price of $1.00 per share.  In connection with these convertible promissory notes, the Company granted 50,000 shares of the Company’s common stock. The Company valued these common shares at the fair market value on the date of grant.

Additionally, based on the promissory note agreement, the holders of the convertible promissory notes shall have the right to convert the principal and any interest due under the convertible promissory notes into the shares of the Company issued and sold to investors in a Qualified Financing as defined in the convertible promissory note agreement, at a conversion price equal/similar to purchase price per share of the Qualified Financing securities paid by the investors in such financing.

In December 2010, the Company had a private placement qualified as Qualified Financing (discussed above) and thus a holder of $50,000 worth of convertible promissory note exercised its right under the agreement to have the outstanding principal of and accrued interest on such note converted into similar securities offered in the private placement/qualified financing. Convertible promissory note in the aggregate principal amount of $50,000 (plus $416 in accrued interest) converted into 100,833 units in the private placement on December 29, 2010. Such units include 100,833 shares of the Company’s common stock and a five year warrant to purchase 100,833 shares of the Company’s common stock at an exercise price of $0.50 per share.

18

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 5 – NOTE PAYABLE (continued)

In January 2011, the Company paid $50,000 plus interest of $2,250 in connection with the convertible promissory note issued in October 2010.

At the date of issuance, the Company allocated the proceeds received from such financing transaction to the convertible promissory note and the detached 50,000 shares of the Company’s common stock on a relative fair value basis in accordance with ASC 470 -20 “Debt with Conversion and Other Options”. Therefore the portion of proceeds allocated to the convertible debentures and the detached common stock amounted to $100,000 and was determined based on the relative fair values of each instruments at the time of issuance.  Consequently the Company recorded a debt discount of $41,000 and is being amortized over the term of the convertible promissory notes. Additionally, in December 2010, the Company recognized additional debt discount of $35,000 from the conversion of $50,000 into similar securities offered in the private placement/qualified financing and such debt discount was amortized in December 2010.

The Company evaluated whether or not the convertible promissory notes contain embedded conversion features, which meet the definition of derivatives under ASC 815-15 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations. The Company concluded that since the convertible promissory notes have a fixed conversion price of $1.00, the convertible promissory notes are not considered derivatives. During the fiscal year ended March 31, 2011, amortization of debt discount amounted to $76,000.

As of June 30, 2011, convertible promissory notes including accrued interest amounted to $0.

NOTE 6 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2011:

Common stock, $ 0.0001 par value: 200,000,000 shares authorized; 94,869,018 shares issued and outstanding.

Preferred stock, $0.0001 par value: 25,000,000 shares authorized; none issued and outstanding.

Common Stock

On December 21, 2009, the board of directors declared a dividend of an additional 11.2 shares of its common stock on each share of its common stock outstanding on December 21, 2009.

On December 24, 2009, the Company entered into the Exchange with Green Energy and the shareholders of Green Energy.  The shareholders of Green Energy transferred all of the issued and outstanding capital stock of Green Energy in exchange for the right to receive one share of American Energy common stock for each share of Green Energy common stock.  Accordingly, an aggregate of 28,788,252 shares of American Energy common stock were issued to the shareholders of Green Energy.

On December 24, 2009, the Company sold in a private placement a total of 9,300,000 shares of common stock to 16 individuals for cash in the amount of $0.15 per share for a total $1,395,000.

On December 24, 2009, Julie Carter resigned as sole officer and director of the company and the Company transferred all of the outstanding capital stock of SplitCo to Julie Carter in exchange for the cancellation of 15,250,000 shares of American Energy common stock that she owned.

On March 19, 2010, the Company granted 350,000 shares of our common stock to Randall Reneau in consideration for his services as the Company's then-Chairman of the Board of Directors.  During the quarter ended September 30, 2010 these shares were issued. Randall Reneau served as Chairman from March 19, 2010 until his resignation on November 9, 2010.

On April 26, 2010, the Company entered into a purchase and royalty agreement whereby the Company purchased a 100% interest in certain 86 unpatented lode mining claims located in Mohave County, Arizona.  The purchase price of these mining claims was $65,000 in cash and 200,000 shares of the Company’s common stock.  The Company valued these common shares at the fair market value on the date of grant at $0.85 per share or $170,000, and as of March 31, 2011, these shares have not been issued. These shares were issued in July 2011.

19

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 6 - STOCKHOLDERS' EQUITY (continued)

The Company executed an investor relations agreement in July 2010 pursuant to which it is required to issue 2,000,000 shares of common stock to the consultant in consideration for certain investor relation services. The Company valued these common shares at the fair market value on the date of grant at $0.46 per share or $920,000. Accordingly, the Company recognized stock based consulting expense of $920,000.

On September 1, 2010, the Company entered into consulting agreements with four consultants whereby the Company agreed to issue an aggregate of 800,000 shares of its common stock (200,000 shares per consultant) in consideration for certain services related to business development, financial management and communications. The Company valued these common shares at the fair market value on the date of grant at $0.60 per share or $480,000. Accordingly, the Company recognized stock based consulting expense of $480,000.

Between October 15, 2010 and December 3, 2010, the Company issued secured convertible promissory notes in the aggregate principal amount of $100,000. In connection with these convertible promissory notes, the Company granted 50,000 shares of the Company’s common stock. The Company valued these common shares at the fair market value on the date of grant of $41,000(see Note 5). As of June 30, 2011, these shares have not been issued. These shares were issued in August 2011.

On December 29, 2010 the holder of $50,000 worth of convertible promissory note exercised its right under the note agreement to have the outstanding principal of and accrued interest on such note converted into similar securities offered in the private placement held in December 2010. Convertible promissory note in the aggregate principal amount of $50,000 (plus $416 in accrued interest) converted into 100,833 Units in the private placement on December 29, 2010. Such units include 100,833 shares of the Company’s common stock and five year warrant to purchase 100,833 shares of the Company’s common stock at an exercise price of $0.50 per share. Additionally, the Company recognized additional debt discount of $35,000 from the conversion of $50,000 into similar securities offered in the private placement/qualified financing and such debt discount was amortized in December 2010.

On December 3, 2010, the Company sold an aggregate of 200,000 units for $0.50 per unit pursuant to a private placement for net proceeds of $100,000. In connection with this private placement, the Company issued 200,000 shares of common stock and 200,000 warrants exercisable at a price of $0.50 per share underlying the units. The purchase warrants expire in five years from the date of the warrant. The units were sold to Joshua Bleak, the Company’s President and Daniel Bleak, the Company’s director.

As further consideration for the sale of the 4,000,000 Units above, the Company and the Investors entered into a registration rights agreement pursuant to which the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (“SEC”) covering all shares of the Company’s common stock included within the Units sold in the Offering and underlying any Warrants as well as the shares underlying the warrants issued to the placement agent.  The Company will maintain the effectiveness of the “resale” registration statement from the effective date until the later of; (i) the expiration date of the Warrants; (ii) the date on which the Warrants may be exercised on a "cashless" or "net exercise" basis; or (iii) the Cancellation Date (as defined in the Warrants), unless all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 180 days. The Company is obligated to pay to investors in the Offering a fee of 1% per month of the investors’ investment, payable in cash, up to a maximum of 6%, for each month in excess of the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

Between February 18, 2011 to March 7, 2011, the Company sold in a private placement a total of 31,839,930 units to certain investors at a purchase price of $0.50 per unit, with each unit consisting of (i) one share of the Company’s common stock per value $0.0001 per share and (ii) a five (5) year warrant to purchase one share of the Company’s common stock at a per share exercise price of $0.50. The Company sold units consisting of an aggregate of 31,839,930 shares of common stock and granted 31,839,930 warrants to investors exercisable at a price of $0.50 per share for net proceeds of $14,332,600. The purchase warrants expire in five years from the date of the warrant. In connection with these private placements, the Company paid in cash private placement commissions and broker fees of approximately $1,452,365 and legal fees of $135,000. The placement agent also received 6,367,986 warrants as compensation for serving as placement agent which are exercisable at a price of $.50 per share and expire in five years from the date of the warrant.

20

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 6 - STOCKHOLDERS' EQUITY (continued)

As further consideration for the sale of the 31,839,930 Units above, the Company and the Investors entered into a registration rights agreement, pursuant to which the Company has agreed to file a “resale” registration statement with the SEC covering all shares of the Common Stock sold in the Offering and underlying any Warrants, as well as Common Stock underlying the warrants issued to the placement agent(s) within 60 days.  The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days. The Company is obligated to pay to Investors a fee of 1% per month of the Investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 6%, (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC

On March 17, 2011, the Company entered into Membership Interests Sale Agreements with Prospect Uranium Inc., a Nevada corporation and Gordon R. Haworth for the purchase of 51.35549% and 24.32225% of the membership interests of Secure Energy LLC, a North Dakota limited liability company. The Company paid $60,000 cash and issued 2,725,000 shares of the Company’s common stock to Prospect and assumed certain obligations and liabilities of Prospect in the approximate amount of $80,000, and issued 975,000 shares of the Company’s common stock to Haworth. Upon closing of this transaction on March 17, 2011, Secure Energy became a majority-owned subsidiary of the Company. The purchase consideration included $60,000 in cash and 3.7 million shares of the Company’s stock valued at the fair market value on the date of grant of $0.80 per share or $2,960,000 thus a total purchase price of $3,020,000.

On December 28, 2010, the Company and an affiliated consulting company entered into a 9 month investor and public relations consulting agreement in consideration for a consulting fee of $200,000. In March 2011, this agreement was amended pursuant to which the consulting fee was amended to 600,000 shares of the Company’s common stock and a cash payment of $275,000 from $200,000. On June 14, 2011, the Company appointed to the board of directors of the Company, Jonathan Braun, who is the President of the affiliated consulting company. The Company valued these common shares at the fair market value on the date of grant at $1.24 per share or $744,000. The Company has recognized stock based consulting expense of $248,000 during fiscal year ended March 31, 2011. Additionally, the Company recognized stock based consulting expense of $248,000 and prepaid expense of $248,000 in connection with the 600,000 shares during the three months ended June 30, 2011. These shares were issued in April 2011.

On April 8, 2011, the Company entered into a 90 day consulting agreement whereby the Company agreed to issue 750,000 shares of its common stock in consideration for certain services related to investor relations. The Company valued these common shares at the fair market value on the date of grant at $0.59 per share or $442,500. The Company recognized stock based consulting expense of $408,083 and prepaid expense of $34,417 during the three months ended June 30, 2011.

As of June 30, 2011, the Company had 94,869,018 shares of common stock issued and outstanding and 250,000 shares of common stock to be issued.

Common Stock Options

On April 1, 2010, shareholders representing a majority of the voting shares of the Company approved the 2010 Equity Incentive Plan (the “Plan”) and reserved 7,500,000 shares of Common stock for issuance pursuant to awards under the Plan. The Plan is intended as an incentive, to retain in the employ of, and as directors, officers, consultants, advisors and employees of the Company, persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries

On March 19, 2010, the Company granted 750,000 10-year options to purchase shares of common stock at $0.25 per share to a former officer of the Company which was subject to a vesting schedule based on the recipient's continued employment. The 750,000 options were valued on the grant date at $0.15 per option or a total of $112,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.15 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 237% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 3.70%.

21

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 6 - STOCKHOLDERS' EQUITY (continued)

On April 1, 2010, the Company granted an aggregate of 2,350,000 10-year options to purchase shares of common stock at $0.25 per share to three officers and one employee of the Company which are subject to a vesting schedule based on the recipient's continued employment. The 2,350,000 options were valued on the grant date at $0.15 per option or a total of $352,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.15 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 236% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 3.89%.

On October 6, 2010, the Company granted 150,000 10-year options to purchase shares of common stock at $0.25 per share to a director of the Company which is subject to a vesting schedule based on the recipient's continued employment. The 150,000 options were valued on the grant date at $0.77 per option or a total of $115,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.77 per share, volatility of 239% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 2.41%.

For the three months ended June 30, 2011, the Company recorded stock-based compensation expense of $46,800. At June 30, 2011, there was $268,850 of total unrecognized compensation expense related to non-vested option-based compensation arrangements under the 2010 Plan.

On April 1, 2010, the Company granted an aggregate of 1,000,000 10-year options to purchase shares of common stock at $0.25 per share to three consultants which are subject to a vesting schedule based on the recipient's continued service. The 1,000,000 options were valued on the grant date at $0.15 per option or a total of $150,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.15 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 236% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 3.89%.

On October 1, 2010, the Company granted 60,000 10-year options to purchase shares of common stock at $0.25 per share to a consultant which is subject to a vesting schedule based on the recipient's continued service. The 60,000 options were valued on the grant date at $0.75 per option or a total of $45,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.77 per share, volatility of 239% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 2.54%.

For the three months ended June 30, 2011, the Company recorded stock-based consulting expense of $27,000 on options granted.

During the three months ended June 30, 2011, 375,000 options were forfeited in accordance with the termination of employee and consultant relationships. A summary of the stock options as of June 30, 2011 and changes during the period are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at June 30, 2010	3,185,000	$0.25	9.50
Granted	-	-	-
Exercised	-	-	-
Forfeited	(375,000)	-	-
Balance outstanding at June 30, 2011	2,810,000	$0.25	9.25

Options vested and exercisable at June 30, 2011	1,082,000	$0.25
Weighted average fair value of options granted during the period		$-

Stock options outstanding at June 30, 2011as disclosed in the above table have no intrinsic value due to the exercise price is higher than the trading price of the Company’s common stock.

22

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 6 - STOCKHOLDERS' EQUITY (continued)

Common Stock Warrants

In December 2009, in connection with the sale of the Company’s common shares, the Company granted 4,650,000 warrants to investors exercisable at a price of $0.40 per share. The purchase warrants expire in two years from the date of the warrant.

In December 2010, in connection with the sale of the Company’s common shares, the Company granted 4,200,000 warrants to investors exercisable at a price of $0.50 per share. The purchase warrants expire in five years from the date of the warrant. The placement agent also received 800,000 warrants as compensation for serving as placement agent which are exercisable at a price of $.50 per share and expire in five years from the date of the warrant.

On December 29, 2010 the holder of $50,000 worth of convertible promissory note elected to have the outstanding principal of and accrued interest on such note, on a dollar-for-dollar basis, exchanged into the private placement held in December 2010. Convertible promissory note in the aggregate principal amount of $50,000 (plus $416 in accrued interest) converted into 100,833 Units in the private placement on December 29, 2010. Such units include 100,833 shares of the Company’s common stock and a five year warrant to purchase 100,833 shares of the Company’s common stock at an exercise price of $0.50 per share.

Between February 2011 and March 2011, in connection with the sale of the Company’s common shares, the Company granted 31,839,930 warrants to investors exercisable at a price of $0.50 per share. The purchase warrants expire in five years from the date of the warrant. The placement agent also received 6,367,986 warrants as compensation for serving as placement agent which are exercisable at a price of $.50 per share and expire in five years from the date of the warrant.

On February 1, 2011, the Company granted 4,000,000 5-year warrants to purchase shares of common stock at $0.50 per share to a consultant in connection with an 11 month consulting agreement. The 4,000,000 warrants were valued on the grant date at approximately $0.68 per warrant or a total of approximately $2,713,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.69 per share, volatility of 206% (estimated using volatilities of similar companies), expected term of 5 years, and a risk free interest rate of 2.02%. The Company has recognized stock based consulting expense of $493,206 during the fiscal year ended March 31, 2011. Additionally, the Company recognized stock based consulting expense of $739,809 and prepaid expense of $1,479,617 during the three months ended June 30, 2011.

A summary of the status of the Company's outstanding stock warrants as of June 30, 2011 and changes during the period then ended is as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance at March 31, 2011	51,958,749	$0.49
Granted	-	-
Exercised/Forfeited	-	-
Balance at June 30, 2011	51,958,749	$0.49

Warrants exercisable at June 30, 2011	51,958,749	$0.49
Weighted average fair value of options granted during the three months ended June 30, 2011		$-

23

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 6 - STOCKHOLDERS' EQUITY (continued)

The following table summarizes information about stock warrants outstanding at June 30, 2011:

Warrants Outstanding and Exercisable
Range of Exercise Price	Number Outstanding at June 30, 2011	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.40	4,650,000	0.50 Year	$0.40
0.50	47,308,749	4.64 Years	0.50
	51,958,749		$0.49

NOTE 7 - ACQUISITION OF SECURE ENERGY LLC

On March 17, 2011, the Company entered into Membership Interests Sale Agreements with Prospect Uranium Inc., a Nevada corporation (“Prospect”) and Gordon R. Haworth (“Haworth”) for the purchase of 51.35549% and 24.32225% of the membership interests of Secure Energy LLC, a North Dakota limited liability company (“Secure Energy”). The Company paid $60,000 cash and issued 2,725,000 shares of the Company’s common stock to Prospect and assumed certain obligations and liabilities of Prospect in the approximate amount of $80,000, and issued 975,000 shares of the Company’s common stock to Haworth. Upon closing of this transaction on March 17, 2011, Secure Energy became a majority-owned subsidiary of the Company.

The purchase consideration included $60,000 in cash and 3.7 million shares of the Company’s stock valued at the fair market value on the date of grant at $0.80 per share thus a total purchase price of $3,020,000.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”. The Company is the acquirer for accounting purposes and Secure Energy is the acquired company.  Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary, Secure Energy. The net purchase price paid by the Company, was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Current assets (including cash of $41)	$10,008
Prepaid expenses – long term portion	45,651
Goodwill	3,065,014

Liabilities assumed (including a 12% note payable of $50,000)	(100,673)

Net purchase price	$3,020,000

Prepaid expenses – long term portion acquired consist primarily of costs paid for future mineral lease payments after one year in connection with three Uranium lease agreements dated in year 2007. Such prepaid cost is associated with lease payments for year 2013 to 2017.

During the fiscal year ended March 31, 2011, the Company recorded an impairment of goodwill of $3,065,014 associated with the acquisition of Secure Energy. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Secure Energy has not generated future cash flows and has not generated revenues since its inception, has incurred losses and cash used in operations, management deemed the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date.

24

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 7 - ACQUISITION OF SECURE ENERGY LLC (continued)

Unaudited pro forma results of operations data as if the Company and Secure Energy had occurred are as follows:

	The Company and Secure Energy for the three months ended June 30, 2011	The Company and Secure Energy for the three months ended June 30, 2010	The Company and Secure Energy from November 23, 2009 (Inception date) to June 30, 2011
Pro forma revenues	$-	$-	$-
Pro forma loss from operations	(2,623,732)	(323,081)	(10,967,159)
Pro forma net loss	(2,616,982)	(322,362)	(11,039,436)
Pro forma loss per share	$(0.03)	$(0.01)	$(0.18)
Pro forma diluted loss per share	$(0.03)	$(0.01)	$(0.18)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred and is not intended to be a projection of future results.

NOTE 8 – RELATED PARTY TRANSACTIONS

On December 3, 2010, the Company sold an aggregate of 200,000 units for $0.50 per unit pursuant to a private placement for net proceeds of $100,000 to Joshua Bleak, the Company’s President and Daniel Bleak, the Company’s director. In connection with this private placement, the Company issued 200,000 shares of common stock and 200,000 warrants exercisable at a price of $0.50 per share underlying the units.

During the three months ended June 30, 2011, the Company paid rent of $7,500 on a facility lease by an affiliated company for which our CEO/director, is the President.   In April 2010, the Company entered into a month to month lease agreement whereby the rent for this office space is $1,500 per month.  In June 2010, the rent was increased to $2,500 per month due to the lease of additional space.

On April 26, 2010, the Company entered into a purchase and royalty agreement with an affiliated company for which our Director, Daniel Bleak is the President. The Company purchased a 100% interest in certain 86 unpatented lode mining claims located in Mohave County, Arizona.  The purchase price of these mining claims was $65,000 in cash and 200,000 shares of the Company’s common stock valued on the date of grant at $0.85 per share or $170,000. The Company will pay a 3% net smelter returns royalty on all uranium sales. The Company shall have the right to reduce the royalty from 3% to 0% by paying the aggregate sum of $1,500,000 ($500,000 for each 1%).

On December 28, 2010, the Company and an affiliated consulting company entered into a 9 month investor and public relations consulting agreement in consideration for a consulting fee of $200,000. In March 2011, this agreement was amended pursuant to which the consulting fee was amended to 600,000 shares of the Company’s common stock valued on the date of grant at $1.24 per share or $744,000 and a cash payment of $275,000 from $200,000. On June 14, 2011, the Company appointed to the board of directors of the Company, Jonathan Braun, who is the President of the affiliated consulting company.

For the three months ended June 30, 2011, the Company incurred $9,000 in accounting fees to a director of the Company, Bill Allred, which has been included in professional and consulting expenses on the accompanying consolidated statement of operations.

For the three months ended June 30, 2011, the Company incurred $30,000 in consulting fees to a director of the Company, Danny Bleak, which has been included in professional and consulting expenses on the accompanying consolidated statement of operations.

25

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 8 – RELATED PARTY TRANSACTIONS (continued)

On March 1, 2011, in connection with a consulting agreement, the Company agreed to issue 4,000,000 10-year options to purchase shares of common stock to an affiliated company for which our Director, Daniel Bleak is the President, and advance $50,000 in cash based on the consulting agreement. On March 31, 2011, the Company entered into a termination agreement, whereby both parties agreed, that the Company has no obligation to pay any portion of the consulting fee of $50,000 and 4,000,000 options and that immediately upon execution of this termination agreement, the affiliated company shall return the advance of $50,000 to the Company.

NOTE 9 – COMMITMENTS

Uranium Lease Agreements

In connection with the execution of the Membership Interests Sale Agreements of Secure Energy LLC, the Company acquired the following Uranium lease agreements:

1)	Slope County, North Dakota, Lease 1 and 2

On June 28, 2007, the Company’s majority owned subsidiary, Secure Energy, LLC, signed a 20 year mining lease to develop and operate 472.8 acres of uranium mining properties in the Slope County, North Dakota. The Company prepaid the annual payment of $10 per net acre for eight years amounting to $36,717 at the date of signing. The Company will pay a production royalty of $0.75 per pound of all uranium sales.

2)	Slope County, North Dakota, Lease 3

On November 23, 2007, the Company’s majority owned subsidiary, Secure Energy, LLC signed a 10 year mining lease, with right to extend an additional 10 years to develop and operate 554.24 acres of uranium mining properties in the Slope County, North Dakota. The Company prepaid the annual payment of $10 per net acre for ten years amounting to $53,775 at the date of signing. The Company will pay a production royalty of $0.75 per pound of all uranium sales or 5% of net proceeds from the sale of uranium bearing ores.

Royalty agreements

On April 26, 2010, the Company entered into a purchase and royalty agreement with an affiliated company for which our Director, Daniel Bleak is the President. The Company purchased a 100% interest in certain 86 unpatented lode mining claims located in Mohave County, Arizona.  The purchase price of these mining claims was $65,000 in cash and 200,000 shares of the Company’s common stock. The Company will pay a 3% net smelter returns royalty on all uranium sales. The Company shall have the right to reduce the royalty from 3% to 0% by paying the aggregate sum of $1,500,000 ($500,000 for each 1%).

On May 27, 2011, the Company entered into purchase and sale agreement (the “Agreement”) with Absaroka Stone LLC (“Absaroka”) pursuant to which the Company has agreed to purchase certain unpatented mining claims commonly known as the “Uinta County (Carnotite) Uranium Prospect” located in the Uinta County of Wyoming (the “Property” and the transaction, the “Mining Purchase”).  Pursuant to the terms of the Agreement, Absaroka agreed not to stake for its own account any additional mining claims within a fifteen mile radius of the Property.  Any additional mining claims to be located within the fifteen (15) mile radius of the Property (the “Claim Body”) shall be located, staked and filed by the Company, at the Company’s expense and held in the Company’s name.  In consideration for the purchase of the Property, the Company paid Absaroka $15,000 upon execution of the Agreement.  Additionally, the Company agreed to spend a minimum of $200,000 relating to location, maintenance, exploration, development or equipping any one or more of the mining claims that comprise the Claim Body for commercial production within 24 months from the date of the Agreement.  If the Company fails to incur a minimum of $200,000 in expenses related to the foregoing within 24 months, the Company shall pay an aggregate sum of $50,000 to Absaroka. Pursuant to the terms of the Agreement, the Company agrees to pay a 1% gross royalty (the “Royalty Payment”) to Absaroka on any revenues derived from the sale of all uranium-vanadium, gold, silver, copper and rare earth ores or concentrates produced from the Claim Body, up to an aggregate of $1,000,000.  The Company has the option to eliminate the obligation of the Royalty Payment by paying Absaroka an aggregate payment of $1,000,000.

26

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 10 – SUBSEQUENT EVENTS

As of June 30, 2011, the Company had 250,000 shares of common stock to be issued. These shares were issued between July 2011 and August 2011.

On July 22, 2011, the Company, Sagebrush Gold Ltd (“Sage”) and Continental Resources Acquisition Sub, Inc., Sage’s wholly owned subsidiary (“Acquisition Sub”), entered into an asset purchase agreement (the “Agreement”) pursuant to which Acquisition Sub purchased substantially all of the assets of the Company (the “Asset Sale”) in consideration for (i) shares of Sage’s common stock (the “Shares”) which shall be equal to eight (8) Shares for every ten (10) shares of the Company’s common stock outstanding; (ii) the assumption of the outstanding warrants to purchase shares of the Company’s common stock such that Sage shall deliver to the holders of the Company’s warrants, warrants to purchase shares of Sage’s common stock (the “Warrants”) which shall be equal to one  Warrant to purchase eight (8) shares of Sage’s common stock for every warrant to purchase ten (10) shares the Company’s common stock outstanding at an exercise price equal to such amount as is required pursuant to the terms of the outstanding warrants, and (iii)  the assumption of the Company’s  2010 Equity Incentive Plan and all options granted and issued thereunder such that Sage shall deliver to the Company’s option holders, options (the “Options”) to purchase an aggregate of such number of shares of Sage’s common stock issuable under Sage’s equity incentive plan which shall be equal to one  option to purchase eight (8) shares of Sage’s common stock for every option to purchase ten (10) shares of the Company’s common stock outstanding with a strike price equal to such amount as is required pursuant to the terms of the outstanding option.  The exercise price of the Warrants and the strike price and Options shall be determined and certified by an officer of Sage.  Upon the closing of the Asset Sale, Acquisition Sub will assume the Assumed Liabilities (as defined in the Agreement) of the Company.  As of August 22, 2011, the Shares discussed above have not been issued.

Under the terms of the Agreement, Sage purchased from the Company substantially all of the Company’s assets, including, but not limited to, 100% of the outstanding shares of common stock of the Company’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) as defined in the agreement.  The acquired assets include approximately $13 million of cash.

A majority of the stockholders of the Company approved the Agreement by written consent on or about July 21, 2011. There can be no assurance that the transaction will be tax free to any particular stockholder or the ability or timing of receipt of all approvals necessary to liquidate.  The Agreement constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and constitutes a plan of liquidation of the Company.  The Company is expected to liquidate on or prior to July 1, 2012.  Sage has agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) in connection with liquidation of the Company no later than thirty (30) days following the later of the closing date of the Asset Sale or such date that the Company delivers to Sage its audited financial statements for the three months ended June 30, 2011.  The Company will subsequently distribute the registered Shares to its shareholders as part of its liquidation.  Sage agreed to use its best efforts to cause such registration to be declared effective within twelve months following the closing date of the Asset Sale.  Sage has agreed to pay liquidated damages of 1% per month, up to a maximum of 5%, in the event that Sage fails to file or is unable to cause the registration statement to be declared effective.

On July 18, 2011, the Company purchased an unsecured 6% promissory note (the “Note”) from Sage for an aggregate purchase price of $2,000,000. The Note matures six (6) months from the date of issuance.

27

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2011	2011
	(UNAUDITED)

ASSETS

Current assets:
Cash	$1,543,103	$14,383,452
Restricted cash	4,122,701	-
Marketable securities available for sale	150,000	-
Note receivable	500,000	-
Other receivables	29,258	-
Prepaid expenses - current portion	1,115,949	3,280,863
Deferred financing cost	245,015	-
Deposit - current portion	-	50,000
Assets of discontinued operations - current portion	123,250	-

Total current assets	7,829,276	17,714,315

Other assets:
Prepaid expenses - long term portion	40,250	45,234
Property and equipment, net	9,460,988	31,728
Mining rights	2,000	-
Goodwill	7,647,997	-
Reclamation bond deposit	4,557,629	-
Deposit - long term portion	51,000	-
Assets of discontinued operations - long term portion	8,509	-

Total Assets	$29,597,649	$17,791,277

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$5,471,439	$165,648
Senior convertible promissory note, net of debt discount	266,667	-
Convertible promissory notes, net of debt discount	457,771	-
Convertible promissory note - related party, net of debt discount	66,027	-
Note payable, net of debt discount	391,735	50,000
Note payable - related party, net of debt discount	391,735	-
Derivative liability	11,510,601	-
Liabilities of discontinued operation	16,253	-
Total liabilities	18,572,228	215,648

Stockholders' Equity:
Preferred stock, $.0001 par value, 25,000,000 shares
authorized: no shares issued and outstanding	-	-
Common stock, $.0001 par value, 200,000,000 shares
authorized: 95,119,018 issued and outstanding
at September 30, 2011 and 93,519,018 issued and
outstanding at March 31, 2011	9,512	9,352
Additional paid-in capital	32,183,579	24,267,544
Common stock, $.0001 par value, none to
be issued at September 30, 2011 and 850,000 shares to
be issued at March 31, 2011	-	955,000
Accumulated deficit	(24,686,759)	(7,643,273)
Accumulated other comprehensive income - investment in marketable securities	50,000	-
Accumulated other comprehensive loss - cumulative foreign currency translation adjustment	(317)	-
Total Continental Resources Group, Inc. deficit	7,556,015	17,588,623

Non-controlling interest in subsidiary	3,469,406	(12,994)
Total stockholders' equity	11,025,421	17,575,629

Total liabilities and stockholders' equity	$29,597,649	$17,791,277

See accompanying notes to unaudited consolidated financial statements.

CONTINENTAL RESOURCES GROUP, INC AND SUBSIDIARIES
(FORMERLY AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE THREE MONTHS ENDED	FOR THE THREE MONTHS ENDED	FOR THE SIX MONTHS ENDED	FOR THE SIX MONTHS ENDED	PERIOD FROM INCEPTION NOVEMBER 23, 2009 TO
	SEPTEMBER 30, 2011	SEPTEMBER 30, 2010	SEPTEMBER 30, 2011	SEPTEMBER 30, 2010	SEPTEMBER 30, 2011
	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)

Revenues	$-	$-	$-	$-	$-

Expenses
Exploration costs	926,994	96,475	949,365	123,168	1,173,460
Impairment of mining rights	-	-	15,000	-	459,200
Impairment of goodwill	-	-	-	-	3,065,014
Depreciation	94,328	1,326	97,640	2,651	104,578
Compensation and related taxes	570,667	103,250	773,242	194,226	1,408,241
Professional and consulting	4,288,926	1,521,943	6,384,833	1,622,563	9,283,912
General and administrative	191,203	110,795	476,709	212,717	1,514,089
Total operating expenses	6,072,118	1,833,789	8,696,789	2,155,325	17,008,494

Operating loss from continuing operations	(6,072,118)	(1,833,789)	(8,696,789)	(2,155,325)	(17,008,494)

Other income (expenses)
Interest expense	(1,665,933)	-	(1,667,433)	-	(1,751,856)
Derivative expense	(5,198,206)	-	(5,198,206)	-	(5,198,206)
Change in fair value of derivative liability	1,687,605	-	1,687,605	-	1,687,605
Settlement expense	(4,761,500)	-	(4,761,500)	-	(4,761,500)
Interest income	5,556	229	13,806	948	19,202
Total other income (expenses)	(9,932,478)	229	(9,925,728)	948	(10,004,755)

Loss from continuing operations before provision for income taxes	(16,004,596)	(1,833,560)	(18,622,517)	(2,154,377)	(27,013,249)

Provision for income taxes	-	-	-	-	-

Loss from continuing operations	(16,004,596)	(1,833,560)	(18,622,517)	(2,154,377)	(27,013,249)

Discontinued operations:
Gain (loss) from discontinued operations, net of tax	(986,565)	-	(986,565)	-	(986,565)

Net loss	(16,991,161)	(1,833,560)	(19,609,082)	(2,154,377)	(27,999,814)

Less: Net loss attributable to non-controlling interest	5,849,053	-	5,849,992	-	6,597,451

Net loss attributable to Continental Resources Group, Inc.	(11,142,108)	(1,833,560)	(13,759,090)	(2,154,377)	(21,402,363)

Subsidiary's deemed preferred stock dividends	(3,284,396)	-	(3,284,396)	-	(3,284,396)

Net loss available to common stockholders	$(14,426,504)	$(1,833,560)	$(17,043,486)	$(2,154,377)	$(24,686,759)

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.17)	$(0.04)	$(0.20)	$(0.04)	$(0.41)
Loss from discontinued operations	$(0.01)	$-	$(0.01)	$-	$(0.02)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic and Diluted	95,055,831	50,699,448	94,897,315	50,614,318	65,244,196

See accompanying notes to unaudited consolidated financial statements.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE SIX MONTHS ENDED	FOR THE SIX MONTHS ENDED	PERIOD FROM INCEPTION NOVEMBER 23, 2009 TO
	SEPTEMBER 30, 2011	SEPTEMBER 30, 2010	SEPTEMBER 30, 2011
	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)

Cash flows from operating activities:
Net loss attributable to Continental Resources Group, Inc.	$(13,759,090)	$(2,154,377)	$(21,402,363)
Adjustments to reconcile net loss attributable to Continental Resources
Group, Inc. to net cash used in operating activities:
Depreciation	97,640	2,651	104,578
Amortization of prepaid expenses	733,813	-	733,813
Amortization of prepaid expense in connection
with the issuance of warrants issued for prepaid services	1,479,618	-	1,972,824
Amortization of prepaid expense in connection
with the issuance of common stock issued for prepaid services	938,500	-	1,186,500
Amortization of debt discounts and deferred financing cost	1,521,625	-	1,521,625
Stock based compensation on options granted	1,627,907	-	1,864,507
Consulting fees paid by issuance of common stock	-	-	36,000
Common stock issued for directors' compensation	-	-	49,000
Impairment of goodwill	-	-	3,065,014
Non-controlling interest	(5,849,992)	-	(6,597,451)
Amortization of debt discount	-	-	76,000
Common stock issued for services	-	1,400,000	1,400,000
Settlement expense	4,761,500	-	4,761,500
Gain from disposal of discontinued operations	(1,033,230)	-	(1,033,230)
Derivative expense	5,198,206	-	5,198,206
Change in fair value of derivative liability	(1,687,605)	-	(1,687,605)
Impairment of mining rights	15,000	-	459,200

Changes in operating assets and liabilities
(Increase) in restricted cash	(4,122,701)	-	(4,122,701)
(Increase) in other receivable	(3,333)	-	(3,333)
(Increase) decrease in prepaid expenses - current portion	48,441	18,000	(507,029)
Decrease in assets of discontinued operations - current portion	2,024,646	-	2,024,646
(Increase) decrease in deposits - current portion	50,000	(15,097)	-
Decrease in prepaid expenses - long term portion	-	-	417
(Increase) in deposits - long term portion	-	-	-
Decrease in assets of discontinued operations - long term portion	2,094	-	2,094
Increase (decrease) in accounts payable and accrued liabilities	235,571	(3,058)	350,962
Increase in liabilities of discontinued operation	1,148,949	-	1,148,949

Net cash used in operating activities	(6,572,441)	(751,881)	(9,397,877)

Cash flows from investing activities:
Acquisition of mining rights	(15,000)	(65,000)	(289,200)
Investment in marketable securities available for sale	(100,000)	-	(100,000)
Increase in reclamation bond deposit	(1,715,629)	-	(1,715,629)
Cash used in acquisition of Gold Acquisition	(12,000,000)	-	(12,000,000)
Cash and restricted cash acquired in connection with the asset
purchase agreement entered into with a majority owned subsidiary	4,230,435	-	4,230,435
Acquisition of Secure Energy LLC (cash portion)	-	-	(59,959)
Purchase of office equipment and vehicle	(18,897)	(19,330)	(57,563)
Net cash used in investing activities	(9,619,091)	(84,330)	(9,991,916)

Cash flows from financing activities:
Proceeds from convertible promissory notes	1,715,604	-	1,815,604
Payments on note payable	(3,326,500)	-	(3,326,500)
Payment of convertible promissory note	-	-	(50,000)
Proceeds from sale of subsidiary's preferred stock	3,284,396	-	3,284,396
Proceeds from sale of subsidiary's common stock	1,678,000	-	1,678,000
Proceeds from sale of common stock, net of issuance cost	-	-	17,531,713
Net cash provided by financing activities	3,351,500	-	20,933,213

EFFECT OF EXCHANGE RATE ON CASH	(317)	-	(317)

Net increase in cash	(12,840,349)	(836,211)	1,543,103

Cash at beginning of year	14,383,452	962,392	-

Cash at end of period	$1,543,103	$126,181	$1,543,103

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-	$2,250
Income taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Beneficial conversion feature and debt discount in connection with the
issuance of convertible promissory notes	$1,715,604	$-	$1,756,604
Debt discount in connection with the conversion
of convertible promissory notes into a qualified financing	$-	$-	$35,000
Issuance of common stock for conversion
of convertible promissory notes and accrued interest	$-	$-	$50,416
Stock warrants issued for prepaid services	$-	$-	$2,712,632
Issuance of common stock in connection with the
acquisition of Secure Energy, LLC	$-	$-	$2,960,000
Assumption of note payable in connection with the
acquisition of Secure Energy, LLC	$-	$-	$50,000
Common stock to be issued for prepaid services	$-	$-	$744,000
Issuance of common stock for purchase
of mining rights	$-	$-	$170,000
Subsidiary's preferred stock deemed dividend	$3,284,396	$-	$3,284,396
Issuance of a note payable in connection with the acquisition of business	$8,000,000	$-	$8,000,000
Purchase of reclamation bond deposit of Gold Acquisition upon acquisition	$2,842,000	$-	$2,842,000
Purchase of property and equipment of Gold Acquisition upon acquisition	$9,508,003	$-	$9,508,003
Purchase of mining rights of Gold Acquisition upon acquisition	$2,000	$-	$2,000
Value of Goodwill upon acquisition of Gold Acquisition	$7,647,997	$-	$7,647,997

See accompanying notes to unaudited consolidated financial statements.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The unaudited consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The consolidated financial statements and notes are presented as permitted on Form 10-Q and do not contain information included in the Company’s annual statements and notes.  Certain information and footnote disclosure normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these consolidated financial statements be read in conjunction with the March 31, 2011 Form 10-K filed with the SEC, including the audited consolidated financial statements and the accompanying notes thereto.  While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These unaudited consolidated financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

Continental Resources Group, Inc. (the "Company"), formerly American Energy Fields, Inc. was incorporated as Sienna Resources, Inc. in the State of Delaware on July 20, 2007 to engage in the acquisition, exploration and development of natural resource properties.  On December 21, 2009 we had filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware in order to change our name to “American Energy Fields, Inc.”, change our authorized capital to 200,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share and create “blank check” preferred stock. On June 28, 2011, the Company changed its name to Continental Resources Group, Inc. from “American Energy Fields, Inc.

On December 24, 2009, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Green Energy Fields, Inc., a privately-held Nevada corporation (“Green Energy”), and the shareholders of Green Energy.  Upon closing of the transaction contemplated under the Exchange Agreement, on December 24, 2009, the shareholders of Green Energy transferred all of the issued and outstanding capital stock of Green Energy to the Company in exchange for shares of the Company’s common stock (the “Exchange”).  Such Exchange caused Green Energy to become our wholly-owned subsidiary.  Immediately following the closing of the Exchange, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”),the Company transferred all of its pre-Exchange assets and liabilities (“Split-off”) to its wholly-owned subsidiary, Sienna Resources Holdings, Inc. (“SplitCo”).  Thereafter, pursuant to a stock purchase agreement, the Company transferred all of the outstanding capital stock of SplitCo to Julie Carter, its former officer and director, in exchange for the cancellation of shares of the Company’s common stock that she owned.  Following the Exchange and the Split-off, the Company’s sole line of business is the business of Green Energy.

The Company is now primarily engaged in the acquisition and exploration of properties that may contain uranium mineralization in the United States.  Our target properties are those that have been the subject of historical exploration.  The Company acquired State Leases and federal unpatented mining claims in the states of Arizona and California for the purpose of exploration and potential development of uranium minerals on a total of approximately 7,200 acres.

Since the Company had no assets of substance prior to the Exchange, for accounting purposes the Exchange has been treated as a merger of both companies and recapitalization of the shares of Green Energy with the Company.  The accounting rules for reverse acquisitions require that, beginning with the date of the acquisition (December 24, 2009), the balance sheet include the assets and liabilities of Green Energy and the equity accounts be recapitalized to reflect the net equity of Green Energy.  Accordingly, the historical operating results of Green Energy are now the operating results of the Company. Green Energy was formed on November 23, 2009.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

On July 22, 2011, the Company, Sagebrush Gold Ltd (“Sagebrush”) and Continental Resources Acquisition Sub, Inc., Sagebrush’s wholly owned subsidiary (“Acquisition Sub”), entered into an asset purchase agreement (the “Agreement”) pursuant to which Acquisition Sub purchased substantially all of the assets of the Company (the “Asset Sale”) in consideration for (i) shares of Sagebrush’s common stock (the “Shares”) which shall be equal to eight (8) Shares for every ten (10) shares of the Company’s common stock outstanding; (ii) the assumption of the outstanding warrants to purchase shares of the Company’s common stock such that Sagebrush shall deliver to the holders of the Company’s warrants, warrants to purchase shares of Sagebrush’s common stock (the “Warrants”) which shall be equal to one  Warrant to purchase eight (8) shares of Sagebrush’s common stock for every warrant to purchase ten (10) shares the Company’s common stock outstanding at an exercise price equal to such amount as is required pursuant to the terms of the outstanding warrants, and (iii)  the assumption of the Company’s  2010 Equity Incentive Plan and all options granted and issued thereunder such that Sagebrush shall deliver to the Company’s option holders, options (the “Options”) to purchase an aggregate of such number of shares of Sagebrush’s common stock issuable under Sagebrush’s equity incentive plan which shall be equal to one  option to purchase eight (8) shares of Sagebrush’s common stock for every option to purchase ten (10) shares of the Company’s common stock outstanding with a strike price equal to such amount as is required pursuant to the terms of the outstanding option.  Under the terms of the Agreement, Sagebrush purchased from the Company substantially all of the Company’s assets, including, but not limited to, 100% of the outstanding shares of common stock of the Company’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) and a majority voting interest in Secure Energy LLC. Upon the closing of the Asset Sale, Acquisition Sub will assume the Assumed Liabilities (as defined in the Agreement) of the Company.  After giving effect to the foregoing, Sagebrush issued 76,095,214 shares of its Common Stock, 41,566,999 of its stock warrants, and 2,248,000 of its stock options following the transaction. Consequently, the issuance of 76,095,214 shares of Sagebrush’s common stock accounted for approximately 67% of the total issued and outstanding stocks of Sagebrush as of July 22, 2011 and the Company became the parent company of Sagebrush. As of September 30, 2011, the Company holds 62.84% of interest in Sagebrush. As a result, the consolidated financial statements of the Company include the accounts of the Company and its majority owned subsidiary, Sagebrush and its subsidiaries, as of September 30, 2011.

 On August 30, 2011, the Company, through Sagebrush’s wholly owned subsidiary, Gold Acquisition Corp. (“Gold Acquisition”) acquired the Relief Canyon Mine (“Relief Canyon”) located in Pershing County, near Lovelock, Nevada,  for an aggregate purchase price consisting of: (i)  $12,000,000 cash and (ii)  $8,000,000 of senior secured convertible promissory notes (collectively, the “Notes”) issued to Platinum Long Term Growth LLC (“Platinum”) and Lakewood Group LLC (“Lakewood” and collectively with Platinum, the “Sellers”).

Effective November 23, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”).

The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The consolidated financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The Company has incurred a net loss attributable to Continental Resources Group, Inc. of $13,759,090 for the six months ended September 30, 2011 and cumulative net losses of approximately $24.7 million since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and present the financial statements of the Company and its subsidiary. The consolidated financial statements include the accounts of the Company and its majority owned subsidiary, Sagebrush (62.84% controlling interest), as of September 30, 2011. In connection with the asset purchase agreement with Sagebrush, the Company included the operating results of Sagebrush beginning July 22, 2011 in the accompanying statements of operations for the six months ended September 30, 2011. In the preparation of consolidated financial statements of the Company, intercompany transactions and balances are eliminated and net earnings are reduced by the portion of the net earnings of subsidiaries applicable to non-controlling interests.

EXPLORATION STAGE COMPANY

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties. The Company has not commenced business operations. The Company is an exploration stage company as defined in ASC 915 “Development Stage Entities”.

NON-CONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS

In December 2007, the FASB issued ASC 810-10-65, “Non-controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51,” (“SFAS No. 160”).  This statement clarifies that a non-controlling (minority) interest in a subsidiary is an ownership interest in the entity that should be reported as equity in the consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. This statement is effective for fiscal years beginning after December 15, 2008, with presentation and disclosure requirements applied retrospectively to comparative financial statements. In accordance with ASC 810-10-45-21, those losses attributable to the parent and the non-controlling interest in subsidiary may exceed their interests in the subsidiary’s equity. The excess and any further losses attributable to the parent and the non-controlling interest shall be attributed to those interests even if that attribution results in a deficit non-controlling interest balance. As of September 30, 2011, the Company recorded a deficit non-controlling interest balance of $1,376 in connection with our majority-owned subsidiary, Sagebrush as reflected in the accompanying consolidated balance sheets.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates made by management include, but are not limited to, the useful life of property and equipment, the assumptions used to calculate stock-based compensation, derivative liability, and debt discount, valuation of goodwill, and common stock issued for services. Actual results could differ from those estimates.

RECLASSIFICATION

Certain amounts in the 2010 consolidated financial statements have been reclassified to conform to the 2011 presentation. Such reclassifications had no effect on the reported net loss.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. At September 30, 2011, the Company has not reached bank balances exceeding the FDIC insurance limit. The Company has not incurred any losses on bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

MARKETABLE SECURITIES

Marketable securities that the Company invests in publicly traded equity securities are generally restricted for sale under Federal securities laws. Our policy is to liquidate securities received when market conditions are favorable for sale. Since these securities are often restricted, we are unable to liquidate them until the restriction is removed. Pursuant to ASC Topic 320, “Investments –Debt and Equity Securities” the Company’s marketable securities have a readily determinable and active quoted price, such as from NASDAQ, NYSE Euronext, the Over the Counter Bulletin Board, and the OTC Markets Group (formerly known as the Pink Sheets) and any unrealized gain or loss is recognized as an element of comprehensive income based on changes in the fair value of the security as quoted on an exchange or an inter-dealer quotation system. Once liquidated, any realized gain or loss on the sale of marketable securities is reflected in our net income for the period in which the security was liquidated.

The Company performs an analysis of the marketable securities at least on an annual basis to determine if any of these securities have become other than temporarily impaired. Unrealized gains or losses on marketable securities available for sale are recognized on a periodic basis as an element of comprehensive income based on changes in the fair value of the security. If we determine that the decline in fair value is other than temporary we recognize the amount of the impairment as a realized loss into our current period net income (loss). This determination is based on a number of factors, including but not limited to (i) the percentage of the decline, (ii) the severity of the decline in relation to the enterprise/market conditions, and (iii) the duration of the decline.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

COMPREHENSIVE INCOME

Accounting Standards Update (“ASU”) No. 2011-05 amends FASB Codification Topic 220 on comprehensive income (1) to eliminate the current option to present the components of other comprehensive income in the statement of changes in equity, and (2) to require presentation of net income and other comprehensive income (and their respective components) either in a single continuous statement or in two separate but consecutive statements. These amendments do not alter any current recognition or measurement requirements in respect of items of other comprehensive income. The amendments in this Update are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Earlier adoption is permitted, because compliance with the amendments is already permitted. The Company will start to adopt this guidance in the Company’s 2011 fiscal year end consolidated financial statement.

FOREIGN CURRENCY TRANSLATION

The Company’s reporting currency is the U.S. dollar. The functional currency of the parent company is the U.S. dollar and the functional currency of Sagebrush’s former majority owned subsidiary, Capital Hoedown, is the Canadian dollar (“CAN”), the official currency of Canada. Capital accounts of the consolidated financial statements are translated into United States dollars from CAN at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet dates. Income and expenditures are translated at the average exchange rates for the period from July 22, 2011 (Asset purchase agreement date with Sagebrush) to September 30, 2011. A summary of the conversion rates for the periods presented is as follows:

September 30, 2011
Period end CAN: U.S. dollar exchange rate	0.9682
Average exchange rates from July 22, 2011 to September 30, 2011CAN: U.S. dollar exchange rate	1.016

FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective January 1, 2008, the Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the FASB’s accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Depending on the product and the terms of the transaction, the fair value of notes payable and derivative liabilities were modeled using a series of techniques, including closed-form analytic formula, such as the Black-Scholes option-pricing model.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable input (Level 3) from April 1, 2011 to September 30, 2011:

Conversion feature derivative liability
Balance at April 1, 2011	$-
Recognition of derivative liability	13,198,206
Change in fair value included in earnings	(1,687,605)
Balance at September 30, 2011	$11,510,601

Investment measured at fair value on a recurring basis:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable securities available for sale	$150,000	$-	$-

The Company categorizes the securities as investments in marketable securities available for sale.  The Company’s investments in publicly traded equity securities are classified as Level 1 assets as their fair values are readily determinable and based on quoted market prices. Unrealized gains or losses on marketable securities available for sale are recognized as an element of comprehensive income based on changes in the fair value of the security.  Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in the net income (loss) for the period in which the security was liquidated.

The carrying amounts reported in the balance sheet for cash and cash equivalents, restricted cash, other receivables, prepaid expenses, accounts payable and accrued expenses approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying amount of the convertible promissory note and notes payable at September 30, 2011, approximate their respective fair value based on the Company’s incremental borrowing rate. The Company did not identify any other assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance.

RESTRICTED CASH

The Company considers cash that was held as cash held in escrow as restricted cash. Such funds represent proceeds from the sale of the subsidiary’s common and preferred stock in September 2011.

PREPAID EXPENSES

Prepaid expenses – current portion of $1,115,949 and $3,280,863 at September 30, 2011 and March 31, 2011, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses include prepayments (in cash, common stock and warrants) of public relation services, consulting and business advisory services and prepaid mineral lease which are being amortized over the terms of their respective agreements. Prepaid expenses – long term portion of $40,250 and $45,234 at September 30, 2011 and March 31, 2011, respectively, consist primarily of costs paid for future mineral lease payments after one year.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company has chosen to expense all mineral acquisition and exploration costs as incurred given that it is still in the exploration stage. Once the Company has identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized, using the units-of-production method over the estimated life of the probable-proven reserves. When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed. During the three and six months ended September 30, 2011, the Company incurred exploration cost of $926,994 and $949,365, respectively.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, generally three to twenty five years.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. During the year ended March 31, 2011, the Company recorded impairment of mining rights of $444,200. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Such cost were impaired during the year ended March 31, 2011as the associated mining properties do not currently have any identified proven and probable reserves. Additionally, the Company recorded impairment charges of $15,000 during the six months ended September 30, 2011.

GOODWILL AND OTHER INTANGIBLE ASSETS

In accordance with ASC 350- 30-65, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. During fiscal year ended March 31, 2011, the Company recorded an impairment of goodwill of $3,065,014 associated with the acquisition of Secure Energy. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Secure Energy has not generated future cash flows and has not generated revenues since its inception, has incurred losses and cash used in operations, management deemed the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date. During the six months ended September 30, 2011, the Company has determined that no adjustment to the carrying value of goodwill related to the acquisition of Relief Canyon Mine was required.

ENVIRONMENTAL REMEDIATION LIABILITY

The Company has posted bonds with United States Department of the Interior Bureau of Land Management (“BLM”) in the amount required by the State of Nevada equal to the maximum cost to reclaim land disturbed in its mining process. The Company posted a reclamation bond deposit of $4,557,629 to provide surface reclamation coverage for the Relief Canyon Mine, as required by the BLM to secure remediation costs if the project is abandoned or closed. Due to its investment in the bond and the close monitoring of the BLM Nevada State Office, the Company believes that it has adequately mitigated any liability that could be incurred by the Company to reclaim lands disturbed in its mining process. The Company also posted a surface management bond with United States Department of the Interior Bureau of Land Management for a total of $50,000 and was included in deposits as reflected in the accompanying consolidated balance sheets.

NET LOSS PER COMMON SHARE

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The following table sets forth the computation of basic and diluted loss per share:

	Six months ended September 30, 2011	Six months ended September 30, 2010	Period from Inception November 23, 2009 to September 30, 2011
Numerator: Loss from continuing operations	$(18,622,517)	$(2,154,377)	$(27,013,249)
Loss from discontinued operations	$(986,565)	$-	$(986,565)
Denominator:
Denominator for basic loss per share (weighted-average shares)	94,897,315	50,614,318	65,244,196
Denominator for dilutive loss per share (weighted-average shares)	115,078,523	57,684,318	85,425,404
Loss per common share, basic and diluted:
Loss from continuing operations	$(0.20)	$(0.04)	$(0.41)
Loss from discontinued operations	$(0.01)	$-	$(0.02)

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following sets forth the computation of weighted-average common shares outstanding basic and diluted:

	Six months ended September 30, 2011	Six months ended September 30, 2010	Period from Inception November 23, 2009 to September 30, 2011
Weighted-average common shares outstanding (Basic)	94,897,315	50,614,318	65,244,196

Equivalents
Convertible promissory notes – Embedded conversion feature	20,181,208	3,350,000	20,181,208
Warrants	-	3,720,000	-
Weighted-average common shares outstanding (Diluted)	115,078,523	57,684,318	85,425,404

STOCK BASED COMPENSATION

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

RELATED PARTIES

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company follows ASC 740 rules governing uncertain tax positions, which provides guidance for recognition and measurement. This prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognization, classification and disclosure of these uncertain tax positions.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS” (“ASU No. 2011-04”). ASU No. 2011-04 provides guidance which is expected to result in common fair value measurement and disclosure requirements between U.S. GAAP and IFRS. It changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. It is not intended for this update to result in a change in the application of the requirements in Topic 820. The amendments in ASU No. 2011-04 are to be applied prospectively. ASU No. 2011-04 is effective for public companies for interim and annual periods beginning after December 15, 2011. Early application is not permitted. This update is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (“ASU No. 2011-05”). In ASU No. 2011-05, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in ASU No. 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. They also do not change the presentation of related tax effects, before related tax effects, or the portrayal or calculation of earnings per share. The amendments in ASU No. 2011-05 should be applied retrospectively. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. This update is not expected to have a material impact on the Company’s consolidated financial statements.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles — Goodwill and Other (Topic 350)” (“ASU No. 2011-08”). In ASU No. 2011-08, an entity is permitted to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it would not be required to perform the two-step impairment test for that reporting unit. The ASU’s objective is to simplify how an entity tests goodwill for impairment. The amendments in ASU No. 2011-08 are effective for annual and interim goodwill and impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The Company is evaluating the requirements of ASU No. 2011-08 and has not yet determined whether a revised approach to evaluation of goodwill impairment will be used in future assessments. The Company does not expect the adoption of ASU No. 2011-08 to have a material impact on its consolidated financial statements.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 3 – ACQUISITIONS

SECURE ENERGY LLC

On March 17, 2011, the Company entered into Membership Interests Sale Agreements with Prospect Uranium Inc., a Nevada corporation (“Prospect”) and Gordon R. Haworth (“Haworth”) for the purchase of 51.35549% and 24.32225% of the membership interests of Secure Energy LLC, a North Dakota limited liability company (“Secure Energy”). The Company paid $60,000 cash and issued 2,725,000 shares of the Company’s common stock to Prospect and assumed certain obligations and liabilities of Prospect in the approximate amount of $80,000, and issued 975,000 shares of the Company’s common stock to Haworth. Upon closing of this transaction on March 17, 2011, Secure Energy became a majority-owned subsidiary of the Company. On July 22, 2011, under the terms of the asset purchase agreement, Sagebrush purchased from the Company the membership interest of 75.68% in Secure Energy. As such, Secure Energy became a majority-owned subsidiary of Sagebrush.

The purchase consideration included $60,000 in cash and 3.7 million shares of the Company’s stock valued at the fair market value on the date of grant at $0.80 per share thus a total purchase price of $3,020,000.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”. The Company is the acquirer for accounting purposes and Secure Energy is the acquired company.  Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary, Secure Energy. The net purchase price paid by the Company was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Current assets (including cash of $41)	$10,008
Prepaid expenses – long term portion	45,651
Goodwill	3,065,014

Liabilities assumed (including a 12% note payable of $50,000)	(100,673)

Net purchase price	$3,020,000

Prepaid expenses – long term portion acquired consist primarily of costs paid for future mineral lease payments after one year in connection with three Uranium lease agreements dated in year 2007. Such prepaid cost is associated with lease payments for year 2013 to 2017.

During the fiscal year ended March 31, 2011, the Company recorded an impairment of goodwill of $3,065,014 associated with the acquisition of Secure Energy. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Secure Energy has not generated future cash flows and has not generated revenues since its inception, has incurred losses and cash used in operations, management deemed the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date.

On July 22, 2011, in connection with the asset purchase agreement with Sagebrush and Acquisition Sub pursuant to which Acquisition Sub purchased substantially all of the assets of the Company including the majority voting interest of   75.68% in Secure Energy.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 3 – ACQUISITIONS (continued)

Unaudited pro forma results of operations data as if the Company and Secure Energy had occurred are as follows:

	The Company and Secure Energy for the six months ended September 30, 2011	The Company and Secure Energy for the six months ended September 30, 2010	The Company and Secure Energy from November 23, 2009 (Inception date) to September 30, 2011
Pro forma revenues	$-	$-	$-
Pro forma loss from operations	(8,696,789)	(2,172,483)	(20,118,855)
Pro forma net loss	(19,609,082)	(2,171,535)	(31,053,829)
Pro forma loss per share	$(0.21)	$(0.04)	$(0.48)
Pro forma diluted loss per share	$(0.21)	$(0.04)	$(0.48)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred and is not intended to be a projection of future results.

SAGEBRUSH GOLD LTD.

On July 22, 2011, the Company, Sagebrush and Acquisition Sub, entered into an asset purchase agreement the (“Agreement”) pursuant to which Acquisition Sub purchased substantially all of the assets of the Company (the “Asset Sale”) in consideration for (i) shares of Sagebrush’s common stock (the “Shares”) which shall be equal to eight (8) Shares for every ten (10) shares of the Company’s common stock outstanding; (ii) the assumption of the outstanding warrants to purchase shares of the Company’s common stock such that Sagebrush shall deliver to the holders of the Company’s warrants, warrants to purchase shares of Sagebrush’s common stock (the “Warrants”) which shall be equal to one  Warrant to purchase eight (8) shares of Sagebrush’s common stock for every warrant to purchase ten (10) shares the Company’s common stock outstanding at an exercise price equal to such amount as is required pursuant to the terms of the outstanding warrants, and (iii)  the assumption of the Company’s  2010 Equity Incentive Plan and all options granted and issued thereunder such that Sagebrush shall deliver to the Company’s option holders, options (the “Options”) to purchase an aggregate of such number of shares of Sagebrush’s common stock issuable under Sagebrush’s equity incentive plan which shall be equal to one  option to purchase eight (8) shares of Sagebrush’s common stock for every option to purchase ten (10) shares of the Company’s common stock outstanding with a strike price equal to such amount as is required pursuant to the terms of the outstanding option. Under the terms of the Agreement, Sagebrush purchased from the Company substantially all of the Company’s assets, including, but not limited to, 100% of the outstanding shares of common stock of the Company’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) and a majority voting interest in Secure Energy LLC. Upon the closing of the Asset Sale, Acquisition Sub will assume the Assumed Liabilities (as defined in the Agreement) of the Company.  After giving effect to the foregoing, Sagebrush issued 76,095,214 shares of its common stock, 41,566,999 of its stock warrants, and 2,248,000 of its stock options following the transaction. Consequently, the issuance of 76,095,214 shares of Sagebrush’s common stock accounted for approximately 67% of the total issued and outstanding stocks of Sagebrush as of July 22, 2011 and the Company became the Parent Company of Sagebrush. As of September 30, 2011, the Company holds 62.84% of interest in Sagebrush. As a result, the consolidated financial statements of the Company include the accounts of the Company and its majority owned subsidiary, Sagebrush and its subsidiaries, as of September 30, 2011.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 3 – ACQUISITIONS (continued)

A majority of the stockholders of the Company approved the Agreement by written consent on or about July 21, 2011. There can be no assurance that the transaction will be tax free to any particular stockholder or the ability or timing of receipt of all approvals necessary to liquidate. The Agreement constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and constitutes a plan of liquidation of the Company. The Company is expected to liquidate on or prior to July 1, 2012. Sagebrush has agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) in connection with liquidation of the Company no later than thirty (30) days following the later of the closing date of the Asset Sale or such date that the Company delivers to Sagebrush its audited financial statements for the fiscal year ended March 31, 2011. The Company will subsequently distribute the registered Shares to its shareholders as part of its liquidation. Sagebrush agreed to use its best efforts to cause such registration to be declared effective within twelve months following the closing date of the Asset Sale. Sagebrush has agreed to pay liquidated damages of 1% per month, up to a maximum of 5%, in the event that Sagebrush fails to file or is unable to cause the registration statement to be declared effective.

GOLD ACQUISITION CORP.

On August 30, 2011, the Company, through Sagebrush’s wholly owned subsidiary, Gold Acquisition, acquired the Relief Canyon Mine (“Relief Canyon”) located in Pershing County, near Lovelock, Nevada,  for an aggregate purchase price consisting of: (i)  $12,000,000 cash and (ii)  $8,000,000 of senior secured convertible promissory notes (collectively, the “Notes”) issued to Platinum Long Term Growth LLC (“Platinum”) and Lakewood Group LLC (“Lakewood” and collectively with Platinum, the “Sellers”).The Company acquired Relief Canyon, a previously operating gold mine owned by Firstgold Corp. (“Firstgold”) (previously named Newgold, Inc.). The Relief Canyon mining project is located to the northeast of Reno, Nevada. Firstgold was founded in 1995 and on or about January 27, 2010, Firstgold filed a voluntary petition (the “Case”) under chapter 11 of title 11 of the United States Code commencing Case No.  BK-N-10-50215- GWZ in the United States Bankruptcy Court, District of Nevada (the “Court”).  On December 17, 2010, the Court entered its Order Authorizing And Approving: (1) Sale Of Real Property And Certain Personal Property Assets Pursuant To 11 U.S.C. § 363 Free And Clear Of Liens, Claims, and Interests; and (2) Assumption and Assignment Of Executory Contracts and Unexpired Leases Under 11 U.S.C. § 365; and (3) Related Relief entered December 17, 2010 (the “Sale Order”), docket number 328 in the Case, pursuant to which Platinum (as collateral agent) was approved as the successful “back up bidder” for the assets (the “Relief Canyon Mining Assets”) described in the Asset Purchase Agreement, dated as of April 2011 (the “APA”), between Platinum and Firstgold.  The Relief Canyon Mining Assets, as described in the APA, include any rights of Firstgold in any reclamation bonds or funds on deposit with the Bureau of Land Management pertaining to the Relief Canyon Mine, in an amount of approximately $2.8 million.  On August 30, 2011, pursuant to the Sale Order, the Company purchased 100% of the Relief Canyon Mining Assets through Gold Acquisition’s acquisition of Platinum's rights under the APA which acquisition includes mining and mill-site claims. Accordingly, no unaudited pro forma results of operations data are available for this asset acquisition.

The Relief Canyon Mine is subject to a continuing royalty payment equal 2% of “Net Smelter Returns” payable to Battle Mountain Gold Exploration LLC (the “NSR Agreement”).  Net Smelter Returns are the difference between Gross Proceeds and Expenses from the operation of the Relief Canyon Mining Assets.

Acquisition of the Relief Canyon Mining Assets was effected through the execution of an Assignment and Assumption Agreement (the “Assignment Agreement”) pursuant to which the Gold Acquisition assumed all rights and obligations of Platinum under the APA. The purchase consideration included $12,000,000 cash and $8,000,000 of senior secured convertible promissory notes to Sellers for a total purchase price of $20,000,000.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”. Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of Sagebrush’s wholly owned subsidiary, Gold Acquisition. The net purchase price paid by the Company was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Reclamation bond	$2,842,000
Property and equipment	9,508,003
Mining rights	2,000
Goodwill	7,647,997
Net purchase price	$20,000,000

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 4 – DISCONTINUED OPERATIONS

In September 2011, the Company’s majority owned subsidiary, Sagebrush, decided to discontinue its sports and entertainment business. As a result, Sagebrush will no longer be engaged in or pursue agreements with artists or athletes for sports and entertainment promotion and events, and will focus its activities exclusively on its new business segment, gold exploration as a junior exploration company. On September 1, 2011, Sagebrush disposed of its Empire Sports & Entertainment Co. (“Empire”) subsidiary pursuant to a Stock Purchase Agreement (the “SPA”) by and between Sagebrush, Empire and Concert International Inc. (“CII”).  Pursuant to the SPA, Sagebrush agreed to sell to CII its Empire subsidiary, including the 66.67% equity ownership interest in Capital Hoedown Inc., for $500,000 payable on March 31, 2012 pursuant to a Senior Promissory Note issued by CII to Sagebrush which bears interest at 8% per annum. As a result, on September 1, 2011, Empire and Capital Hoedown are no longer considered a subsidiary of Sagebrush. As of September 30, 2011, note receivable amounted to $500,000 and interest receivable of $3,333 was included in other receivables.

The remaining assets and liabilities of discontinued operations are presented in the balance sheet under the caption “Assets and Liabilities of discontinued operation" and relates to the discontinued operations of the sports and entertainment business of Sagebrush.  The carrying amounts of the major classes of these assets and liabilities as of September 30, 2011 are summarized as follows:

September 30,
2011
Assets:
Accounts receivable, net	$66,500
Notes and loan receivable	16,750
Deposits	48,509
Assets of discontinued operations	131,759
Liabilities: Accounts payables and accrued expenses	$(16,253)
Liabilities of discontinued operations	$16,253

The following table sets forth for the period from July 22, 2011 (Asset purchase agreement date, see Note 1) to September 30, 2011, indicated selected financial data of Sagebrush's discontinued operations of its sports and entertainment business.

September 30, 2011
Revenues	$2,656,534
Cost of sales	4,109,108
Gross profit	(1,452,574)
Operating and other non-operating expenses	(588,537)

Loss from discontinued operations	$(2,041,111)

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 4 – DISCONTINUED OPERATIONS (continued)

Disposal of discontinued operations

On September 1, 2011, Sagebrush disposed of its Empire subsidiary pursuant to a Stock Purchase Agreement (the “SPA”) by and between Sagebrush, Empire and CII.  Prior to the purchase, CII was the owner of a 33 1/3% minority interest with Empire in Capital Hoedown, Inc., an Ontario corporation, formed to undertake an event held during August 2011.   Pursuant to the SPA, Sagebrush agreed to sell to CII its Empire subsidiary, including the 66.67% equity ownership interest in Capital Hoedown, for $500,000 payable on March 31, 2012 pursuant to a Senior Promissory Note issued by CII to Sagebrush which bears interest at 8% per annum. As a result, on September 1, 2011, Empire and Capital Hoedown are no longer considered a subsidiary of Sagebrush

Such disposal is included in loss from discontinued operations during the six months ended September 30, 2011and is calculated as follows:

Consideration received in connection with the SPA:
Promissory note from CII	$500,000
Total consideration received	500,000

Add: net liabilities of former subsidiaries on September 1, 2011	554,546
Gain on disposal of discontinued operations, net of tax	1,054,546
Loss from discontinued operations	(2,041,111)
Total loss from discontinued operations, net of tax	$(986,565)

NOTE 5 – MARKETABLE SECURITIES

Marketable securities available for sale at September 30, 2011 consist of the following:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Publicly traded equity securities	$100,000	$50,000	$—	$150,000

Total	$100,000	$50,000	$—	$150,000

Unrealized gains or losses on marketable securities available for sale are recognized on a periodic basis as an element of comprehensive income based on changes in the fair value of the security. Once liquidated, realized gains or losses on the sale of marketable securities available for sale will be reflected in our net income (loss) for the period in which the security are liquidated.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Life	September 30, 2011 (Unaudited)	March 31, 2011
Furniture and fixtures	5 years	$20,000	$14,057
Office and computer equipments	5 years	20,792	2,330
Land	-	266,977	-
Building and improvements	5 - 25 years	727,965	-
Site costs	10 years	1,272,732	-
Crushing system	20 years	2,256,943	-
Process plant	10 years	3,113,053	-
Lab and equipments	10 years	851,580	-
Vehicles and mining equipments	5 - 10 years	1,028,586	36,336
		9,558,628	38,666
Less: accumulated depreciation		(97,640)	(6,938)

		$9,460,988	$31,728

Depreciation expense for the six months ended September 30, 2011 and 2010 was $97,640 and $2,651, respectively.

NOTE 7 - MINERAL CLAIMS

Through Sagebrush’s wholly-owned subsidiary, Acquisition Sub, and was formed in July 2011 to purchase substantially all of the assets of the Company. These assets include the following mineral claims:

ARTILLERY PEAK

The Artillery Peak Property is located in western north-central Arizona near the southern edge of Mohave County. The Company’s claim group is composed of a total of 86 unpatented contiguous mining claims in Sections 22, 26, 27, 35, and 36 of Township 12 North, Range 13 West, Gila & Salt River Base & Meridian covering 1,720 acres of land managed by the BLM.

On April 26, 2010, the Company acquired a 100% interest (minus a 3% net smelter royalty interest) in 86 unpatented lode mining claims, located in Mohave county, Arizona for $65,000 in cash and 200,000 shares of common stock.

To maintain the Artillery Peak mining claims in good standing, we must make annual maintenance fee payments to the BLM, in lieu of annual assessment work. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to Mohave County where the claims are located.

The Artillery Peak Property is subject to an agreement to pay a net smelter return royalty interest of 3%. To date, there has been no production on the Property, and no royalties are owed. The claims are not subject to any other royalties or encumbrances.

The Artillery Peak Property lies within the Date Creek Basin, which is a region well known for significant uranium occurrence.  Uranium exploration has been occurring in the Artillery Peak region since the 1950’s by a number of exploration and mining entities. Radioactivity was first discovered in the Date Creek Basin area by the U.S. Atomic Energy Commission in 1955 when a regional airborne radiometric survey was flown over the area. The Artillery Peak Property was first acquired by Jacquays Mining and first drilled in 1957. Subsequently the Property was acquired by Hecla Mining (1967), Getty Oil (1976) with a joint venture with Public Service Co of Oklahoma, Hometake Mining (1976) on adjacent properties to the south, Santa Fe Minerals (also around 1976), and Universal Uranium Limited in 2007.  As of 2007, a total of 443 exploration holes were drilled into the Artillery Peak Property area.

The Artillery Peak uranium occurrences lie in the northwest part of the Miocene-age Date Creek Basin, which extends from the east to the west in a west-southwest direction, and includes the Anderson Uranium Mine.  The uranium anomalies are found primarily within a lacustrine rock unit known as the Artillery Peak Formation.  The uranium bearing sediments are typically greenish in color and are thin-bedded to laminated, well-sorted, sandstone, siltstone and limestone.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 7 - MINERAL CLAIMS (continued)

The Company released a technical report on October 12, 2010 formatted according to Canadian National Instrument 43-101 standards prepared by Dr. Karen Wenrich, an expert on uranium mineralization in the southwestern United States, and Allen Wells, who performed a mineral resource estimate (as defined by the Canadian Institute of Mining, Metallurgy and Petroleum) based on historical data and the recent 2007 data.  As recommended in the technical report, the Company expects to develop plans to conduct exploration drilling to further delineate the extent and nature of the uranium mineralization at the Artillery Peak Property.  We are currently developing a detailed exploration plan for the Artillery Peak Property, together with budgets and timetables.

Access to the property is either southeast from Kingman or northwest from Wickenburg along U.S. Highway 93, then following the Signal Mountain Road (dirt) for 30 miles toward Artillery Peak. Road access within the claim block is on unimproved dirt roads that currently are in good condition.  The property is undeveloped, and there are no facilities or structures.

A power line runs northeast to southwest approximately 2 miles to the northwest of the Artillery Peak Property, and power for the Property will be tied to the national power grid. Other than that, no utilities exist on or near the Artillery Peak Project area. The transmission power line runs northwest to southeast along U.S. Highway 93, approximately 30 miles to the east.  The water supply may be provided by drilling in the thick alluvial fill and located only 2-7 miles from the perennial Big Sandy River.

The Artillery Peak Property does not currently have any reserves.  All activities undertaken and currently proposed at the Artillery Peak Property are exploratory in nature.

COSO

The Coso property is located in Inyo County, California near the town of Lone Pine on the western margin of Coso Mountains, 32 miles (51km) south by road of Lone Pine in Inyo County, California, 150 miles (241km) northeast by road to Bakersfield, CA, 187 miles (300km) north by road of Los Angeles, CA and 283 miles (455km) west by road of Las Vegas.  The Coso Project is accessible from U.S. Highway 395 by taking the Cactus Flat road, an unimproved rod for about 3 to 4 miles east of the highway, and climbing approximately 500 to 1200 feet above the floor of Owens Valley.

On December 24, 2009, as a result of the Exchange, the Company acquired a 100% working interest and 97% net revenue interest in the Coso property.  Prior to our acquisition, Green Energy Fields acquired the Coso Project on November 30, 2009 from NPX Metals, Inc., a Nevada Corporation.  The 97% net revenue interest is the result of the Agreement of Conveyance.  Transfer and Assignment of Assets and Assumption of Obligations dated as of November 30, 2010.  Under the terms of the agreement, NPX Metals, Inc. retained a 3% net smelter return royalty interest in the Coso Property, leaving a 97% net revenue interest to Green Energy Fields, Inc.

The Coso property consists of 169 Federal unpatented lode mineral claims on Bureau of Land Management (“BLM”) land totaling   3,380 acres, and 800 State leased acres, in Inyo County, CA.  The unpatented mining claims overlie portions of section 12, 13, 24, 25, 26, 35 and 36 of Township 20 South, Range 37 East (Mount Diablo Base and Meridian), sections 13, 24 and 25 of Township 20 South, Range 37 ½ East (Mount Diablo Base & Meridian), sections 1 and 12 of Township 21, South Range 37 East (mount Diablo Base & Meridian), and sections 6 and 7 of Township 21 South, Range 37 ½ East (Mount Diablo Base & Meridian).  The state lease covers portions of section 6 of Township 20 South, Range 37 East (Mount Diablo Base & Meridian) and section 36 of Township 20 South, Range 37 ½ East (Mount Diablo Base & Meridian).  To maintain the Coso mining claims in good standing, the Company must make annual maintenance fee payments to the BLM, in lieu of annual assessment work.  These claim fees are $140.00 per claim per year, plus a recording cost of approximately $50 to Inyo County where the claims are located.  With regard to the unpatented lode mining claims, future exploration drilling at the Coso Project will require the Company to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is for planned surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.  With regard to the state mineral prospecting permit. The Company is authorized to locate on the ground past drill holes, adits, trenches and pits, complete a scintilometer survey, and conduct a sampling program including a bulk sample of 1,000 pounds for leach test.  The Company is not currently authorized to conduct exploration drilling on the state lease.  Any future drilling on the state mineral prospecting permit will require the Company to file environmental documentation under the California Environmental Quality Act.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 7 - MINERAL CLAIMS (continued)

The Coso property and the surrounding region is located in an arid environment in the rain shadow of the Sierra Nevada mountains.  The property is located near the western margin of the Basin and Range province, a large geologic province in western North America characterized by generally north-south trending fault block mountain ranges separated by broad alluvial basins.  The geology of the area includes late Jurassic granite bedrock overlain by the Coso Formation, which consists of interfingered gravels, arkosic sandstone, and rhyolitic tuff.  The Coso Formation is overlain by a series of lakebed deposits and volcanic tuffs.

Uranium mineralization at the Coso Property occurs primarily as disseminated deposits in the lower arkosic sandstone/fanglomerate member of the Coso Formation and along silicified fractures and faults within the granite.  Uranium mineralization appears to have been deposited by hudrpthermal fluids moving along fractures in the granite and the overlying Coso Formation.  Mineralization is often accompanied by hermatite staining, silicification, and dark staining from sulfides.  Autinite is the only positively identified uranium mineral in the area.  The main uranium anomalies are found within the basal arkose of the lower Coso Formation and the immediately adjacent granitic rocks.

Uranium exploration has been occurring in the area since the 1950s by a number of mining companies, including Coso Uranium, Inc., Ontario Minerals Company, Western Nuclear, Pioneer Nuclear, Federal Resources Corp., and Union Pacific/RockyMountain Energy Corp.  Previous uranium exploration and prospecting on the Coso property includes geologic mapping, pitting, adits, radon cup surveys, airbone geophysics and drilling.  Our preliminary field observations of the geology and historical working appear to corroborate the historical literature.  These historical exploration programs have identified specific exploration targets on the property.  All previous work has been exploratory in nature and no mineral extraction or processing facilities have been constructed.  The exploration activities have resulted in over 400 known exploration holes, downhole gamma log data on the drill holes, chemical assay data, and airborne radiometric surveys, and metallurgical testing to determine amenability to leaching.

The property is undeveloped, and there are no facilities or structures.  There are a number of adits and trenches from previous exploration activities as well as more than 400 exploration drill holes.

The last major exploration activities on the Coso Property occurred during a drilling campaign in the mid-1970s.  As of September 30, 2011, the Company had conducted field reconnaissance and mineral sampling on the property, but has not conducted any drilling of geophysical surveys.  The Company plans to locate and identify the uranium anomalies targeted by previous exploration for further evaluation.  If feasible old drill holes in prospective areas will e re-entered and logged by down-hole radiometric probes to identify zones and grades of subsurface uranium mineralization.

Power is available from the Mono Power Company transmission lines, which parallel U.S. highway 395.  As of September 30, 2011, the water source had not yet been determined.

As of September 30, 2011, an exploration timetable and budget had not yet been developed and there were no current detailed plans to conduct exploration on the property.

As of September 30, 2011, the Company did not have a sample collection.

With regard to the state mineral prospecting permit, the Company is currently authorized to locate on the ground past drill holes, adits trenches and pits, complete a scintilometer survey, and conduct a sampling program including a bulk sample of 1000 pounds for leach test.  The Company is not currently authorized to conduct exploration drilling on the state lease.  Any future drilling on the state mineral prospecting permit will require the Company to file environmental documentation under the California Environmental Quality Act.

The Coso Property does not currently have any known reserves.  All activities undertaken and currently proposed at the Coso Property are exploratory in mature.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 7 - MINERAL CLAIMS (continued)

BLYTHE

The Blythe project is located in the southern McCoy Mountains in Riverside County, California approximately 15 miles west of the community of Blythe.  It consists of 66 lode mining claims (the NPG Claims) covering 1320 acres of BLM land.

On December 24, 2009, as a result of the Exchange, the Company acquired a 100% interest (minus a 3% Net Smelter Return Royalty) in the Blythe Property.  Prior to our acquisition, Green Energy acquired the project on November 30, 2009.

The Blythe property is located in an arid environment within the Basin and Range Province.  The southern McCoy Mountains are composed of Precambrian metasediments, including meta-conglomerates, grits, quartzities and minor interbedded shales.

A number of companies have worked on the Blythe uranium property during the 1950s through the 1980s.  Several shipments of ore were reportedly shipped from the property.

The Blythe Prospect occurs in the southern McCoy Mountains, which are composed of Precambrian metasediments, including meta-conglomerates, grits, quartzites and minor interbedded shales.

Uranium mineralization occurs along fractures, in meta-conglomerates and in breccia zones. Secondary uranium minerals occur on fracture surfaces and foliation planes adjacent to fine veinlets of pitchblende. Uranium minerals include uraninite (pitchblende), uranophane, gummite and boltwoodite. It has been reported that the uranium mineralization tends to occur in areas where finely disseminated hematite is present.

Although there are no known intrusive bodies near the property, it is believed that the uranium mineralization could be hydrothermal in origin and genetically related to an intrusive source.  If such a deep-seated intrusive body underlies the property it is possible that larger concentrations of primary uranium ore may exist at depth.

As of September 30, 2011, the Company was still in the process of assessing the Blythe Property.

The Blythe Property does not currently have any known reserves.  All activities undertaken and currently proposed at the Coso Property are exploratory in nature.

BRECCIA PIPE PROJECT

On February 15, 2011, the Company, Green Energy, and Dr. Karen Wenrich entered into an asset purchase agreement pursuant to which Green Energy agreed to purchase certain unpatented mining claims commonly known as the “Arizona Breccia Pipes Project” located in the Coconino and Mohave counties of Arizona only upon the occurrence of certain conditions precedent.  The consummation of the mining purchase will occur only in the event that certain actions taken by the BLM on July 20, 2009, which had the effect of withdrawing certain lands in the vicinity of the property from mineral location and entry, are terminated within five (5) years from the date of the Agreement leaving more than 50% of the total unpatented mining claims that comprise the property open to mineral location and entry.  In the event the withdrawal termination occurs that results in fewer than 50% of the total unpatented mining claims that comprise the property opened to mineral location and entry, Green Energy will have an unrestricted option to purchase the property pursuant to the terms of the agreement (the “Purchase Option”).  The Purchase Option expires 120 days from the date of the withdrawal termination.

The withdrawal is currently being studied in an Environmental Impact Statement prepared by the BLM.  The withdrawal at any time may be extended in duration and scope and there can be no assurance that the withdrawal termination will occur and that the Mining Purchase will occur.

Pursuant to the terms of the agreement, in the event of the closing, Green Energy agreed to spend an aggregate of at least $1,500,000 in exploration and related work commitments on the Property over the course of three (3) years from the date of closing with, a promised expenditure of $250,000 within the first year of closing.  Green Energy will retain a right of first refusal for the sale of any additional properties, of which Dr. Wenrich becomes a majority owner, within a 30-mile radius of the property.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 7 - MINERAL CLAIMS (continued)

These breccia pipes are vertical pipe-like columns of broken rock (breccia) that formed when layers of sandstone, shale and limestone collapsed downward into underlying caverns. A typical pipe is approximately 300 feet in diameter and extends vertically as much as 3,000 feet.

The uranium-bearing breccia pipes of the northern Arizona breccia pipe district are among the highest grade uranium deposits in the United States.  In addition to uranium, the breccia pipes are also known to contain rare earth metals, including neodymium, and a variety of other valuable metals, including zinc, vanadium, cadmium, copper, silver, molybdenum, cobalt, nickel, gallium, and germanium.

The Breccia Pipe Property does not currently have any reserves.  All activities undertaken and currently proposed at the Breccia Pipe Property are exploratory in nature.  Currently, we are still in the process of assessing the Breccia Pipe Property.

PROSPECT URANIUM

On March 17, 2011, the Company entered into Membership Interests Sale Agreements with Prospect Uranium Inc., a Nevada corporation and Gordon R. Haworth for the purchase of 51.35549% and 24.32225% respectively of the membership interests of Secure Energy LLC, a North Dakota limited liability company.

Secure Energy’s current assets include the following:

1.	Data package including historical exploration data including drill logs, surface samples, maps, reports and other information on various uranium prospects in North Dakota.
2.
Uranium Lease Agreement with Robert Petri, Jr. and Michelle Petri dated June 28, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4.

3.
Uranium Lease Agreement with Robert W. Petri and Dorothy Petri dated June 28, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4.

4.
Uranium Lease Agreement with Mark E. Schmidt dated November 23, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 31: Lots 1 (38.50), 2 (38.54), 3 (38.58), 4 (38.62) and E1/2 W1/2, W1/2NE1/4, SE 1/4.

The uranium lease agreements include the rights to conduct exploration for and mine uranium, thorium, vanadium, other fissionable source materials, and all other mineral substances contained on or under the leased premises.   The leased premises consist of a total of 1,027 acres located in Slope County, North Dakota.

Drill logs from the uranium leases show uranium mineralized roll fronts in sandstone, with uranium mineralization occurring within 350 feet of the surface.  Additional layers of sandstone exist at deeper intervals but have not been cored or logged.

The Prospect Uranium Property does not currently have any reserves.  All activities undertaken and currently proposed at the Prospect Uranium Property are exploratory in nature.  Currently, we are still in the process of assessing the Prospect Uranium Property.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 7 - MINERAL CLAIMS (continued)

ABSAROKA STONE

On May 27, 2011, the Company entered into purchase and sale agreement (the “Agreement”) with Absaroka Stone LLC (“Absaroka”) pursuant to which the Company agreed to purchase certain unpatented mining claims commonly known as the “Uinta County (Carnotite) Uranium Prospect” located in the Uinta County of Wyoming (the “Property” and the transaction, the “Mining Purchase”).  Pursuant to the terms of the Agreement, Absaroka agreed not to stake for its own account any additional mining claims within a fifteen mile radius of the Property.  Any additional mining claims to be located within the fifteen (15) mile radius of the Property (the “Claim Body”) shall be located, staked and filed by the Company, at the Company’s expense and held in the Company’s name.  In consideration for the purchase of the Property, the Company paid Absaroka $15,000 upon execution of the Agreement.  Additionally, the Company agreed to spend a minimum of $200,000 relating to location, maintenance, exploration, development or equipping any one or more of the mining claims that comprise the Claim Body for commercial production within 24 months from the date of the Agreement.  If the Company fails to incur a minimum of $200,000 in expenses related to the foregoing within 24 months, the Company shall pay an aggregate sum of $50,000 to Absaroka. Pursuant to the terms of the Agreement, the Company agrees to pay a 1% gross royalty (the “Royalty Payment”) to Absaroka on any revenues derived from the sale of all uranium-vanadium, gold, silver, copper and rare earth ores or concentrates produced from the Claim Body, up to an aggregate of $1,000,000.  The Company has the option to eliminate the obligation of the Royalty Payment by paying Absaroka an aggregate payment of $1,000,000.

The Absaroka Property does not currently have any reserves.  All activities undertaken and currently proposed at the Absaroka Property are exploratory in nature.

NOTE 8 – SENIOR CONVERTIBLE PROMISSORY NOTES

On August 30, 2011, the Company, through Sagebrush’s wholly owned subsidiary, Gold Acquisition acquired the Relief Canyon Mine located in Pershing County, near Lovelock, Nevada, for an aggregate purchase price consisting of: (i) $12,000,000 cash and (ii) $8,000,000 of senior secured convertible promissory notes (collectively, the “Notes”) issued to Platinum and Lakewood (“Lakewood” and collectively with Platinum, the “Sellers”).

The Notes are joint and several obligations of Sagebrush and Gold Acquisition and bear interest at a rate of 9% per annum with principal and interest payable on the first business day of each month commencing on the earlier of: (i) 3 months after the Company or Gold Acquisition begins producing or extracting gold from the Relief Canyon Mine or (ii) 18 months after the original date of issuance of the Note (the “Commencement Date”). The principal amount shall be paid in 12 equal monthly installments, with the initial payment due on the Commencement Date.  The Notes may be pre-paid, in full or in part (but in no case, in an amount less than $250,000) at a price equal to 110% of the aggregate principal amount of the Notes plus all accrued and unpaid interest thereon at the election of the Company, and after the occurrence of certain events at the election of Platinum or Lakewood.  The Notes are convertible into shares of the Company’s common stock, at a price per share equal to $0.55, subject to adjustment in the event of mergers, recapitalizations, dividends and distributions applicable to shareholders generally and are further subject to full-ratchet anti-dilution protection.  The Notes contain customary provisions regarding occurrences that give rise to defaults under the Notes, including actions permitted to be taken in the event of default, cross default provisions and provision for default interest rates, and recovery of costs of collection.  Lakewood has agreed under the Notes to be governed by all waivers, consents and amendments agreed to by Platinum.  Platinum serves as Collateral Agent with respect to all matters relating to the collateral for the Notes.  Repayment of the Notes is secured by all of assets of Gold Acquisition and a pledge by the Company of 100% of the stock of Gold Acquisition held by the Company pursuant to a security agreement and stock pledge agreement. The Notes contain usual and customary “Events of Default” as defined in the senior secured convertible promissory note agreement. On September 14, 2011, the conversion price of the Company’s $8 million senior convertible promissory notes was adjusted to $0.50 per share as a result of certain anti-dilution provisions contained therein due to the issuance of a certain convertible promissory note (see Note 9).

In accordance with ASC 470-20-25, the senior convertible promissory notes were considered to have an embedded beneficial conversion feature because the effective conversion price was less than the fair value of the Company’s common stock. These convertible promissory notes were fully convertible at the issuance date thus the value of the beneficial conversion were treated as a discount and were valued at $8,000,000 to be amortized over the term of the senior convertible promissory notes.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 8 – SENIOR CONVERTIBLE PROMISSORY NOTES (continued)

At September 30, 2011, senior convertible promissory notes consisted of the following:

Senior convertible promissory notes	$8,000,000
Less: debt discount	(7,733,333)
Senior convertible promissory notes, net	$266,667

Total amortization of debt discounts for the convertible debentures amounted to $266,667 for the six months ended September 30, 2011 and was included in interest expense. Accrued interest as of September 30, 2011 amounted to $60,000.

In accordance with ASC Topic 815 “Derivatives and Hedging”, these senior convertible promissory notes include a down-round provision under which the conversion price could be affected by future equity offerings (see Note 11). Instruments with down-round protection are not considered indexed to a company's own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.

NOTE 9 – CONVERTIBLE PROMISSORY NOTES

Between October 15, 2010 and December 3, 2010, the Company issued secured convertible promissory notes in the aggregate principal amount of $100,000. The convertible promissory notes mature on the sixth month anniversary of the date of issuance and accrue interest at an annual rate of ten percent (10%).  The convertible promissory notes are payable in full on the maturity date unless previously converted into shares of the Company’s common stock at an initial conversion price of $1.00 per share.  In connection with these convertible promissory notes, the Company granted 50,000 shares of the Company’s common stock. The Company valued these common shares at the fair market value on the date of grant.

Additionally, based on the promissory note agreement, the holders of the convertible promissory notes shall have the right to convert the principal and any interest due under the convertible promissory notes into the shares of the Company issued and sold to investors in a Qualified Financing as defined in the convertible promissory note agreement, at a conversion price equal/similar to purchase price per share of the Qualified Financing securities paid by the investors in such financing. In December 2010, the Company had a private placement qualified as Qualified Financing (discussed above) and thus a holder of $50,000 worth of convertible promissory note exercised its right under the agreement to have the outstanding principal of and accrued interest on such note converted into similar securities offered in the private placement/qualified financing. Convertible promissory note in the aggregate principal amount of $50,000 (plus $416 in accrued interest) converted into 100,833 units in the private placement on December 29, 2010. Such units include 100,833 shares of the Company’s common stock and a five year warrant to purchase 100,833 shares of the Company’s common stock at an exercise price of $0.50 per share.

In January 2011, the Company paid $50,000 plus interest of $2,250 in connection with the convertible promissory note issued in October 2010. As of September 30, 2011, this convertible promissory note including accrued interest amounted to $0.

At the date of issuance, the Company allocated the proceeds received from such financing transaction to the convertible promissory note and the detached 50,000 shares of the Company’s common stock on a relative fair value basis in accordance with ASC 470 -20 “Debt with Conversion and Other Options”. Therefore the portion of proceeds allocated to the convertible debentures and the detached common stock amounted to $100,000 and was determined based on the relative fair values of each instruments at the time of issuance.  Consequently the Company recorded a debt discount of $41,000 and is being amortized over the term of the convertible promissory notes. Additionally, in December 2010, the Company recognized additional debt discount of $35,000 from the conversion of $50,000 into similar securities offered in the private placement/qualified financing and such debt discount was amortized in December 2010. Additionally, the Company evaluated whether or not the convertible promissory notes contain embedded conversion features, which meet the definition of derivatives under ASC 815-15 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations. The Company concluded that since the convertible promissory notes have a fixed conversion price of $1.00, the convertible promissory notes are not considered derivatives. During the fiscal year ended March 31, 2011, amortization of debt discount amounted to $76,000.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 9 – CONVERTIBLE PROMISSORY NOTES (continued)

On February 1, 2011, the Company’s majority owned subsidiary, Sagebrush, raised $750,000 in consideration for the issuance of convertible promissory notes from various investors, including $100,000 from Sagebrush’s Chairman of the Board of Directors. The convertible promissory notes bear interest at 5% per annum and are convertible into shares of Sagebrush’s common stock at a fixed rate of $1.00 per share. The convertible promissory notes are due on February 1, 2012. In connection with these convertible promissory notes, Sagebrush issued 750,000 shares of its common stock. The Company valued these common shares at the fair market value on the date of grant. The funds are required to be held in escrow and may be released only in order to assist the Company in paying third party expenses, which may include activities related to broadening the Company’s shareholder base through shareholder awareness campaigns and other activities.

In accordance with ASC 470-20-25, the convertible promissory notes were considered to have an embedded beneficial conversion feature because the effective conversion price was less than the fair value of the Company’s common stock. In addition the Company allocated the proceeds received from such financing transaction to the convertible promissory note and the detached 750,000 shares of Sagebrush’s common stock on a relative fair value basis in accordance with ASC 470 -20 “Debt with Conversion and Other Options”. Therefore the portion of proceeds allocated to the convertible debentures and the detached common stock amounted to $750,000 and was determined based on the relative fair values of each instruments at the time of issuance.  Consequently the Company recorded a debt discount of $750,000 which is limited to the amount of proceeds and is being amortized over the term of the convertible promissory notes. The Company evaluated whether or not the convertible promissory notes contain embedded conversion features, which meet the definition of derivatives under ASC 815-15 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations.

The Company concluded that since the convertible promissory notes have a fixed conversion price of $1.00, the convertible promissory notes are not considered derivatives. As of September 30, 2011, accrued interest on these convertible promissory notes amounted to $24,812.

On September 14, 2011, the Company’s majority owned subsidiary, Sagebrush, sold $1,715,604 of its 9% secured promissory note (the “Note”). The proceeds of the Note have been used to post additional bonds with the Bureau of Land Management (the “Additional Bond”) in order to advance certain exploration and Phase One drilling activities at the Company’s Relief Canyon Mining property located in Antelope Springs Nevada. The Note is the joint and several obligation of Sagebrush and Gold Acquisition Corp. Principal and interest under the Note is payable on the first business day of each month commencing on the later of (i) thirty (30) months from the original date of issuance and (ii) ten (10) days following the payment and/or conversion in full of the senior secured promissory notes dated as of August 30, 2011, issued to Platinum Long Term Growth LLC and Lakewood Group LLC. The Note may be pre-paid, in full or in part at a price equal to 105% of the aggregate principal amount of the Note plus all accrued and unpaid interest thereon at the election of the Company. The Note is convertible into shares of Sagebrush’s common stock at a price equal to $0.50 per share, subject to adjustment in the event of mergers, recapitalizations, dividends and distributions applicable to shareholders generally. On and after an Event of Default, as defined in the Note, the Note may be declared by the holder to be due and payable and the full amount thereof accelerated. In such event: (i) the entire unpaid principal balance of the Note multiplied by two (2) and (ii) all interest accrued thereon, shall become immediately due and payable as the non-exclusive remedy of the Note holder. Following a default, interest on the Note will accrue at a rate of 18% per annum. The Note is subordinated to the payment in full and satisfaction of all obligations owed to Platinum and Lakewood other than the Additional Bond and proceeds of the Additional Bond, in which the Note holder is intended to have a first priority senior security interest. The Note is also secured by a pledge of 100% of the stock of Gold Acquisition Corp. held by Sagebrush. The Note may be prepaid upon the occurrence of a Qualified Financing, as defined in the Note, of at least $1,715,604. Certain holders of senior secured indebtedness of Sagebrush (including Sagebrush’s Chairman of the Board, Barry Honig) agreed to subordinate certain senior obligations of Sagebrush to the prior payment of all obligations under the Note.

The Company concluded that since this convertible promissory note does not include a down-round provision under which the conversion price could be affected by future equity offerings, this convertible promissory note is not considered derivatives. As of September 30, 2011, accrued interest on these convertible promissory notes amounted to $6,434.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 9 – CONVERTIBLE PROMISSORY NOTES (continued)

At September 30, 2011, convertible promissory notes consisted of the following:

Convertible promissory notes	$2,365,604
Less: debt discount	(1,907,833)
Convertible promissory notes, net	$457,771

At September 30, 2011, convertible promissory note – related party consisted of the following:

Convertible promissory note – related party	$100,000
Less: debt discount	(33,973)
Convertible promissory notes – related party, net	$66,027

For the six months ended September 30, 2011, amortization of debt discount amounted to $217,634 and is included in interest expense.

NOTE 10 – NOTES PAYABLE

In February 2011, Sagebrush, Empire Sports & Entertainment Co. (“Empire”) and Sagebrush’s wholly-owned subsidiary, EXCX Funding Corp. (collectively the “Borrowers”), entered into a credit facility agreement (the “Credit Facility Agreement”) with two lenders, whereby one of the lenders is Sagebrush’s Chairman of the Board of Directors. The credit facility consists of a loan pursuant to which $4.5 million can be borrowed on a senior secured basis. The indebtedness under the loan facility will be evidenced by a promissory note payable to the order of the lenders. The loan shall be used exclusively to fund the costs and expenses of certain music and sporting events (the “Events”) as agreed to by the parties. The notes bear interest at 6% per annum and mature on January 31, 2012, subject to acceleration in the event the Borrowers undertake third party financing. In addition to the 6% interest, the Borrower shall also pay all interest, fees, costs and expenses incurred by lenders in connection with the issuance of this loan facility. Pursuant to the Credit Facility Agreement, the Borrowers entered into a Master Security Agreement, Collateral Assignment and Equity Pledge with the lenders whereby the Borrowers collaterally assigned and pledged to lenders, and granted to lenders a present, absolute, unconditional and continuing security interest in, all of the property, assets and equity interests of the Company as defined in such agreement. Furthermore, in connection with the Credit Facility Agreement, the Lenders entered into a Contribution and Security Agreement (the “Contribution Agreement”) with Sagebrush’s former Chief Executive Officer, Sheldon Finkel, pursuant to which Sheldon Finkel agreed to pay or reimburse the lenders the pro rata portion (1/3) of any net losses from Events and irrevocably pledged to lenders a certain irrevocable letter of credit dated in June 2010 in favor of Sheldon Finkel. As consideration for the extension of credit pursuant to the Credit Facility Agreement, the Borrowers are obligated to pay a fee equal to 15% of the initial loan commitment of $4.5 million (the “Preferred Return Fee”) of which Sheldon Finkel, shall receive a pro-rata portion (1/3). The Preferred Return Fee shall be payable if at all, only out of the net profits from the Events.  Accordingly, the Company shall record the Preferred Return Fee upon attaining net profits from the Events. The Company also agreed to issue to the lenders and Sheldon Finkel an aggregate of 2,250,000 shares of Sagebrush’s designated Series A Preferred Stock, convertible into one share each of Sagebrush’s common stock. The Company valued the 2,250,000 Series A Preferred Stock at the fair market value of the underlying Sagebrush’s common stock on the date of grant at $1.20 per share or $2,700,000 and recorded a debt discount of $1,800,000 and deferred financing cost of $900,000 which are being amortized over the term of these notes. Such deferred financing cost represents the 750,000 Series A Preferred Stock issued to Sheldon Finkel for guaranteeing one-third of the net losses and assignment of that certain irrevocable letter of credit, as described above. On May 4, 2011, 1,500,000 of these preferred shares were converted into Sagebrush’s common stock. During August 2011, the revenues from the Events did not exceed its costs and accordingly the Company is indebted to the lenders, including the Chairman of Sagebrush, and the Credit Facility Agreement may be in default after accounting for the revenues from the Events.  As a result, the obligations under the Contribution Agreements became obligations of the parties thereto to each other. Between August 2011 and September 2011, the Company paid a total of $3,276,500 ($1,638,250 to each lender) and such amount reduced the principal balance of these notes.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 10 – NOTES PAYABLE (continued)

On August 26, 2011, the lenders (including the Chairman of Sagebrush) entered into a Side Letter with Platinum under which such lenders agreed to subordinate any obligations of the Company or its subsidiaries to such lenders to the interests of Platinum and Lakewood under the notes.  As a result, the agreements dated as of February 23, 2011 (as amended) including that certain Credit Facility Agreement by and among the Company, The Empire Sports & Entertainment, Co., and EXCX Funding Corp., and the lenders, were further amended to permit entry into the Notes and in order to permit Platinum and Lakewood to maintain a senior secured position with respect to the assets of Gold Acquisition and in the shares of Gold Acquisition senior to the lenders.

As of September 30, 2011, accrued interest and fees on these notes amounted to $195,810.

At September 30, 2011, note payable consisted of the following:

Note payable	$611,750
Less: debt discount	(220,015)
Note payable, net	$391,735

At September 30, 2011, note payable – related party consisted of the following:

Note payable – related party	$611,750
Less: debt discount – related party	(220,015)
Note payable - related party, net	$391,735

For the six months ended September 30, 2011, amortization of debt discount and deferred financing cost amounted to $1,037,324 and was included in interest expense. As of September 30, 2011, deferred financing cost amounted to $220,015 in connection with the issuance of Sagebrush’s Series A Preferred Stock issued to Sheldon Finkel for guaranteeing one-third of the net losses and assignment of that certain irrevocable letter of credit.

On March 17, 2011, in connection with the execution of Membership Interests Sale Agreements of Secure Energy, the Company assumed a 12% $50,000 due on demand note from Prospect Uranium Inc. (see Note 3). In August 2011, the Company paid off the principal balance of $50,000 plus accrued interest of $8,000.

NOTE 11 – DERIVATIVE LIABILITY

In June 2008, a FASB approved guidance related to the determination of whether a freestanding equity-linked instrument should be classified as equity or debt under the provisions of FASB ASC Topic No. 815-40, Derivatives and Hedging – Contracts in an Entity’s Own Stock. The adoption of this requirement will affect accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price (“down-round” provisions). Warrants with such provisions will no longer be recorded in equity and would have to be reclassified to a liability. The Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Earlier application by an entity that has previously adopted an alternative accounting policy is not permitted.

Instruments with down-round protection are not considered indexed to a company's own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.

ASC Topic 815 guidance is to be applied to outstanding instruments as of the beginning of the fiscal year in which the Issue is applied. The cumulative effect of the change in accounting principle shall be recognized as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately. If an instrument is classified as debt, it is valued at fair value, and this value is re-measured on an ongoing basis, with changes recorded on the statement of operations in each reporting period. The Company did not have outstanding instruments with down-round provisions as of the beginning of fiscal 2010 thus no adjustment will be made to the opening balance of retained earnings.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 11 – DERIVATIVE LIABILITY (continued)

In connection with the issuance of the 9% senior convertible promissory notes dated August 30, 2011, the Company has determined that the terms of the convertible notes include a down-round provision under which the conversion price could be affected by future equity offerings undertaken by the Company (see Note 8). Accordingly, the convertible instrument is accounted for as a derivative liability at the date of issuance and adjusted to fair value through earnings at each reporting date. The Company has recognized a derivative liability of $11,510,601 at September 30, 2011. Derivative liability expense and gain resulting from the increase in fair value of this convertible instrument was $5,198,206 and $1,687,605 for the six months ended September 30, 2011.

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

September 30, 2011

Expected volatility - Sagebrush	112% - 193%
Expected term	2.5 Years
Risk-free interest rate	0.33% - 0.42%
Expected dividend yield	0%

NOTE 12 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2011:

Common stock, $ 0.0001 par value: 200,000,000 shares authorized; 95,119,018 shares issued and outstanding.

Preferred stock, $0.0001 par value: 25,000,000 shares authorized; none issued and outstanding.

Common Stock

On December 21, 2009, the board of directors declared a dividend of an additional 11.2 shares of its common stock on each share of its common stock outstanding on December 21, 2009.

On December 24, 2009, the Company entered into the Exchange with Green Energy and the shareholders of Green Energy.  The shareholders of Green Energy transferred all of the issued and outstanding capital stock of Green Energy in exchange for the right to receive one share of the Company’s common stock for each share of Green Energy common stock.  Accordingly, an aggregate of 28,788,252 shares of the Company’s common stock were issued to the shareholders of Green Energy.

On December 24, 2009, the Company sold in a private placement a total of 9,300,000 shares of common stock to 16 individuals for cash in the amount of $0.15 per share for a total $1,395,000.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 - STOCKHOLDERS' EQUITY (continued)

On December 24, 2009, Julie Carter resigned as sole officer and director of the company and the Company transferred all of the outstanding capital stock of SplitCo to Julie Carter in exchange for the cancellation of 15,250,000 shares of the Company’s common stock that she owned.

On March 19, 2010, the Company granted 350,000 shares of our common stock to Randall Reneau in consideration for his services as the Company's then-Chairman of the Board of Directors.  During the quarter ended September 30, 2010 these shares were issued. Randall Reneau served as Chairman from March 19, 2010 until his resignation on November 9, 2010.

On April 26, 2010, the Company entered into a purchase and royalty agreement whereby the Company purchased a 100% interest in certain 86 unpatented lode mining claims located in Mohave County, Arizona.  The purchase price of these mining claims was $65,000 in cash and 200,000 shares of the Company’s common stock.  The Company valued these common shares at the fair market value on the date of grant at $0.85 per share or $170,000.

The Company executed an investor relations agreement in July 2010 pursuant to which it is required to issue 2,000,000 shares of common stock to the consultant in consideration for certain investor relation services. The Company valued these common shares at the fair market value on the date of grant at $0.46 per share or $920,000. Accordingly, the Company recognized stock based consulting expense of $920,000.

On September 1, 2010, the Company entered into consulting agreements with four consultants whereby the Company agreed to issue an aggregate of 800,000 shares of its common stock (200,000 shares per consultant) in consideration for certain services related to business development, financial management and communications. The Company valued these common shares at the fair market value on the date of grant at $0.60 per share or $480,000. Accordingly, the Company recognized stock based consulting expense of $480,000.

Between October 15, 2010 and December 3, 2010, the Company issued secured convertible promissory notes in the aggregate principal amount of $100,000. In connection with these convertible promissory notes, the Company granted 50,000 shares of the Company’s common stock. The Company valued these common shares at the fair market value on the date of grant of $41,000(see Note 10).

On December 29, 2010 the holder of $50,000 worth of convertible promissory note exercised its right under the note agreement to have the outstanding principal of and accrued interest on such note converted into similar securities offered in the private placement held in December 2010. A convertible promissory note in the aggregate principal amount of $50,000 (plus $416 in accrued interest) converted into 100,833 Units in the private placement on December 29, 2010. Such units include 100,833 shares of the Company’s common stock and five year warrant to purchase 100,833 shares of the Company’s common stock at an exercise price of $0.50 per share. Additionally, the Company recognized additional debt discount of $35,000 from the conversion of $50,000 into similar securities offered in the private placement/qualified financing and such debt discount was amortized in December 2010.

On December 3, 2010, the Company sold an aggregate of 200,000 units for $0.50 per unit pursuant to a private placement for net proceeds of $100,000. In connection with this private placement, the Company issued 200,000 shares of common stock and 200,000 warrants exercisable at a price of $0.50 per share underlying the units. The purchase warrants expire in five years from the date of the warrant. The units were sold to Joshua Bleak, the Company’s President and Daniel Bleak, the Company’s director.

On December 29, 2010, the Company sold in a private placement a total of 4,000,000 units to 2 investors at a purchase price of $0.50 per unit, with each unit consisting of (i) one share of the Company’s common stock per value $0.0001 per share and (ii) a five (5) year warrant to purchase one share of the Company’s common stock at a per share exercise price of $0.50. The Company sold units consisting of an aggregate of 4,000,000 shares of common stock and granted 4,000,000 warrants to investors exercisable at a price of $0.50 per share for net proceeds of $1,701,233. The purchase warrants expire in five years from the date of the warrant. In connection with this private placement, the Company paid in cash private placement commissions of approximately $238,767 and legal fees of $60,000. The placement agent also received 800,000 warrants as compensation for serving as placement agent which are exercisable at a price of $.50 per share and expire in five years from the date of the warrant.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 - STOCKHOLDERS' EQUITY (continued)

Between February 18, 2011 to March 7, 2011, the Company sold in a private placement a total of 31,839,930 units to certain investors at a purchase price of $0.50 per unit, with each unit consisting of (i) one share of the Company’s common stock per value $0.0001 per share and (ii) a five (5) year warrant to purchase one share of the Company’s common stock at a per share exercise price of $0.50. The Company sold units consisting of an aggregate of 31,839,930 shares of common stock and granted 31,839,930 warrants to investors exercisable at a price of $0.50 per share for net proceeds of $14,332,600. The purchase warrants expire in five years from the date of the warrant. In connection with these private placements, the Company paid in cash private placement commissions and broker fees of approximately $1,452,365 and legal fees of $135,000. The placement agent also received 6,367,986 warrants as compensation for serving as placement agent which are exercisable at a price of $.50 per share and expire in five years from the date of the warrant.

As further consideration for the sale of all the Units above, the Company and the Investors entered into a registration rights agreement, pursuant to which the Company has agreed to file a “resale” registration statement with the SEC covering all shares of the Common Stock sold in the Offering and underlying any Warrants, as well as Common Stock underlying the warrants issued to the placement agent(s) within 60 days.  The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days. The Company is obligated to pay to Investors a fee of 1% per month of the Investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 6%, (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC

On March 17, 2011, the Company entered into Membership Interests Sale Agreements with Prospect Uranium Inc., a Nevada corporation and Gordon R. Haworth for the purchase of 51.35549% and 24.32225%, respectively, of the membership interests of Secure Energy LLC, a North Dakota limited liability company. The Company paid $60,000 cash and issued 2,725,000 shares of the Company’s common stock to Prospect and assumed certain obligations and liabilities of Prospect in the approximate amount of $80,000, and issued 975,000 shares of the Company’s common stock to Haworth. Upon closing of this transaction on March 17, 2011, Secure Energy became a majority-owned subsidiary of the Company. The purchase consideration included $60,000 in cash and 3.7 million shares of the Company’s stock valued at the fair market value on the date of grant of $0.80 per share or $2,960,000 thus a total purchase price of $3,020,000.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 - STOCKHOLDERS' EQUITY (continued)

On December 28, 2010, the Company and an affiliated consulting company entered into a 9 month investor and public relations consulting agreement in consideration for a consulting fee of $200,000. In March 2011, this agreement was amended pursuant to which the consulting fee was amended to 600,000 shares of the Company’s common stock and a cash payment of $275,000 from $200,000. On June 14, 2011, the Company appointed to the board of directors of the Company, Jonathan Braun, who is the President of the affiliated consulting company. The Company valued these common shares at the fair market value on the date of grant at $1.24 per share or $744,000. The Company has recognized stock based consulting expense of $248,000 during fiscal year ended March 31, 2011. Additionally, the Company recognized stock based consulting expense of $496,000 in connection with the 600,000 shares during the six months ended September 30, 2011.

On April 8, 2011, the Company entered into a 90 day consulting agreement whereby the Company agreed to issue 750,000 shares of its common stock in consideration for certain services related to investor relations. The Company valued these common shares at the fair market value on the date of grant at $0.59 per share or $442,500.  The Company recognized stock based consulting expense of $442,500 during the six months ended September 30, 2011.

Sagebrush’s Equity Transactions

On September 29, 2011, Sagebrush sold 3,284,396 shares of its newly designated Series C Convertible Preferred Stock and two-year warrants (the “Preferred Warrants”) to purchase 9,853,188 shares of Sagebrush’s Common Stock at an exercise price of $0.60 per share for an aggregate purchase price of $3,284,396. Each share of Sagebrush’s preferred stock is convertible into shares of its common stock at a conversion price of $0.50 per share, subject to adjustment in the event Sagebrush issues common stock or securities convertible into or exercisable for shares of common stock at a price lower than the conversion price then in effect, but not less than $0.30 per share. The Preferred Stock has a stated value of $1.50 per share (the “Stated Value”). In the event of the liquidation, dissolution or winding up of the business of Sagebrush, each share of Preferred Stock shall be entitled to receive, a preferential amount in cash equal to the Stated Value. The Preferred Warrants may be exercised until the second anniversary of issuance at a cash exercise price of $0.60 per share, subject to adjustment. The Preferred Warrants may be exercised on a cashless basis at any time after the original date of issuance. On September 29, 2011, Sagebrush issued 4,429,415 shares of its common stock in connection with the exercise of the 9,853,188 Sagebrush’s Preferred Warrants on a cashless basis.

In accordance with ASC 505 (“Equity - Dividends and Stock Splits”), Sagebrush’s Series C Convertible Preferred Stock was considered to have an embedded beneficial conversion feature (ECF) because the conversion price was less than the fair value of the Company’s common stock. This Series C Convertible Preferred Stock was fully convertible at the issuance date, therefore a portion of proceeds allocated to the Series C Convertible Preferred Stock was determined to be the value of the beneficial conversion feature and was recorded as a deemed dividend. In connection with the initial sales of Sagebrush’s Series C Preferred Stock, the initial estimated fair values allocated to the ECF were $1,172,999 and the fair value allocated to Sagebrush’s warrants of $ 2,111,397 was recorded as a deemed dividend of Sagebrush on September 29, 2011.

The assumptions used valuing Sagebrush’s warrants include:

Risk free interest rate (annual)	0.27%
Expected volatility	112%
Expected life	2 Years
Assumed dividends	none

In September 2011, Sagebrush sold $1,678,000 of its Units pursuant to subscription agreements (the “Subscription Agreements”) for an aggregate sale of 3,356,000 Units (the “Units”), at a purchase price of $0.50 per Unit. Each Unit consists of: (i) one share of Sagebrush’s Common Stock and (ii) a two year warrant to purchase 50% percent of the number of shares of Sagebrush’s Common Stock at an exercise price of $0.60 per share. These warrants may be exercised until the second anniversary of their issuance at a cash exercise price of $0.60 per share, subject to adjustment. These warrants may be exercised on a cashless basis if at any time at 100% of Sagebrush’s closing price for the common stock on the business day immediately prior to the exercise. In September 2011, Sagebrush issued 866,065 shares of its common stock in connection with the exercise of these 1,678,000 warrants on a cashless basis.

For the six months ended September 30, 2011, the Company recorded stock-based compensation expense of $86,083 and stock based consulting expense of $64,375 in connection with Sagebrush’s vested stock options.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 - STOCKHOLDERS' EQUITY (continued)

Common Stock Options

On April 1, 2010, shareholders representing a majority of the voting shares of the Company approved the 2010 Equity Incentive Plan (the “Plan”) and reserved 7,500,000 shares of Common stock for issuance pursuant to awards under the Plan. The Plan is intended as an incentive, to retain in the employ of, and as directors, officers, consultants, advisors and employees of the Company, persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.

On March 19, 2010, the Company granted 750,000 10-year options to purchase shares of common stock at $0.25 per share to a former officer of the Company which was subject to a vesting schedule based on the recipient's continued employment. The 750,000 options were valued on the grant date at $0.15 per option or a total of $112,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.15 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 237% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 3.70%. Such options were forfeited upon termination of employee relationship.

On April 1, 2010, the Company granted an aggregate of 2,350,000 10-year options to purchase shares of common stock at $0.25 per share to three officers and one employee of the Company which are subject to a vesting schedule based on the recipient's continued employment. The 2,350,000 options were valued on the grant date at $0.15 per option or a total of $352,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.15 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 236% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 3.89%.

On October 6, 2010, the Company granted 150,000 10-year options to purchase shares of common stock at $0.25 per share to a director of the Company which is subject to a vesting schedule based on the recipient's continued employment. The 150,000 options were valued on the grant date at $0.77 per option or a total of $115,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.77 per share, volatility of 239% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 2.41%.

For the six months ended September 30, 2011, the Company recorded stock-based compensation expense of $46,800 in connection with the stock options granted to employees above.

On April 1, 2010, the Company granted an aggregate of 1,000,000 10-year options to purchase shares of common stock at $0.25 per share to three consultants which are subject to a vesting schedule based on the recipient's continued service. The 1,000,000 options were valued on the grant date at $0.15 per option or a total of $150,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.15 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 236% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 3.89%.

On October 1, 2010, the Company granted 60,000 10-year options to purchase shares of common stock at $0.25 per share to a consultant which is subject to a vesting schedule based on the recipient's continued service. The 60,000 options were valued on the grant date at $0.75 per option or a total of $45,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.77 per share, volatility of 239% (estimated using volatilities of similar companies), expected term of 10 years, and a risk free interest rate of 2.54%.

For the six months ended September 30, 2011, the Company recorded stock-based consulting expense of $27,000 on options granted to consultants above.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 - STOCKHOLDERS' EQUITY (continued)

On July 22, 2011, the Company’s majority owned subsidiary, Sagebrush, granted 2,248,000 of its stock options and 41,566,999 of its warrants to purchase shares of its common stock pursuant to an asset purchase agreement entered into between the Company, Sagebrush, and Acquisition Sub (see Note 1). Under the terms of the Agreement, Sagebrush purchased from the Company substantially all of its assets, including, but not limited to, 100% of the outstanding shares of common stock of the Company’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) and a majority voting interest in Secure Energy LLC. As part of the purchase consideration, Sagebrush assumed the Company’s 2010 Equity Incentive Plan and all options granted and issued thereunder such that Sagebrush shall deliver to the Company’s option holders, options to purchase an aggregate of such number of shares of Sagebrush’s common stock issuable under Sagebrush’s equity incentive plan which shall be equal to one option to purchase eight shares of Sagebrush’s common stock for every option to purchase 10 shares of the Company’s common stock outstanding with a strike price equal to such amount as is required pursuant to the terms of the outstanding option. The 2,248,000 9-year options to purchase shares of Sagebrush’s common stock at $1.423 per share are subject to a vesting schedule based on the stock option holder's continued employment and services. The assumption of the outstanding stock warrants and stock options of the Company was accounted for under ASC 805-30-30-9 (“Acquirer Share-Based Payment Awards Exchanged for Awards Held by the Acquiree’s Employees) to determine the portion of replacement awards granted by Sagebrush as part of consideration transferred to the Company. The portion of Sagebrush’s replacement option and warrant awards included in the considerations transferred or purchase price amounted to $789,642 and was determined to be an intercompany transaction, thus eliminated at the consolidated basis. Additionally, the Company recognized stock based compensation of $298,780 which represents the portion of Sagebrush’s vested replacement option awards attributable to post-combination services related to the assumption of the stock options of the Company.

During the six months ended September 30, 2011, 375,000 options were forfeited in accordance with the termination of employee and consultant relationships.

A summary of the stock options as of September 30, 2011 and changes during the period are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at beginning of period	3,185,000	$0.25	9.50
Granted	-	-	-
Assumed by Sagebrush (see Note above)	(2,810,000)	0.25	9.17
Exercised	-	-	-
Forfeited	(375,000)	-	-
Balance outstanding at September 30, 2011	-	$-	-

Options vested and exercisable at September 30, 2011	-	$-
Weighted average fair value of options granted during the period		$-

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 - STOCKHOLDERS' EQUITY (continued)

A summary of Sagebrush’s stock options as of September 30, 2011 and changes during the period are presented below:

	Number of Options and Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at beginning of period - Sagebrush	2,850,000	$0.60	9.45
Granted to Sagebrush’s employees	400,000	0.88	9.75
Granted to Continental’s option holders (see Note above)	2,248,000	1.42	9.00
Exercised	-	-	-
Forfeited	(1,100,000)	0.62	8.95
Cancelled	-	-	-
Balance outstanding at September 30, 2011- Sagebrush	4,398,000	$1.05	9.37

Options exercisable at end of period - Sagebrush	-	$-
Options expected to vest - Sagebrush	1,969,067
Weighted average fair value of options granted during the period - Sagebrush		$1.09

Sagebrush’s stock options outstanding at September 30, 2011 as disclosed in the above table have approximately $668,000 intrinsic value at the end of the period.

Common Stock Warrants

In December 2009, in connection with the sale of the Company’s common shares, the Company granted 4,650,000 warrants to investors exercisable at a price of $0.40 per share. The purchase warrants expire in two years from the date of the warrant.

In December 2010, in connection with the sale of the Company’s common shares, the Company granted 4,200,000 warrants to investors exercisable at a price of $0.50 per share. The purchase warrants expire in five years from the date of the warrant. The placement agent also received 800,000 warrants as compensation for serving as placement agent which are exercisable at a price of $.50 per share and expire in five years from the date of the warrant.

On December 29, 2010 the holder of $50,000 worth of convertible promissory note elected to have the outstanding principal of and accrued interest on such note, on a dollar-for-dollar basis, exchanged into the private placement held in December 2010. Convertible promissory note in the aggregate principal amount of $50,000 (plus $416 in accrued interest) converted into 100,833 Units in the private placement on December 29, 2010. Such units include 100,833 shares of the Company’s common stock and a five year warrant to purchase 100,833 shares of the Company’s common stock at an exercise price of $0.50 per share.

Between February 2011 and March 2011, in connection with the sale of the Company’s common shares, the Company granted 31,839,930 warrants to investors exercisable at a price of $0.50 per share. The purchase warrants expire in five years from the date of the warrant. The placement agent also received 6,367,986 warrants as compensation for serving as placement agent which are exercisable at a price of $.50 per share and expire in five years from the date of the warrant.

On February 1, 2011, the Company granted 4,000,000 5-year warrants to purchase shares of common stock at $0.50 per share to an affiliated consulting company in connection with an 11 month consulting agreement. Sagebrush’s Chairman of the Board of Directors is the President of the affiliated consulting company. The 4,000,000 warrants were valued on the grant date at approximately $0.68 per warrant or a total of $2,712,632 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.69 per share, volatility of 206% (estimated using volatilities of similar companies), expected term of 5 years, and a risk free interest rate of 2.02%. The Company has recognized stock based consulting expense of $493,206 during the fiscal year ended March 31, 2011. Additionally, the Company recognized stock based consulting expense of $1,479,618 and prepaid expense of $739,808 during the six months ended September 30, 2011.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 - STOCKHOLDERS’ EQUITY (continued)

On July 22, 2011, the Company’s majority owned subsidiary, Sagebrush, granted 2,248,000 of its stock options and 41,566,999 of its warrants to purchase shares of its common stock pursuant to an asset purchase agreement entered into between the Company, Sagebrush, and Acquisition Sub (see Note 1). Under the terms of the Agreement, Sagebrush purchased from the Company substantially all of its assets, including, but not limited to, 100% of the outstanding shares of common stock of the Company’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) and a majority voting interest in Secure Energy LLC. As part of the purchase consideration, Sagebrush assumed the outstanding warrants to purchase shares of the Company’s common stock such that Sagebrush shall deliver to the holders of the Company’s warrants, warrants to purchase shares of Sagebrush’s common stock which shall be equal to one warrant to purchase eight shares of Sagebrush’s common stock for every warrant to purchase ten shares of the Company’s common stock outstanding at an exercise price equal to such amount as is required pursuant to the terms of the outstanding warrants. The assumption of the Company’s stock warrants was replaced with Sagebrush’s 3,200,000 4.5-year warrants to purchase shares of common stock at $2.835 per share granted to an affiliated company and assignees which are subject to a vesting schedule based on the warrant holder's continued services and Sagebrush’s 38,366,999 (ranging from 5 months to 4.60 years) warrants to purchase shares of common stock at an exercise price of $2.835 which were related to private placement sale of the Company’s common stock. The assumption of the outstanding stock warrants and stock options of the Company was accounted for under ASC 805-30-30-9 (“Acquirer Share-Based Payment Awards Exchanged for Awards Held by the Acquiree’s Employees) to determine the portion of replacement awards granted by Sagebrush as part of consideration transferred to the Company. The portion of Sagebrush’s replacement option and warrant awards included in the considerations transferred or purchase price amounted to $789,642 and was determined to be an intercompany transaction, thus eliminated at the consolidated basis. Additionally, the Company recognized stock based compensation of $1,104,869 which represents the portion of Sagebrush’s vested replacement warrants awards attributable to post-combination services related to the assumption of the stock warrants of the Company.

Out of the warrants to purchase 41,566,999 shares of Sagebrush’s common stock discussed above, currently a total of 2,050,666 4.5-year warrants were granted to an affiliated company, whereby Sagebrush's Chairman of the Board of directors is the President of the affiliated company.

A summary of the status of the Company's outstanding stock warrants as of September 30, 2011 and changes during the period then ended is as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance at beginning of period	51,958,749	$0.49
Granted	-	-
Assumed by Sagebrush (see Note above)	(51,958,749)	0.49
Exercised/Forfeited	-	-
Balance at September 30, 2011	-	$-

Warrants exercisable at September 30, 2011	-	$-
Weighted average fair value of options granted during the six months ended September 30, 2011		$-

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 - STOCKHOLDERS’ EQUITY (continued)

A summary of the status of Sagebrush’s outstanding stock warrants as of September 30, 2011 and changes during the period then ended is as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance at beginning of period - Sagebrush	-	$-
Granted to third parties	11,531,188	0.60
Granted to Continental’s warrant holders (see Note above)	41,566,999	2.84
Exercised	(11,531,188)	0.60
Balance at September 30, 2011 - Sagebrush	41,566,999	$2.84

Warrants exercisable at September 30, 2011 - Sagebrush	41,566,999	$2.84
Weighted average fair value of options granted during the six months ended September 30, 2011 - Sagebrush		$1.06

NOTE 13 – RELATED PARTY TRANSACTIONS

On December 3, 2010, the Company sold an aggregate of 200,000 units for $0.50 per unit pursuant to a private placement for net proceeds of $100,000 to Joshua Bleak, the Company’s President and Daniel Bleak, the Company’s director. In connection with this private placement, the Company issued 200,000 shares of common stock and 200,000 warrants exercisable at a price of $0.50 per share underlying the units.

During the six months ended September 30, 2011, the Company paid rent on a facility lease by an affiliated company for which our CEO/director, is the President. In April 2010, the Company entered into a month to month lease agreement whereby the rent for this office space is $1,500 per month.  In June 2010, the rent was increased to $2,500 per month due to the lease of additional space.

On April 26, 2010, the Company entered into a purchase and royalty agreement with an affiliated company for which our Director, Daniel Bleak is the President. The Company purchased a 100% interest in certain 86 unpatented lode mining claims located in Mohave County, Arizona.  The purchase price of these mining claims was $65,000 in cash and 200,000 shares of the Company’s common stock valued on the date of grant at $0.85 per share or $170,000. The Company will pay a 3% net smelter returns royalty on all uranium sales. The Company shall have the right to reduce the royalty from 3% to 0% by paying the aggregate sum of $1,500,000 ($500,000 for each 1%).

On December 28, 2010, the Company and an affiliated consulting company entered into a 9 month investor and public relations consulting agreement in consideration for a consulting fee of $200,000. In March 2011, this agreement was amended pursuant to which the consulting fee was amended to 600,000 shares of the Company’s common stock valued on the date of grant at $1.24 per share or $744,000 and a cash payment of $275,000 from $200,000. On June 14, 2011, the Company appointed to the board of directors of the Company, Jonathan Braun, who is the President of the affiliated consulting company.

For the six months ended September 30, 2011, the Company incurred $15,000 in accounting fees to a director of the Company, Bill Allred, which has been included in professional and consulting expenses on the accompanying consolidated statement of operations.

For the six months ended September 30, 2011, the Company incurred $30,000 in consulting fees to a director of the Company, Danny Bleak, which has been included in professional and consulting expenses on the accompanying consolidated statement of operations.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 13 – RELATED PARTY TRANSACTIONS (continued)

On February 1, 2011, the Company granted 4,000,000 5-year warrants to purchase shares of common stock at $0.50 per share to an affiliated consulting company in connection with an 11 month consulting agreement. Sagebrush’s Chairman of the Board of Directors is the President of the affiliated consulting company.

On March 1, 2011, in connection with a consulting agreement, the Company agreed to issue 4,000,000 10-year options to purchase shares of common stock to an affiliated company for which our Director, Daniel Bleak is the President, and advance $50,000 in cash based on the consulting agreement. On March 31, 2011, the Company entered into a termination agreement, whereby both parties agreed, that the Company has no obligation to pay any portion of the consulting fee of $50,000 and 4,000,000 options and that immediately upon execution of this termination agreement, the affiliated company shall return the advance of $50,000 to the Company. The advance was collected in August 2011.

 On February 1, 2011, Sagebrush raised $750,000 in consideration for the issuance of convertible promissory notes from various investors, including $100,000 from Sagebrush’s Chairman of the Board of Directors. The convertible promissory notes bear interest at 5% per annum and are convertible into shares of Sagebrush’s common stock at a fixed rate of $1.00 per share. The convertible promissory notes are due on February 1, 2012 (see Note 8).

In February 2011, Sagebrush, Empire and Sagebrush’s wholly-owned subsidiary, EXCX Funding Corp. (collectively the “Borrowers”), entered into a credit facility agreement (the “Credit Facility Agreement”) with two lenders, whereby one of the lenders is Sagebrush’s Chairman of the Board of Directors. Sagebrush’s Chairman funded $2,250,000 under this Credit Facility Agreement (see Note 9).

On July 18, 2011, Sagebrush borrowed $2,000,000 and issued the Company an unsecured 6% promissory note.  The note matures six months from the date of issuance. Such amount is considered an intercompany transaction and thus eliminated at consolidated basis.

Sagebrush’s chairman of the board of directors, Barry Honig, holds 2,685,000 shares of the Company directly or indirectly.  In addition to 2,685,000 shares held directly, certain entities under Mr. Honig’s control and family members, including trusts for the benefit of Mr. Honig's minor children, currently owns 4,228,833 shares of the Company.  Accordingly, as the largest shareholder of the Company,  Mr. Honig may be deemed to be in control of the Company and accordingly there may exist certain conflicts of interest as a result.  On November 15, 2011, Mr. Honig filed a Schedule 13D with the Securities and Exchange Commission, as amended on November 17, 2011, voluntarily disclosing his positions. Furthermore, in connection with the asset purchase agreement with Sagebrush, Sagebrush assumed all of the outstanding warrants of the Company.  Accordingly, entities controlled by Mr. Honig that previously held warrants to purchase 2,563,333 of the Company’s common stock were granted the right to received 4.5-year-warrants to purchase an aggregate of 2,050,666 shares of Sagebrush's common stock at $2.835 per share upon.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Uranium Lease Agreements

In connection with the execution of the Membership Interests Sale Agreements of Secure Energy LLC, the Company acquired the following Uranium lease agreements:

1)	Slope County, North Dakota, Lease 1 and 2

On June 28, 2007, the Company’s majority owned subsidiary, Secure Energy, LLC, signed a 20 year mining lease to develop and operate 472.8 acres of uranium mining properties in the Slope County, North Dakota. The Company prepaid the annual payment of $10 per net acre for eight years amounting to $36,717 at the date of signing. The Company will pay a production royalty of $0.75 per pound of all uranium sales.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 14 – COMMITMENTS AND CONTINGENCIES (continued)

2)	Slope County, North Dakota, Lease 3

On November 23, 2007, the Company’s majority owned subsidiary, Secure Energy, LLC signed a 10 year mining lease, with right to extend an additional 10 years to develop and operate 554.24 acres of uranium mining properties in the Slope County, North Dakota. The Company prepaid the annual payment of $10 per net acre for ten years amounting to $53,775 at the date of signing. The Company will pay a production royalty of $0.75 per pound of all uranium sales or 5% of net proceeds from the sale of uranium bearing ores.

Such agreement was assumed by Sagebrush in connection with the asset purchase agreement dated July 22, 2011.

Royalty agreements – Absaroka Stone LLC

On April 26, 2010, the Company entered into a purchase and royalty agreement with an affiliated company for which our Director, Daniel Bleak is the President. The Company purchased a 100% interest in certain 86 unpatented lode mining claims located in Mohave County, Arizona.  The purchase price of these mining claims was $65,000 in cash and 200,000 shares of the Company’s common stock. The Company will pay a 3% net smelter returns royalty on all uranium sales. The Company shall have the right to reduce the royalty from 3% to 0% by paying the aggregate sum of $1,500,000 ($500,000 for each 1%).

On May 27, 2011, the Company entered into purchase and sale agreement (the “Agreement”) with Absaroka Stone LLC (“Absaroka”) pursuant to which the Company agreed to purchase certain unpatented mining claims commonly known as the “Uinta County (Carnotite) Uranium Prospect” located in the Uinta County of Wyoming (the “Property” and the transaction, the “Mining Purchase”).  Pursuant to the terms of the Agreement, Absaroka agreed not to stake for its own account any additional mining claims within a fifteen mile radius of the Property.  Any additional mining claims to be located within the fifteen (15) mile radius of the Property (the “Claim Body”) shall be located, staked and filed by the Company, at the Company’s expense and held in the Company’s name.  In consideration for the purchase of the Property, the Company paid Absaroka $15,000 upon execution of the Agreement.  Additionally, the Company agreed to spend a minimum of $200,000 relating to location, maintenance, exploration, development or equipping any one or more of the mining claims that comprise the Claim Body for commercial production within 24 months from the date of the Agreement.  If the Company fails to incur a minimum of $200,000 in expenses related to the foregoing within 24 months, the Company shall pay an aggregate sum of $50,000 to Absaroka. Pursuant to the terms of the Agreement, the Company agrees to pay a 1% gross royalty (the “Royalty Payment”) to Absaroka on any revenues derived from the sale of all uranium-vanadium, gold, silver, copper and rare earth ores or concentrates produced from the Claim Body, up to an aggregate of $1,000,000.  The Company has the option to eliminate the obligation of the Royalty Payment by paying Absaroka an aggregate payment of $1,000,000. Such agreement was assumed by Sagebrush in connection with the asset purchase agreement dated July 22, 2011.

Royalty Agreement – F.R.O.G. Consulting LLC

On May 24, 2011, Sagebrush, through its subsidiary, Arttor Gold, entered into two lease agreements with F.R.O.G. Consulting, LLC, an affiliate of one of the former members of Arttor Gold, for the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect.  The leases grant the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten (10) years and may be renewed in ten (10) year increments.  The terms of the Leases may not exceed ninety-nine (99) years.  Sagebrush may terminate these leases at any time.

Sagebrush is required under the terms of our property lease to make annual lease payments. Sagebrush is also required to make annual claim maintenance payments to Federal Bureau of Land Management and to the county in which its property is located in order to maintain its rights to explore and, if warranted, to develop its property. If Sagebrush fails to meet these obligations, it will lose the right to explore for gold on its property.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 14 – COMMITMENTS AND CONTINGENCIES (continued)

Until production is achieved, Sagebrush’s lease payments (deemed “advance minimum royalties”) consist of an initial payment of $5,000 upon signing of each lease, followed by annual payments according to the following schedule for each lease:

Due Date of Advance Minimum Royalty Payment	Amount of Advance Minimum Royalty Payment
1st Anniversary	$15,000
2nd Anniversary	$35,000
3rd Anniversary	$45,000
4th Anniversary	$80,000
5th Anniversary and annually thereafter during the term of the lease	The greater of $100,000 or the U.S. dollar equivalent of 90 ounces of gold

In the event that Sagebrush produces gold or other minerals from these leases, Sagebrush’s lease payments will be the greater of (i) the advance minimum royalty payments according to the table above, or (ii) a production royalty equal to 3% of the gross sales price of any gold, silver, platinum or palladium that we recover and 1% of the gross sales price of any other minerals that Sagebrush recovers. Sagebrush has the right to buy down the production royalties on gold, silver, platinum and palladium by payment of $2,000,000 for the first one percent (1%). All advance minimum royalty payments constitute prepayment of production royalties to FROG, on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceed the dollar amount of the advance minimum royalty payments due within that year, Sagebrush may credit all uncredited advance minimum royalty payments made in previous years against fifty percent (50%) of the production royalties due within that year. The Leases also requires the Company to spend a total of $100,000 on work expenditures on each property for the period from lease signing until December 31, 2012 and $200,000 on work expenditures on each property per year in 2013 and annually thereafter.

Sagebrush is required to make annual claim maintenance payments to the Bureau of Land Management and to the counties in which its property is located. If Sagebrush fails to make these payments, it will lose its rights to the property. As of the date of this Report, the annual maintenance payments are approximately $151 per claim, consisting of payments to the Bureau of Land Management and to the counties in which the Company’s properties are located. Sagebrush’s property consists of an aggregate of 305 lode claims. The aggregate annual claim maintenance costs are currently approximately $46,000.

On July 15, 2011, Sagebrush (the “Lessee”) entered into amended and restated lease agreements for the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect by and among Arthur Leger (the “Lessor”) and F.R.O.G. Consulting, LLC (the “Payment Agent”) (collectively the “Parties”) in order to carry out the original intentions of the Parties and to correct the omissions and errors in the original lease, dated May 24, 2011. In the original lease, the Parties intended to identify Arthur Leger as the owner and lessor of the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect and to designate the Payment Agent as the entity responsible for collecting and receiving all payments on behalf of Lessor. Lessor is the sole member of the Payment Agent and owns 100% of the outstanding membership interests of the Payment Agent. All other terms and conditions of the original lease remain in full force and effect.  Lessor is the Chief Geologist of Arttor Gold.

Agreement and Release

Following the consummation of the asset purchase agreement with the Company, certain holders of the Company’s warrants that were received in connection with the private placement of the Company’s securities asserted certain rights against Sagebrush under Section 5(f) of the Company’s warrants  issued in the 2011 private placement (the “Put Right”), which the Company disputed. On October 3, 2011, the Company, Sagebrush and each of the holders of the Company’s warrants that exercised their Put Right, entered into an Agreement and Release (the “Release”) in which Sagebrush agreed to issue to such holder 2 shares of Sagebrush’s common stock (the “Additional Stock”) for every $1.00 invested in the Company’s 2011 private placement in exchange for cancellation of the Company’s warrants and waiver of ratchet anti-dilution protection from future offerings.  A total of 5,350,000 Sagebrush’s shares were issued and a total of 4,280,000 stock warrants to purchase shares of Sagebrush’s common stock (equivalent to warrants to purchase 5,350,000 of the Company’s common stock) were cancelled in connection with the settlement of the Put Rights. During the six months ended September 30, 2011, the Company recorded accrued liabilities of $4,761,500 and a corresponding settlement expense as reflected in the accompanying consolidated statements of operations. Such amount was based on the fair market value of Sagebrush’s common stock on October 3, 2011, the date of release.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 14 – COMMITMENTS AND CONTINGENCIES (continued)

Litigation

On January 24, 2011, Shannon Briggs filed suit against Gregory D. Cohen, Sheldon Finkel, Barry Honig, The Empire Sports & Entertainment Co., and Sagebrush (formerly “The Empire Sports & Entertainment Holdings Co.”) in the Supreme Court (the “Court”) of the State of New York, County of New York (Case No. 100 938/11). The plaintiff was a heavyweight boxer who had entered into a promotional agreement which had been assigned to The Empire Sports & Entertainment Co.  The plaintiff brought the suit against the defendants asserting professional boxing and non-professional boxing related claims for breach of fiduciary duties, unjust enrichment, conversion and breach of contract. The suit did not specify the amount of damages being sought. The basis of the plaintiff’s claims stem primarily on his allegation that Sagebrush failed to pay Briggs’ purse for his heavyweight title fight in Germany in October 2010, and that Briggs’ ownership interest in a New Jersey limited liability company named Golden Empire LLC was wrongly diluted by the actions of Sagebrush.  The Company disputes the plaintiff’s allegations.  On February 10, 2010, Sagebrush filed a motion to compel arbitration of the plaintiff’s professional boxing related claims and to dismiss the plaintiff’s non-professional boxing related claims.  On May 4, 2011, the Court entered an order compelling arbitration of the plaintiff’s professional boxing claims against Empire and stayed the action against all other defendants, pending the conclusion of such arbitration.  This stay included a stay of all of the plaintiff’s Non-Boxing Claims against all of the defendants. On May 6, 2011, Briggs filed a motion for leave to reargue before the Court, which requested that the Court reconsider its decision compelling arbitration.  Sagebrush filed papers with the Court opposing the motion for reargument.  On June 23, 2011, the Court entered an order denying Brigg’s motion for reargument.  On October 26, 2011, an arbitration proceeding was commenced.

On August 24, 2011, AQR Opportunistic Premium Offshore Fund, L.P. (“AQR Offshore”) filed a complaint against Sagebrush in the United States District Court for the Southern District of New York (Case No. 11CIV5933). The plaintiff sought to enforce it rights under a warrant to purchase shares of common stock (the “Warrant”) of the Company. On July 22, 2011, Sagebrush acquired all of the assets of the Company through its wholly owned subsidiary Continental Resources Acquisition Sub, Inc. and assumed all of the Company’s obligation under the Warrant in connection with the asset purchase agreement. The plaintiff alleged that the Company breached certain of its obligations under Section 5(f) of the Warrant by refusing to purchase the warrant for the Black Scholes value thereof. The plaintiff sued for damages of approximately $128,000 plus attorneys’ fees and costs. On September 23, 2011, Sagebrush entered into a mutual release agreement (the “Release Agreement”) with the Company, AQR Offshore, CNH Diversified Opportunities Master Account, L.P. (“CNH”), AQR Funds-AQR Diversified Arbitrage Fund (“AQR Diversified”) and Advanced Series Trust, acting solely on behalf of AST Academic Strategies Asset Allocation Portfolio (“AST” and, together with AQR Offshore, CNH and AQR Diversified, the “Claimants”).

The Release Agreement provides that the Company and Sagebrush, on the one hand, and the Claimants, on the other hand, release each other from all claims, actions, and damages they may have against each other for any reason relating to the Company, Sagebrush, the Claimants or any of their respective subsidiaries arising from the beginning of the world to the date and time of the Release Agreement. Simultaneously with the execution of the Release Agreement, AQR Offshore delivered to counsel for Sagebrush a Stipulation of Dismissal, executed by counsel for the Claimants, dismissing its complaint, and filed the Stipulation of Dismissal with the court.

CONTINENTAL RESOURCES GROUP, INC. AND SUBSIDIARY
(FORMERLY AMERCAN ENERGY FIELDS, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 15 – SUBSEQUENT EVENTS

In connection with the Agreement and release dated October 3, 2011, a total of 5,350,000 Sagebrush’s shares were issued and a total of 4,280,000 warrants to purchase shares of Sagebrush’s common stock (equivalent to warrant to purchase 5,350,000 shares of the Company’s common stock) were cancelled in connection with the settlement of the Put Rights (see Note 12).

On October 26, 2011, Sagebrush sold $40,000 of its Units to an accredited investor pursuant to a subscription agreement (the “Subscription Agreements”) for an aggregate sale of 80,000 Units (the “Units”), at a purchase price of $0.50 per Unit (the “Unit Sale”).  Each Unit consists of: (i) one share of Sagebrush’s Common Stock and (ii) a two year warrant to purchase 50% percent of the number of shares of Sagebrush’s Common Stock at an exercise price of $0.60 per share (the “Warrants”).  The Warrants may be exercised until the second anniversary of their date of issuance.  The Warrants may be exercised on a cashless basis at any time at 100% of the closing price for the Common Stock on the business day immediately prior to the exercise. Sagebrush has agreed to file a “resale” registration statement with the SEC covering all shares of Sagebrush’s Common Stock and shares underlying the Warrants within 60 days of the final closing date of the sale of any Units (the “Filing Date”) and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. Sagebrush has agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days of the final closing on the sale of Units (the “Effectiveness Date”).   Sagebrush is obligated to pay a fee of 1% per month in cash for every thirty day period up to a maximum of 6%, (i) that the registration statement has not been filed after the Filing Date, and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that Sagebrush shall not be obligated to pay any such liquidated damages Sagebrush is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided Sagebrush registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

On September 14, 2011, Sagebrush sold $1,715,604 of its 9% secured promissory note (the “Note”) (see Note 8).  Pursuant to the terms of the Note, Sagebrush is required to prepay the principal amount of the Note in full upon the occurrence of a Qualified Financing, which is defined in the Note as the closing of an equity investment in Sagebrush’s capital stock (or any equity-linked financing) in which the Company receives from one or more investors, net proceeds of at least $1,715,604 (not including any outstanding debt conversion or investments made by the note holder).  The Company has determined that the sale of Sagebrush’s Units that occurred between September 2011 and October 2011, in the aggregate, constitutes a “Qualified Financing” under the terms of the Note and accordingly, the Company is required to prepay the outstanding principal value of the Note.  On October 31, 2011, Sagebrush and the holder of the Note entered into a Waiver Agreement pursuant to which Sagebrush and the holder agreed that Sagebrush would prepay $700,000 principal of the Note and would waive (i) prepayment of the balance of the principal of the Note and (ii) any default under the Note arising solely from the Company’s partial prepayment of the Note upon the occurrence of the Qualified Financing.

On October 4, 2011, a note holder of the 5% convertible promissory note converted principal balance of $150,000 and accrued interest of $5,055 into shares of Sagebrush’s common stock. Sagebrush issued 155,055 shares in connection with the conversion of this convertible promissory note. The fair value of Sagebrush’s shares issued amounted to $1.00 per share.

On October 31, 2011, Sagebrush entered into amendment agreements (the “Amendments”) with holders of Sagebrush’s outstanding 5% convertible promissory notes dated as of February 1, 2011 in the aggregate principal amount of $600,000 (the “Convertible Notes”) (see Note 8).  Pursuant to the Amendments, the Fixed Conversion Price (as defined in the Convertible Notes) was adjusted from $1.00 to $0.65. On November 1, 2011, 5 convertible note holders, including Sagebrush’s Chairman Barry Honig, have converted their outstanding notes to Sagebrush’s common stock at a conversion price of $0.65 per share.  In total, $600,000 of notes was converted, plus accrued interest of $22,500, with Sagebrush issuing 957,692 shares in exchange.  On October 16, 2011, in connection with these Amendments, Sagebrush granted a certain note holder that converted its principal balance into 155,055 shares of Sagebrush on October 4, 2011 (see above), the benefit of these amendments whereby the conversion price was adjusted to $0.65. Consequently, Sagebrush issued an additional 83,491 shares of Sagebrush’s common stock to such note holder.